Published Deal CUSIP: 29980TAG4
Published Revolving Tranche 1 CUSIP: 29980TAH2
Published Revolving Tranche 2 CUSIP: 29980TAJ8

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

EVEREST RE GROUP, LTD.,
EVEREST REINSURANCE (BERMUDA), LTD., and
EVEREST INTERNATIONAL REINSURANCE, LTD.,
and the other Subsidiary Borrowers party hereto,
as Borrowers,

THE LENDERS NAMED HEREIN,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

and

CITIBANK, N.A.,
HSBC BANK USA, N.A., and
BARCLAYS BANK PLC,
as Co-Syndication Agents

$800,000,000 Senior Credit Facilities

Joint Lead Arrangers and Joint Bookrunners:

WELLS FARGO SECURITIES, LLC,
CITIGROUP GLOBAL MARKETS INC.,
HSBC SECURITIES (USA) INC., and
BARCLAYS BANK PLC

Dated as of May 26, 2016

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TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
1.1	Defined Terms	1
1.2	Accounting Terms	24
1.3	Other Terms; Construction	24
1.4	Exchange Rates; Currency Equivalents	25

ARTICLE II

AMOUNT AND TERMS OF THE CREDIT

2.1	Commitments	25
2.2	Borrowings	26
2.3	Disbursements; Funding Reliance; Domicile of Loans	27
2.4	Notes	28
2.5	Termination and Reduction of Commitments	28
2.6	Mandatory Payments and Prepayments	29
2.7	Voluntary Prepayments	30
2.8	Interest	30
2.9	Fees	32
2.10	Interest Periods	33
2.11	Conversions and Continuations	34
2.12	Method of Payments; Computations	35
2.13	Recovery of Payments	36
2.14	Use of Proceeds	37
2.15	Pro Rata Treatment	37
2.16	Increased Costs; Change in Circumstances; Illegality; Etc.	38
2.17	Taxes	41
2.18	Compensation	44
2.19	Replacement of Lenders4	45
2.20	Increase in Commitments	45
2.21	Extension of Tranche 1 Maturity Date and Tranche 2 Maturity Date	47
2.22	Defaulting Lenders	50

ARTICLE III

LETTERS OF CREDIT

3.1	Issuance of Tranche 1 Letters of Credit	54
3.2	Issuance of Tranche 2 Letters of Credit	55
3.3	Syndicated Letters of Credit	57

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3.4	Participated Letters of Credit	59
3.5	Reports to Administrative Agent	61
3.6	Obligations Absolute	61
3.7	No Liability of the Fronting Lender or L/C Agent	62
3.8	Secured Tranche 1 Letters of Credit	63
3.9	Existing Letters of Credit	64
3.10	Cash Collateral Account	64
3.11	The Fronting Lenders and L/C Agent	65
3.12	Effectiveness	65

ARTICLE IV

CONDITIONS PRECEDENT

4.1	Conditions Precedent to the Restatement Effective Date	65
4.2	Conditions Precedent to All Loans and Letters of Credit	68

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1	Corporate Organization and Power	69
5.2	Authorization; Enforceability	69
5.3	No Violation	69
5.4	Governmental and Third-Party Authorization; Permits	70
5.5	Litigation	70
5.6	Taxes	70
5.7	Subsidiaries	71
5.8	Full Disclosure	71
5.9	Margin Regulations	71
5.10	No Material Adverse Effect	71
5.11	Financial Matters	71
5.12	ERISA	72
5.13	Environmental Matters	72
5.14	Compliance With Laws	73
5.15	Regulated Industries	73
5.16	Insurance	73
5.17	OFAC; PATRIOT Act	74
5.18	Security Documents	74

ARTICLE VI

AFFIRMATIVE COVENANTS

6.1	GAAP Financial Statements	74
6.2	Statutory Financial Statements	75
6.3	Other Business and Financial Information	76

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6.4	Corporate Existence; Franchises; Maintenance of Properties	78
6.5	Compliance with Laws	78
6.6	Payment of Obligations	78
6.7	Insurance	79
6.8	Maintenance of Books and Records; Inspection	79
6.9	Public/Private Information	79
6.10	Compliance with Anti-Corruption Laws and Sanctions	79
6.11	Collateral	80
6.12	Further Assurances	80

ARTICLE VII

FINANCIAL COVENANTS

7.1	Maximum Consolidated Indebtedness to Total Capitalization	81
7.2	Consolidated Net Worth	81
7.3	Financial Strength Ratings	81

ARTICLE VIII

NEGATIVE COVENANTS

8.1	Fundamental Changes	81
8.2	Indebtedness	82
8.3	Liens	82
8.4	Disposition of Assets	85
8.5	Transactions with Affiliates	85
8.6	Restricted Payments	85
8.7	Lines of Business	86
8.8	Fiscal Year	86
8.9	Accounting Changes	86
8.10	Limitations on Certain Restrictions	86
8.11	Collateral	87
8.12	Private Act	87

ARTICLE IX

EVENTS OF DEFAULT

9.1	Events of Default	88
9.2	Remedies; Termination of Commitments, Acceleration, Etc	90
9.3	Remedies; Set Off	91

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1	Appointment	92

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10.2	Nature of Duties	92
10.3	Exculpatory Provisions	93
10.4	Reliance by Administrative Agent	93
10.5	Non-Reliance on Administrative Agent and Other Lenders	94
10.6	Notice of Default	94
10.7	The Administrative Agent in its Individual Capacity	95
10.8	Successor Agent	95
10.9	Collateral and Guaranty Matters	95
10.10	Fronting Lender and L/C Agent	96
10.11	No Other Duties, Etc	96

ARTICLE XI

MISCELLANEOUS
11.1	Fees and Expenses	96
11.2	Indemnification	97
11.3	Governing Law; Consent to Jurisdiction	98
11.4	Waiver of Trial by Jury	99
11.5	Notices	99
11.6	Amendments, Waivers, Etc	101
11.7	Assignments, Participations	103
11.8	No Waiver	106
11.9	Successors and Assigns	106
11.10	Survival	106
11.11	Severability	107
11.12	Construction	107
11.13	Confidentiality	107
11.14	Counterparts; Effectiveness	108
11.15	Disclosure of Information	108
11.16	Nonreliance	108
11.17	Entire Agreement	108
11.18	PATRIOT Act Notice	108
11.19	Addition and Termination of Borrowers	109
11.20	Judgment Currency	109
11.21	Effectiveness of the Amendment and Restatement; Existing Credit Agreement	109
11.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	110

ARTICLE XII

THE GUARANTY
12.1	The Guaranty	110
12.2	Guaranty Unconditional	111
12.3	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances	112
12.4	Waiver by Everest Group	112
12.5	Subrogation	112

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12.6	Stay of Acceleration	113
12.7	Continuing Guaranty; Assignments	113

EXHIBITS

Exhibit A	Form of Note
Exhibit B 1	Form of Notice of Borrowing
Exhibit B 2	Form of Notice of Conversion/Continuation
Exhibit B-3	Form of Syndicated Letter of Credit Notice
Exhibit B-4	Form of Participated Letter of Credit Notice
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	[Reserved]
Exhibit F	Form of Collateral Value Report
Exhibit G	Form of Joinder Agreement
Exhibit H	Form of Assumption Agreement

SCHEDULES

Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 1.1(b)	Collateral Value
Schedule 5.7	Subsidiaries
Schedule 8.3	Liens

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                        THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 26, 2016, is made among EVEREST RE GROUP, LTD., a company incorporated and existing under the laws of Bermuda ("Everest Group"), EVEREST REINSURANCE (BERMUDA), LTD., a company incorporated and existing under the laws of Bermuda ("Everest Bermuda"), EVEREST INTERNATIONAL REINSURANCE, LTD., a company incorporated and existing under the laws of Bermuda ("Everest International", and collectively with Everest Group, Everest Bermuda and any other Person that joins this Agreement upon the terms and conditions set forth in Section 11.19, the "Borrowers"), the Lenders (as hereinafter defined) and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as administrative agent for the Lenders, and CITIBANK, N.A., HSBC BANK USA, N.A., and BARCLAYS BANK PLC, as Co-Syndication Agents for the Lenders.

RECITALS

                                                  The Borrowers, certain other lenders, and Wells Fargo as administrative agent, are parties to a certain Second Amended and Restated Credit Agreement, dated as of June 22, 2012 (the "Existing Credit Agreement").

                                                  The parties hereto have agreed to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein, it being the intention of the Borrowers, the Lenders and the Administrative Agent that this Third Amended and Restated Credit Agreement and the Credit Documents executed in connection herewith shall not effect the novation of the obligations of the Borrowers thereunder but be merely a restatement and, where applicable, an amendment of and substitution for the terms governing such obligations hereafter.

                                                  The Lenders are willing to make available to the Borrowers the credit facilities provided for herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

                         NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

                                                  1.1            Defined Terms.  For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

                                                "Account Control Agreements" means, collectively, each control agreement among a Custodian, the Administrative Agent and (respectively) each of the Borrowers, each in form and substance reasonably satisfactory to the Administrative Agent.

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                                                   "Account Designation Letter" means a letter from any Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of such Borrower and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which such Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

                                                  "Additional Commitment" has the meaning given to such term in Section 2.20(d).

                                                   "Additional Lenders" has the meaning given to such term in Section 2.20(b).

                                                   "Additional Tranche 1 Lender" has the meaning given to such term in Section 2.20(a).

                                                   "Additional Tranche 2 Lender" has the meaning given to such term in Section 2.20(b).

                                                   "Adjusted Base Rate" means, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Percentage for Base Rate Loans as in effect at such time.

                                                   "Adjusted LIBOR Rate" means, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.

                                                   "Administrative Agent" means Wells Fargo, in its capacity as Administrative Agent appointed under Article X.

                                                   "Administrative Questionnaire" means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and returned to the Administrative Agent duly completed by such Lender.

                                                   "Affiliate" means, as to any Person, each other Person (whether or not existing as of the date hereof) that directly or indirectly, through one or more intermediaries, owns or controls, or is owned by, is controlled by or under common control with, such Person or is a director or officer of such Person.  For purposes of this definition, with respect to any Person, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                                                  "Agreement" means this Third Amended and Restated Credit Agreement.

                                                   "Annual Statement" means, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

                                                  "Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery

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or corruption, including the PATRIOT Act, the United States Foreign Corrupt Practices Act of 1977, and the United Kingdom Bribery Act of 2010, and the rules and regulations thereunder.

                                                  "Applicable Percentage" means, at any time from and after the Restatement Effective Date, the applicable percentage (i) to be added to the LIBOR Rate for purposes of determining the Adjusted LIBOR Rate, (ii) to be added to the Base Rate for purposes of determining the Adjusted Base Rate, (iii) to be used in calculating the commitment fees payable pursuant to Section 2.9(b) and 2.9(e), and (iv) to be used in calculating the letter of credit fee payable pursuant to Section 2.9(c) and 2.9(f), in each case as determined under the following matrix with reference to Everest Group's non-credit enhanced long-term senior unsecured debt rating (the "Debt Rating") by Moody's or Standard & Poor's (in each case based upon the higher of the two ratings):

Pricing Level	Standard & Poor's/Moody's Rating	Interest Margin for Base Rate Loans	Interest Margin for LIBOR Loans; Unsecured Letter of Credit Fee	Secured Letter of Credit Fee	Tranche 1 Commitment Fee	Tranche 2 Commitment Fee
I	A+/A1 or above	0.000%	0.875%	0.45%	0.100%	0.125%
II	A/A2	0.000%	1.000%	0.45%	0.125%	0.125%
III	A-/A3	0.125%	1.125%	0.45%	0.150%	0.125%
IV	BBB+/Baa1	0.375%	1.375%	0.45%	0.175%	0.125%
V	BBB/Baa2 or below	0.625%	1.625%	0.45%	0.250%	0.125%

                                                  Notwithstanding anything set forth herein to the contrary, (i) if at any time the difference between the Debt Ratings by Moody's and Standard & Poor's is more than one rating grade, then for purposes of determining the applicable pricing level (the "Pricing Level") set forth above, the rating one level below the higher rating will apply, and (ii) if either Moody's or Standard & Poor's shall not have in effect a Debt Rating, then for purposes of determining the Pricing Level set forth above, the Pricing Level shall be based upon the Debt Rating of Moody's or Standard & Poor's (whichever is then in effect).

                                                  On each Adjustment Date (as hereinafter defined), the Applicable Percentage for all Loans and the commitment fees and letter of credit fees payable pursuant to Sections 2.9(b), 2.9(c), 2.9(e) and 2.9(f) shall be adjusted effective as of such date in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time (i) an Event of Default described in Section 9.1(a) shall have occurred and be continuing, or (ii) both Moody's and Standard & Poor's shall not have in effect a Debt Rating, then, at all such times, the Pricing Level and each Applicable Percentage shall be determined in accordance with Level V of the above matrix (notwithstanding the actual level).  For purposes of this definition, "Adjustment Date" means the date on which either Moody's or Standard & Poor's publicly announces any change in its Debt Rating.
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                 "Arrangers" means Wells Fargo Securities, LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Barclays Bank PLC

                                                  "Assignee" has the meaning given to such term in Section 11.7(a).

                 "Assignment and Assumption" means an Assignment and Assumption entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrowers (to the extent required to be so accepted pursuant to Section 11.7), in substantially the form of Exhibit D.

                 "Assumption Agreement" means an assumption agreement in substantially the form of Exhibit H.

                 "Authorized Officer" means, with respect to any action specified herein to be taken by or on behalf of any Borrower, any officer of such Borrower duly authorized by resolution of the board of directors of such Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Borrower.

                 "Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

                 "Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

                 "Bankruptcy Code" means 11 U.S.C. §§ 101 et seq.

                 "Base Rate" means the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate as published by the Federal Reserve Bank of New York plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, and (iii) the LIBOR Rate for an Interest Period of one month ("One-Month LIBOR") plus 1.0% per annum (for the avoidance of doubt, the One-Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on such day).

                 "Base Rate Loan" means, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

                 "Borrowers" has the meaning given to such term in the introductory paragraph hereof.

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                 "Borrowing" means the incurrence by a Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

                 "Borrowing Date" means, with respect to any Borrowing, the date upon which such Borrowing is made.

                 "Business Day" means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to be closed, (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in the London interbank Eurodollar market and (iii) when used in connection with a Participated Letter of Credit denominated in Canadian dollars, such day is also a day on which banks are open for dealings in deposits in Canadian dollars in both Toronto and Montreal.

                 "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

                 "Cash Collateral Account" has the meaning given to such term in Section 3.10.

                 "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any Fronting Lender and the Lenders, as collateral for the Letter of Credit Exposure or obligations of Lenders to fund participations in respect of Letter of Credit Exposure, cash or deposit account balances or, if the Administrative Agent and the applicable Fronting Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Fronting Lender.  "Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

                 "Cash Equivalents" means (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A 1 or the equivalent thereof by Standard & Poor's or at least P 1 or the equivalent thereof by Moody's, (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, (iv) repurchase obligations with a term not exceeding seven days with respect to underlying securities of the types described in clause (i)

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above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clauses (i) through (iv) above.

                 "Change in Law" means the occurrence, after the Restatement Effective Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

                 "Collateral" means all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged by the Borrowers as direct or indirect security for the Secured Obligations pursuant to any one or more of the Security Documents.

                 "Collateral Value" means, with respect to each Borrower as of any Business Day as of which it is being calculated, (i) for each category of Eligible Collateral set forth on Schedule 1.1(b), an amount equal to the "Eligible Percentage" of the market value (or, as to cash, the dollar amount) thereof set forth opposite such category of Eligible Collateral on Schedule 1.1(b), and (ii) for the Eligible Collateral, in the aggregate, the sum of such amounts, in each case as of the close of business on the immediately preceding Business Day or, if such amount is not determinable as of the close of business on such immediately preceding Business Day, as of the close of business on the most recent Business Day on which such amount is determinable, which Business Day shall be not more than two Business Days prior to the Business Day as of which the Collateral Value is being calculated; provided that the calculation of the Collateral Value shall be further subject to the terms and conditions set forth in Section 8.11 and on Schedule 1.1(b); provided further that (a) no Collateral (including cash) shall be included in the calculation of the Collateral Value unless the Administrative Agent, for the ratable benefit of the Secured Lenders, has a first priority perfected Lien on and security interest in such Collateral pursuant to the Security Documents and (b) no Collateral that is subject to a securities lending arrangement shall be included in the calculation of Collateral Value.

                 "Collateral Value Report" has the meaning given to such term in Section 6.11(b).

                 "Commitment" means, with respect to any Lender, such Lender's Tranche 1 Commitment and/or Tranche 2 Commitment, as applicable.

                 "Compliance Certificate" means a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

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                 "Consolidated Indebtedness" means, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness (whether or not reflected on Everest Group's or any Subsidiary's balance sheet) of Everest Group and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding (i) reimbursement obligations in respect of letters of credit issued for the benefit of any Insurance Subsidiary or any Borrower in the ordinary course of their respective business to support the payment of obligations arising under insurance and reinsurance contracts and weather and similar swap agreements, but only in each case to the extent such letters of credit (A) are not drawn upon and (B) are collateralized by cash or Cash Equivalents, and (ii) the aggregate principal amount of all Hybrid Securities, to the extent such aggregate principal amount is equal to or less than 15% of Total Capitalization.

                 "Consolidated Net Income" means, for any period, net income (or loss) for Everest Group and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Worth" means, as of any date of determination, the net worth of Everest Group and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (without giving effect to adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board of the United States of America), but excluding any Disqualified Capital Stock.

                 "Contingent Obligation" means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to Everest Group and its Subsidiaries, the term Contingent Obligation shall not include (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by an Insurance Subsidiary in the ordinary course of its insurance or reinsurance business under insurance policies, surety bonds or contracts issued by it or to which it is a party, including reinsurance agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder).

                 "Covenant Compliance Worksheet" means a fully completed worksheet in the form of Attachment A to Exhibit C.

                 "Credit Documents" means this Agreement, the Notes, the Letter of Credit Documents, the Fee Letters, the Security Agreement, any other Security Documents, any Assumption Agreement and all other agreements, instruments, documents and certificates now or hereafter
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executed and delivered to the Administrative Agent or any Lender by or on behalf of any Borrower with respect to this Agreement.

                 "Custodial Account" means each account of any Borrower on which (and on the contents of which) a Lien has been granted as security for the Secured Obligations.

                 "Custodial Agreement" means each custodial or similar agreement between the Borrowers (or any of them) and a Custodian, pursuant to which one or more Custodial Accounts are maintained.

                 "Custodian" means each bank or financial institution that maintains a Custodial Account (in its capacity as custodian thereof), in each case including any sub-custodian.

                 "Debtor Relief Laws" means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, or other applicable jurisdictions from time to time in effect.

                 "Default" means any event or condition that, with the passage of time or giving of notice, or both, would, unless cured or waived, constitute an Event of Default.

                 "Defaulting Lender" means any Lender that (i) has refused to fund, or otherwise defaulted in the funding of, its ratable share of any Borrowing or Syndicated Letter of Credit or its participation interest in any Participated Letter of Credit in accordance with the terms hereof, unless such Lender notifies the Administrative Agent and the Borrowers in writing that such refusal or default is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) has failed to pay to the Administrative Agent, any Fronting Lender, the L/C Agent or any Lender when due any amount owed by such Lender pursuant to the terms of this Credit Agreement (excluding those amounts set forth in clause (i) above), unless such amount is subject to a good faith dispute, (iii) has notified the Borrowers, the Administrative Agent, a Fronting Bank or the L/C Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iv) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (v) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (C) become the

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subject of a Bail-In Action (provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender).  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrowers, each Fronting Lender, the L/C Agent and each Lender.

                 "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (A) debt securities or (B) any Capital Stock referred to in clause (i) or (ii) above, in each case under clause (i), (ii) or (iii) above at any time on or prior to the first anniversary of the later of (x) the Tranche 1 Maturity Date and (y) Tranche 2 Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

                 "Dollar Amount" means, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

                 "Dollars" or "$"means dollars of the United States of America.

                 "EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

                 "EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

                 "EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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                 "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent, each Fronting Lender, and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.7, Everest Group, such approval not to be unreasonably withheld or delayed; provided, however, that (a) neither any Borrower nor an Affiliate of any Borrower shall qualify as an Eligible Assignee, and (b) no Person that is a Non-NAIC Approved Lender may be an Eligible Assignee.

                 "Eligible Collateral" means the cash and other obligations and investments fitting with a category specified on Schedule 1.1(b), subject to the term to maturity criteria set forth therein.

                 "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

                 "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

                 "ERISA" means the Employee Retirement Income Security Act of 1974.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Everest Group or any of its Subsidiaries, is treated as (i) a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code or (ii) a member of the same controlled group under Section 4001(a)(14) of ERISA.

                 "ERISA Event" means any of the following:  (i) a "reportable event" as defined in Section 4043(c) of ERISA with respect to a Plan or, if Everest Group, any of its Subsidiaries or an ERISA Affiliate has received notice, a Multiemployer Plan, for which the requirement to give notice has not been waived by the PBGC (provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code shall be considered a "reportable event" regardless of the issuance of any waiver), (ii) the applicable by Everest Group, any of its Subsidiaries or an ERISA Affiliate for a funding waiver pursuant to Section 412 of the Internal Revenue Code, (iii) the incurrence by Everest Group, any of its Subsidiaries or an ERISA Affiliate of any Withdrawal Liability, or the receipt by Everest Group, any of its Subsidiaries or an ERISA

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Affiliate of notice from a Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iv) the distribution by Everest Group, any of its Subsidiaries or an ERISA Affiliate under Section 4041 of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (v) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Everest Group, any of its Subsidiaries or an ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the institution of a proceeding by any fiduciary of any Multiemployer Plan against Everest Group, any of its Subsidiaries or an ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days, (vii) the imposition upon Everest Group, any of its Subsidiaries or an ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of Everest Group, any of its Subsidiaries or an ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA with respect to any Plan, or (viii) the engaging in or otherwise becoming liable for a Prohibited Transaction by Everest Group, any of its Subsidiaries or an ERISA Affiliate.

                 "EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

                 "Event of Default" has the meaning given to such term in Section 9.1.

                 "Everest Bermuda" has the meaning given to such term in the introductory paragraph of this Agreement.

                 "Everest Group" has the meaning given to such term in the introductory paragraph of this Agreement.

                 "Everest International" has the meaning given to such term in the introductory paragraph of this Agreement.

                 "Exchange Act" means the Securities Exchange Act of 1934.

                 "Excluded Taxes" has the meaning given to such term in Section 2.17(a).

                 "Existing Credit Agreement" has the meaning given to such term in the Recitals to this Agreement.

                 "Extending Lender" has the meaning given to such term in Section 2.21(b).

                 "Extension Date" has the meaning given to such term in Section 2.21(b).

                 "FATCA" means Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), including any intergovernmental agreements related thereto, and any current or future regulations or official interpretations thereof.

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                 "Federal Funds Rate" means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                 "Fee Letters" means (i) the Wells Fargo Fee Letter and (ii) the letters from certain of the other Arrangers dated April 29, 2016, in each case, relating to certain fees payable by the Borrowers in respect of the transactions contemplated by this Agreement.

                 "Final Maturity Date" means the date when the Tranche 1 Maturity Date and Tranche 2 Maturity Date have occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Credit Documents have been paid in full.

                 "Financial Officer" means, with respect to any Borrower, the chief financial officer, vice president—finance, principal accounting officer, treasurer or assistant treasurer of such Borrower.

                 "Foreign Currencies" means Canadian dollars.

                 "Foreign Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.

                 "Foreign Lender" has the meaning given to such term in Section 2.17(d).

                 "Fronting Exposure" means, with respect to any Fronting Lender, at any time there is a Defaulting Lender, such Defaulting Lender's Letter of Credit Exposure with respect to Participated Letters of Credit issued by such Fronting Lender other than such portion of such Defaulting Lender's Letter of Credit Exposure with respect to Participated Letters of Credit as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

                 "Fronting Lender" means Wells Fargo, in its capacity as an issuer of Participated Letters of Credit, and any other Lender reasonably acceptable to the Administrative Agent which is requested by the applicable Borrower, and which agrees in its sole discretion in writing, to issue Participated Letters of Credit.

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                 "Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

                 "GAAP" means generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guaranty" means the undertaking by Everest Group under Article XII.

                 "Hazardous Substances" means any substances or materials (i) that are or include hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances as defined under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which requires investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

                 "Hedge Agreement" means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates, including any swap agreement (as defined in 11 U.S.C. § 101).

                 "Historical Statutory Statements" has the meaning given to such term in Section 5.11(b).

                 "Hybrid Securities" means, at any time, any Trust Preferred Securities and any subordinated securities, instruments or other obligations directly or indirectly issued by Everest Group or any of its Subsidiaries or any trust or other entity formed by Everest Group or any of its Subsidiaries that (i) are accorded equity treatment by Standard & Poor's at the time of issuance and (ii) by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) or upon the happening of any event or otherwise, do not mature or are not mandatorily redeemable or subject to any mandatory repurchase requirement at any time on or prior to the date which is one year after the Final Maturity Date.

                 "Increasing Lender" has the meaning given to such term in Section 2.20(d).

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                 "Indebtedness" means, with respect to any Person (without duplication), (i) all indebtedness of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (viii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (ix) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (x) all Contingent Obligations of such Person in respect of Indebtedness of other Persons and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

                 "Indemnified Costs" has the meaning given to such term in Section 11.2.

                 "Indemnified Person" has the meaning given to such term in Section 11.2.

                 "Insurance Regulatory Authority" means, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

                 "Insurance Subsidiary" means Everest Bermuda, Everest International and any other Subsidiary of Everest Group the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile.

                 "Interest Period" has the meaning given to such term in Section 2.10.

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                 "Internal Revenue Code" means the Internal Revenue Code of 1986.

                 "Issuing Lender" means (i) with respect to any Participated Letter of Credit, the applicable Fronting Lender and (ii) with respect to a Syndicated Letter of Credit, each Tranche 1 Lender or Tranche 2 Lender, as applicable, in its capacity as the issuer of such Syndicated Letter of Credit.

                 "Joinder Agreement" means the joinder agreement substantially in the form of Exhibit G hereto.

                 "L/C Agent" means Wells Fargo, in such capacity.

                 "L/C Disbursement" means (i) with respect to any Participated Letter of Credit, a payment made by the applicable Fronting Bank pursuant thereto and (ii) with respect to any Syndicated Letter of Credit, a payment made by an Issuing Lender pursuant thereto.

                 "Lender" means each Person signatory hereto as a "Lender" and each other Person that becomes a "Lender" hereunder pursuant to Section 2.19, 2.20, 2.21 or 11.7.

                 "Lending Office" means, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its Administrative Questionnaire or in an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to Everest Group and the Administrative Agent.  A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

                 "Letter of Credit Documents" means, collectively, any application for any Letter of Credit and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.

                 "Letter of Credit Exposure" means, with respect to any Lender, the sum of the Tranche 1 Letter of Credit Exposure and the Tranche 2 Letter of Credit Exposure applicable to such Lender.

                 "Letter of Credit Notice" means a Syndicated Letter of Credit Notice or a Participated Letter of Credit Notice, as the context may require, or such other electronic notice acceptable to the L/C Agent or Fronting Lender, as applicable.

                 "Letters of Credit" means any standby letter of credit issued hereunder, whether issued as a Syndicated Letter of Credit or Participated Letter of Credit.

                 "LIBOR Loan" means, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

                 "LIBOR Rate" means, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum equal to (y) the rate of interest

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(rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Reuters Screen LIBOR01 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by Wells Fargo to first-tier banks in the London interbank Eurodollar market, in each case under clause (y) or (z) above at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of Wells Fargo's LIBOR Loan comprising part of such Borrowing.  Notwithstanding the foregoing, if the LIBOR Rate shall be less than 0%, then such rate shall be deemed 0% for purposes of this Agreement.

                 "Licenses" has the meaning given to such term in Section 5.4(c).

                 "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

                 "Loans" has the meaning given to such term in Section 2.1.

                 "Margin Stock" has the meaning given to such term in Regulation U.

                 "Material Adverse Effect" means a material adverse effect upon (i) the financial condition, operations, business, properties or assets of Everest Group and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers to perform their respective payment or other material obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent, any Issuing Lender or the Lenders hereunder and thereunder.

                 "Material Insurance Subsidiary" means any Insurance Subsidiary that is a Material Subsidiary.

                 "Material Subsidiary" means each of (i) Everest Bermuda, (ii) Everest International, (iii) at the relevant time of determination, any other Subsidiary having (after the elimination of intercompany accounts) (y) in the case of a non-Insurance Subsidiary, (A) assets constituting at least 10% of the total assets of Everest Group and its Subsidiaries on a consolidated basis, (B) revenues for the four quarters most recently ended constituting at least 10% of the total revenues of Everest Group and its Subsidiaries on a consolidated basis, or (C) Net Income for the four quarters most recently ended constituting at least 10% of the Consolidated Net Income of Everest Group and its Subsidiaries, in each case determined in accordance with GAAP as of the date of the GAAP financial statements of Everest Group and its Subsidiaries most recently delivered under Section 6.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.1, as of the date of the most recent financial statements referred to in Section 5.11(a)), or (z) in the case of an Insurance

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Subsidiary, (A) assets constituting at least 10% of the aggregate assets of all of Everest Group's Insurance Subsidiaries, or (B) gross written premiums for the four quarters most recently ended constituting at least 10% of the aggregate gross written premiums (without duplication) of all of Everest Group's Insurance Subsidiaries, in each case determined in accordance with SAP as of the date of the statutory financial statements most recently delivered under Section 6.2 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.2, as of the date of the most recent financial statements referred to in Section 5.11(b)) and (iv) any Subsidiary that has one of the foregoing as a Subsidiary.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which Everest Group or any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

                 "NAIC" means the National Association of Insurance Commissioners.

                 "Net Income" means, with respect to any Person for any period, the net income (or loss), after extraordinary items, taxes and all other items of expense and income of such Person for such period, determined in accordance with GAAP.

                 "Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment to any Credit Document that (i) requires the approval of all Lenders, all Tranche 1 Lenders or all Tranche 2 Lenders (or all Lenders, Tranche 1 Lenders or Tranche 2 Lenders directly affected thereby) under Section 11.6 and (ii) has been approved by the Required Lenders, Required Tranche 1 Lenders or Required Tranche 2 Lenders, respectively.

                 "Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.

                 "Non-Extending Lender" has the meaning given to such term in Section 2.21(b).

                 "Non-NAIC Approved Lender" means a Lender that is not listed on the most current list of banks approved by the Securities Valuation Officer of the NAIC or is not acting through the branch so listed.

                 "Notes" means, with respect to any Tranche 1 Lender requesting the same, the promissory note of the Borrowers in favor of such Tranche 1 Lender evidencing the Loans made by such Tranche 1 Lender pursuant to Section 2.1, in substantially the form of Exhibit A.

                 "Notice of Borrowing" has the meaning given to such term in Section 2.2(b).

                 "Notice of Conversion/Continuation" has the meaning given to such term in Section 2.11(b).

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                 "Obligations" means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to any Borrower seeking relief under any Debtor Relief Law, whether or not the claim for such interest is allowed in such proceeding) on the Loans and Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Borrower to the Administrative Agent, any Lender, any Issuing Lender, the L/C Agent or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

                 "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

                 "Participant" has the meaning given to such term in Section 11.7(e).

                 "Participant Register" has the meaning given to such term in Section 11.7(e).

                 "Participated Letter of Credit Notice" has the meaning given to such term in Section 3.4(a).

                 "Participated Letters of Credit" means Letters of Credit issued pursuant to Section 3.4.

                 "PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Permitted Liens" has the meaning given to such term in Section 8.3.

                 "Person" means any natural person, corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

                 "Plan" means any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Everest Group or any ERISA Affiliate may have any liability.

                 "Platform" has the meaning given to such term in Section 11.5(b).

                 "Private Act" means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Borrower, in whole or in part.

                 "Prohibited Transaction" means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

8470562v6 24740.00061

                 "Quarterly Statement" means, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

                 "Register" has the meaning given to such term in Section 11.7(c).

                 "Regulations D, T, U and X" mean Regulations D, T, U and X, respectively, of the Federal Reserve Board.

                 "Reimbursement Obligations" means the obligation of the applicable Borrower to reimburse the applicable Issuing Lenders for any payment actually made by such Issuing Lenders under any Letter of Credit, together with interest thereon payable as provided herein.

                 "Reinsurance Agreement" means any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary or under a reinsurance agreement assumed by such Insurance Subsidiary.

                 "Required Lenders" means, at any time, the Lenders whose Commitments (or, after the termination of the Commitments, outstanding Tranche 1 Credit Exposure and/or Tranche 2 Letter of Credit Exposure) represent at least a majority of the aggregate, at such time, of the Commitments (or, after the termination of the Commitments, the sum of (x) the aggregate Tranche 1 Credit Exposure and (y) the aggregate Tranche 2 Letter of Credit Exposure), provided that the Commitment of, and the portion of the outstanding Tranche 1 Credit Exposure and/or Tranche 2 Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

                 "Required Tranche 1 Lenders" means, at any time, the Tranche 1 Lenders whose Tranche 1 Commitments (or, after the Tranche 1 Termination Date, Tranche 1 Credit Exposure) represent at least a majority of the aggregate, at such time, of the Tranche 1 Commitments (or, after the Tranche 1 Termination Date, the aggregate Tranche 1 Credit Exposure), provided that the Commitment of, and the portion of the outstanding Tranche 1 Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche 1 Lenders.

                 "Required Tranche 2 Lenders" means, at any time, the Tranche 2 Lenders whose Tranche 2 Commitments (or, after the Tranche 2 Termination Date, Tranche 2 Letter of Credit Exposure) represent at least a majority of the aggregate, at such time, of the Tranche 2 Commitments (or, after the Tranche 2 Termination Date, the aggregate Tranche 2 Letter of Credit Exposure), provided that the Commitment of, and the portion of the outstanding Tranche 2 Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche 2 Lenders.

                 "Requirement of Law" means, with respect to any Person, the charter, articles, constitution or certificate of organization or incorporation and bylaws or other organizational or

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governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

                 "Responsible Officer" means, with respect to any Borrower, the president, the chief executive officer, the chief financial officer, any executive officer or any other Financial Officer of such Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of such Borrower in respect of this Agreement or any other Credit Document.

                 "Restatement Effective Date" has the meaning given to such term in Section 4.1.

                 "Revaluation Date" means with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Participated Letter of Credit denominated in a Foreign Currency, (ii) each date of an amendment of any such Participated Letter of Credit having the effect of increasing or decreasing the Stated Amount thereof, (iii) each date of any payment by any Fronting Lender under any Participated Letter of Credit denominated in a Foreign Currency and (iv) each such additional date as the Administrative Agent or the Fronting Lender shall determine or the Required Lenders shall require.

                 "Sanctioned Country" means at any time, a country, region or territory which is itself the subject or target of any Sanctions.

                 "Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the European Union, Her Majesty's Treasury, the United Nations Security Council or other relevant sanctions authority.

                 "Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

                 "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its jurisdiction of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Statutory Statements.

                  "Secured Lenders" means (i) all Lenders holding Tranche 1 Letter of Credit Exposure required to be secured by Collateral pursuant to Section 3.8 and (ii) all Tranche 2 Lenders.

                 "Secured Letter of Credit Exposure" means, with respect to any Lender at any time, the sum of (i) such Lender's Tranche 1 Letter of Credit Exposure required to be secured by Collateral pursuant to Section 3.8 plus (ii) such Lender's Tranche 2 Letter of Credit Exposure.

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                 "Secured Letters of Credit" means (i) all Tranche 1 Letters of Credit issued on a secured basis pursuant to Section 3.8(a), secured after issuance in accordance with Section 3.8(b) or secured from and after the Tranche 1 Termination Date in accordance with Section 3.8(c) and (ii) the Tranche 2 Letters of Credit.

                 "Secured Obligations" means all Obligations owing to any Lender or any Issuing Lender in respect of Secured Letters of Credit.

                 "Security Agreement" means the Second Amended and Restated Pledge and Security Agreement, dated as of June 22, 2012, between the Borrowers and Wells Fargo, as administrative agent.

                 "Security Documents" means (i) the Security Agreement, (ii) each Account Control Agreement, (iii) each other security agreement executed and delivered pursuant to Section 6.12 and (iv) each other document, agreement, certificate and/or financing statement, executed, delivered, made or filed pursuant to the terms of the documents specified in foregoing clauses (i), (ii) and (iii).

                 "Spot Rate" means, with respect to any Foreign Currency, the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such Foreign Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m., London time, on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Participated Letter of Credit denominated in an Foreign Currency.

                 "Standard & Poor's" means Standard & Poor's Ratings Services, LLC.

                 "Stated Amount" means, with respect to any Letter of Credit at any time, the aggregate Dollar Amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

                 "Subsidiary" means, with respect to any Person, any corporation or other Person (whether or not existing as of the date hereof) of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency).  When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of Everest Group.

                 "Subsidiary Borrowers" means (i) Everest Bermuda, (ii) Everest International and (iii) any other Person that joins this Agreement upon the terms and conditions set forth in Section 11.19.

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                 "Syndicated Letter of Credit Notice" has the meaning given to such term in Section 3.3(a).

                 "Syndicated Letters of Credit" means Letters of Credit issued pursuant to Section 3.3.

                 "Taxes" has the meaning given to such term in Section 2.17(a).

                 "Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Net Worth as of such date, (ii) Consolidated Indebtedness as of such date (excluding, to the extent otherwise included, the Hybrid Securities) and (iii) the aggregate principal amount of all Hybrid Securities.

                 "Tranche 1 Commitment" means, with respect to any Tranche 1 Lender at any time, the commitment of such Tranche 1 Lender to make Loans and participate in Tranche 1 Letters of Credit in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender's name on Schedule 1.1(a) under the caption "Tranche 1 Commitment", or, if such Tranche 1 Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Tranche 1 Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(c) as such Tranche 1 Lender's "Tranche 1 Commitment," as such amount may be reduced, increased or terminated at or prior to such time pursuant to the terms hereof.

                 "Tranche 1 Credit Exposure" means, with respect to any Tranche 1 Lender at any time, the sum of (i) the aggregate principal amount of all Loans made by such Tranche 1 Lender that are outstanding at such time and (ii) such Tranche 1 Lender's Tranche 1 Letter of Credit Exposure at such time.

                 "Tranche 1 Lender" means any Lender having a Tranche 1 Commitment (or, after the Tranche 1 Commitments have terminated, any Lender holding outstanding Loans or Tranche 1 Letter of Credit Exposure).

                 "Tranche 1 Letter of Credit Exposure" means, with respect to any Tranche 1 Lender at any time, such Tranche 1 Lender's ratable share (based on the proportion that its Tranche 1 Commitment bears to the aggregate Tranche 1 Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Tranche 1 Letters of Credit outstanding at such time and (ii) the aggregate Dollar Amount of all Tranche 1 Reimbursement Obligations outstanding at such time.

                 "Tranche 1 Letters of Credit" has the meaning given to such term in Section 3.1.

                 "Tranche 1 Maturity Date" means the fifth anniversary of the Restatement Effective Date, or such later date if extended pursuant to Section 2.21; provided in each case that if any such date is not a Business Day, the Tranche 1 Maturity Date shall be the immediately preceding Business Day.

                 "Tranche 1 Reimbursement Obligations" means all Reimbursement Obligations in respect of Tranche 1 Letters of Credit.

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                 "Tranche 1 Termination Date" means the Tranche 1 Maturity Date or such earlier date of termination of the Tranche 1 Commitments pursuant to Section 2.5 or 9.2.

                 "Tranche 2 Commitment" means, with respect to any Tranche 2 Lender at any time, the commitment of such Tranche 2 Lender to participate in Tranche 2 Letters of Credit in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender's name on Schedule 1.1(a) under the caption "Tranche 2 Commitment", or, if such Tranche 2 Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Tranche 2 Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(c) as such Tranche 2 Lender's "Tranche 2 Commitment," as such amount may be reduced, increased or terminated at or prior to such time pursuant to the terms hereof.

                 "Tranche 2 Lender" means any Lender having a Tranche 2 Commitment (or, after the Tranche 2 Commitments have terminated, any Lender holding outstanding Tranche 2 Letter of Credit Exposure).

                 "Tranche 2 Letter of Credit Exposure" means, subject to Section 2.22(a)(iv), with respect to any Tranche 2 Lender at any time, such Tranche 2 Lender's ratable share (based on the proportion that its Tranche 2 Commitment bears to the aggregate Tranche 2 Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Tranche 2 Letters of Credit outstanding at such time and (ii) the aggregate Dollar Amount of all Tranche 2 Reimbursement Obligations outstanding at such time.

                 "Tranche 2 Letters of Credit" has the meaning given to such term in Section 3.2.

                 "Tranche 2 Maturity Date" means the fifth anniversary of the Restatement Effective Date, or such later date if extended pursuant to Section 2.21; provided in each case that if any such date is not a Business Day, the Tranche 2 Maturity Date shall be the immediately preceding Business Day.

                 "Tranche 2 Reimbursement Obligations" means all Reimbursement Obligations in respect of Tranche 2 Letters of Credit.

                 "Tranche 2 Termination Date" means the Tranche 2 Maturity Date or such earlier date of termination of the Tranche 2 Commitments pursuant to Section 2.5 or 9.2.

                 "Trust Preferred Securities" means any preferred securities offered by a special purpose business trust of which Everest Group or any of its Subsidiaries is the grantor, the proceeds of which are or have been used principally to purchase subordinated debentures issued by Everest Group or any of its Subsidiaries.

                 "Type" has the meaning given to such term in Section 2.2(a).

                 "Unsecured Letters of Credit" means all Tranche 1 Letters of Credit that are not Secured Letters of Credit.

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                 "Unutilized Tranche 1 Commitment" means, with respect to any Tranche 1 Lender at any time, such Lender's Tranche 1 Commitment at such time less the sum of (i) the aggregate principal amount of all Loans made by such Tranche 1 Lender that are outstanding at such time and (ii) such Tranche 1 Lender's Tranche 1 Letter of Credit Exposure at such time.

                 "Unutilized Tranche 2 Commitment" means, with respect to any Tranche 2 Lender at any time, such Lender's Tranche 2 Commitment at such time less such Tranche 2 Lender's Tranche 2 Letter of Credit Exposure at such time.

                 "Wells Fargo" has the meaning given to such term in the introductory paragraph of this Agreement.

                 "Wells Fargo Fee Letter" means the letter from Wells Fargo and Wells Fargo Securities, LLC to the Borrowers, dated April 29, 2016, relating to certain fees payable by the Borrowers in respect of the transactions contemplated by this Agreement.

                 "Wholly Owned" means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

                 "Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

                 1.2            Accounting Terms.  Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with GAAP (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, SAP).  Notwithstanding the foregoing, in the event that any changes in GAAP or SAP after the date hereof are required to be applied to the transactions described herein and would affect the computation of the financial covenants contained in Article VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, any election or requirement to measure any financial liability using fair value shall be disregarded.

                 1.3            Other Terms; Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to

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include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law or regulation herein shall, unless otherwise specified, include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law or regulation, (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) any reference to a time of day shall mean such time in Charlotte, North Carolina.

                 1.4            Exchange Rates; Currency Equivalents.

                 (a)             The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Amounts of Participated Letters of Credit denominated in Foreign Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements required to be delivered hereunder or calculating financial covenants hereunder and except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Amount as so determined by the Administrative Agent.

                 (b)             Wherever in this Agreement in connection with the issuance, amendment or extension of a Participated Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

ARTICLE II

AMOUNT AND TERMS OF THE CREDIT

                 2.1            Commitments.  Each Tranche 1 Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Loan," and collectively, the "Loans") to one or more of the Borrowers, from time to time on any Business Day during the period from and including the Restatement Effective Date to but not including the Tranche 1 Termination Date, in an aggregate principal amount at any time outstanding not greater than its Tranche 1 Commitment at such time; provided that no Borrowing of Loans shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Tranche 1 Reimbursement Obligations which are repaid with the proceeds of Loans made pursuant to such Borrowing), (y) the Tranche 1 Credit Exposure of any Tranche 1 Lender would exceed its Tranche 1 Commitment at such time or (z) the aggregate Tranche 1 Credit Exposure would exceed the aggregate Tranche 1 Commitment at such time.  Subject to and on the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow Loans.

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                 2.2            Borrowings.

                 (a)             The Loans shall, at the option of each Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan); provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, and (ii) no LIBOR Loan may be borrowed at any time prior to the third Business Day after the Restatement Effective Date.

                 (b)             In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), each Borrower will give the Administrative Agent written notice not later than 11:00 a.m. three Business Days prior to each Borrowing to be comprised of LIBOR Loans and not later than 10:00 a.m. on the same Business Day of such Borrowing of Base Rate Loans; provided, however, that requests for the Borrowing of any Loans to be made on the Restatement Effective Date may, at the discretion of the Administrative Agent, be given with less advance notice than the times specified hereinabove.  Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested Borrowing Date, which shall be a Business Day.  Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Tranche 1 Lender of the proposed Borrowing.  Notwithstanding anything to the contrary contained herein:

                                                      (i)       the aggregate principal amount of each Borrowing shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Tranche 1 Commitments);

                                                      (ii)      if the applicable Borrower shall have failed to designate the Type of Loans comprising a Borrowing, such Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

                                                      (iii)     if the applicable Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

                 (c)             As provided in Sections 2.5(b) and 2.5(c), the Borrowers shall have the right to terminate in whole or permanently reduce ratably in part the unused Commitments of the Lenders.

                 (d)             Not later than 1:00 p.m. on the requested Borrowing Date, each Tranche 1 Lender will make available to the Administrative Agent at its office referred to in Section 11.5 (or such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Tranche 1 Lender.  To the extent (i) the Tranche 1 Lenders have made such amounts available to the Administrative Agent as provided hereinabove, and (ii) the conditions precedent in Section 4.2 are satisfied, the Administrative Agent will make the aggregate of such amounts available to the

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applicable Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

                 2.3            Disbursements; Funding Reliance; Domicile of Loans.

                 (a)             Each Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing it makes in accordance with the terms of any written instructions from any Authorized Officer of such Borrower; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter.

                 (b)             Unless the Administrative Agent has received, prior to 1:00 p.m. on the relevant Borrowing Date, written notice from a Tranche 1 Lender that such Tranche 1 Lender will not make available to the Administrative Agent such Tranche 1 Lender's share of such Borrowing, the Administrative Agent may assume that such Tranche 1 Lender has made such share available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the applicable Borrower on such Borrowing Date.  If and to the extent that such Tranche 1 Lender shall not have made its share available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the applicable Borrower, such Tranche 1 Lender, on the one hand, and such Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from and including the date such amount is made available to such Borrower to but excluding the date such amount is repaid to the Administrative Agent, at (i) in the case of such Tranche 1 Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of such Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of Section 2.8.  If such Tranche 1 Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Tranche 1 Lender's Loan included in such Borrowing.  The failure of any Tranche 1 Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.  Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against a Tranche 1 Lender that shall have failed to make such payment to the Administrative Agent.

                 (c)             Each Tranche 1 Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan to or for the account of such Tranche 1 Lender in accordance with the terms of this Agreement.

                 (d)             Each Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

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                 2.4            Notes.

                 (a)             Each Tranche 1 Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the applicable Lending Office of such Tranche 1 Lender resulting from each Loan made by such Lending Office of such Tranche 1 Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Tranche 1 Lender from time to time under this Agreement.

                 (b)             The Administrative Agent shall maintain the Register pursuant to Section 11.7(c), and a subaccount for each Tranche 1 Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Tranche 1 Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower in respect of each such Loan and each Tranche 1 Lender's share thereof.

                 (c)             The entries made in the accounts, Register and subaccounts maintained pursuant to Section 2.4(b) (and, if consistent with the entries of the Administrative Agent, Section 2.4(a)) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded; provided, however, that the failure of any Tranche 1 Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Tranche 1 Lender in accordance with the terms of this Agreement.

                 (d)             The Loans made by each Tranche 1 Lender shall, if requested by the applicable Tranche 1 Lender (which request shall be made to the Administrative Agent), be evidenced by a Note appropriately completed in substantially the form of Exhibit A, executed by each Borrower and payable to the order of such Tranche 1 Lender.  Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

                 2.5            Termination and Reduction of Commitments.

                 (a)             Unless sooner terminated pursuant to any other provision of this Section 2.5 or Section 9.2, the Tranche 1 Commitments shall be automatically and permanently terminated on the Tranche 1 Maturity Date and the Tranche 2 Commitments shall be automatically and permanently terminated on the Tranche 2 Maturity Date.  From and after the Tranche 1 Termination Date, all outstanding Tranche 1 Letters of Credit shall be secured in accordance with Section 3.8(c).

                 (b)             At any time and from time to time after the date hereof, upon not less than three Business Days' prior written notice to the Administrative Agent, the Borrowers may terminate in whole or reduce in part the aggregate Unutilized Tranche 1 Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $10,000,000 or, if greater, an integral multiple of $5,000,000 in excess thereof, and applied ratably among the Tranche 1

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Lenders according to their respective Tranche 1 Commitments.  The amount of any termination or reduction made under this Section 2.5(b) may not thereafter be reinstated.

                 (c)              At any time and from time to time after the date hereof, upon not less than three Business Days' prior written notice to the Administrative Agent, the Borrowers may terminate in whole or reduce in part the aggregate Unutilized Tranche 2 Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $10,000,000 or, if greater, an integral multiple of $5,000,000 in excess thereof, and applied ratably among the Tranche 2 Lenders according to their respective Tranche 2 Commitments.  The amount of any termination or reduction made under this Section 2.5(c) may not thereafter be reinstated.

                 2.6            Mandatory Payments and Prepayments.

                 (a)             Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Tranche 1 Maturity Date.

                 (b)             In the event that, at any time, the aggregate Tranche 1 Credit Exposure shall exceed the aggregate Tranche 1 Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrowers will immediately prepay the outstanding principal amount of the Loans and/or Cash Collateralize the Tranche 1 Letter of Credit Exposure in the amount of such excess as follows.  To the extent such excess amount is greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount delivered to the Administrative Agent shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Tranche 1 Letter of Credit Exposure, as more particularly described in Section 3.10, and thereupon such cash shall be deemed to reduce the Tranche 1 Letter of Credit Exposure by an equivalent amount.

                 (c)             In the event that, at any time, (x) the aggregate Tranche 2 Letter of Credit Exposure at such time shall exceed the aggregate Tranche 2 Commitments at such time (after giving effect to any concurrent termination or reduction thereof) or (y) the aggregate Secured Letter of Credit Exposure at such time shall exceed the aggregate Collateral Value at such time, then, in either case, the Borrowers will, to the extent they have not deposited additional Eligible Collateral in a Custodial Account having a Collateral Value at least equal to such excess within the three Business Day period specified in Section 8.11 and subject to the other terms of this Agreement, immediately pay to the Administrative Agent the Dollar Amount of such excess in Dollars and in immediately available funds to be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Tranche 2 Letter of Credit Exposure or Secured Letter of Credit Exposure, as the case may be, as more particularly described in Section 3.10, and thereupon such funds shall be deemed to reduce the aggregate Tranche 2 Letter of Credit Exposure or Secured Letter of Credit Exposure, as the case may be, by an equivalent amount.

                 (d)             In the event that, at any time, the aggregate Secured Letter of Credit Exposure pertaining to any Borrower shall exceed the Collateral Value in the Custodial Account of such Borrower, such Borrower will, to the extent it has not deposited additional Eligible Collateral in its Custodial Account having a Collateral Value at least equal to such excess within the five Business Day period specified in Section 8.11 and subject to the other terms of this Agreement,

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immediately pay to the Administrative Agent the Dollar Amount of such excess in Dollars and in immediately available funds to be retained by the Administrative Agent and held in the Cash Collateral Account as cover for the Secured Letter of Credit Exposure pertaining to it, as more particularly described in Section 3.10, and thereupon such funds shall be deemed to reduce the Secured Letter of Credit Exposure pertaining to such Borrower by an equivalent amount.

                 2.7            Voluntary Prepayments.

                 (a)             At any time and from time to time, the Borrowers shall have the right to prepay the Loans, in whole or in part, together with accrued interest to the date of prepayment, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m. three Business Days prior to each intended prepayment of LIBOR Loans and one Business Day prior to each intended prepayment of Base Rate Loans; provided that (i) each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof, and each partial prepayment of LIBOR Loans shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto.  Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrowers to make such prepayment on the terms specified therein.  Loans prepaid pursuant to this Section 2.7(a) may be reborrowed, subject to the terms and conditions of this Agreement.  In the event the Administrative Agent receives a notice of prepayment under this Section 2.7(a), the Administrative Agent will give prompt notice thereof to the Tranche 1 Lenders; provided that if such notice has also been furnished to the Tranche 1 Lenders, the Administrative Agent shall have no obligation to notify the Tranche 1 Lenders with respect thereto.

                 (b)            Each prepayment of the Loans made pursuant to this Section 2.7 shall be applied ratably among the Tranche 1 Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

                 2.8            Interest.

                 (a)             The Borrowers will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

                 (b)             Notwithstanding the foregoing, if any principal of any Loan payable by the Borrowers hereunder is not paid when due (whether at maturity, pursuant to acceleration or

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otherwise), all outstanding principal amounts of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2%.  If any interest on any Loan or any fee or other amount payable by the Borrowers hereunder or under any other Credit Document is not paid when due (whether at maturity, pursuant to acceleration or otherwise), such overdue amount, to the greatest extent permitted by law, shall bear interest, after as well as before judgment, at a rate per annum equal to the Adjusted Base Rate plus 2%.  To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrowers of any petition seeking any relief under any Debtor Relief Law.

                 (c)             Accrued (and theretofore unpaid) interest shall be payable as follows:

                                                      (i)       in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6 or 2.7, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date; provided that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

                                                      (ii)      in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6 or 2.7, except as provided herein below), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of Section 2.10(iv)) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months' duration been applicable to such LIBOR Loan; provided that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

                                                      (iii)     in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

                 (d)             Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law.  If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.  In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased

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pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

                 (e)             The Administrative Agent shall promptly notify the applicable Borrower and the Tranche 1 Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the applicable Borrower or the Tranche 1 Lenders with any such notice shall neither affect any obligations of such Borrower or the Tranche 1 Lenders hereunder nor result in any liability on the part of the Administrative Agent to any Borrower or any Tranche 1 Lender.  Each such determination shall, absent demonstrable error, be conclusive and binding on all parties hereto.

                 2.9            Fees.  The Borrowers agree to pay:

                 (a)             To the Arrangers, for their own respective accounts, on the Restatement Effective Date, the fees required under the Fee Letters to be paid to them on the Restatement Effective Date, in the amounts due and payable as required by the terms thereof;

                 (b)             Subject to Section 2.22(a)(iii), to the Administrative Agent, for the account of each Tranche 1 Lender, a commitment fee for each calendar quarter (or portion thereof) at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Tranche 1 Lender's average daily Unutilized Tranche 1 Commitment, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date, and (ii) on the Tranche 1 Termination Date;

                 (c)             Subject to Section 2.22(a)(iii), to the Administrative Agent, for the account of each Tranche 1 Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Unsecured Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter, on such Tranche 1 Lender's ratable share (based on the proportion that its Tranche 1 Commitment bears to the aggregate Tranche 1 Commitments) of the daily average aggregate Stated Amount of such Unsecured Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date, and (ii) on the Final Maturity Date;

                 (d)             To each Fronting Lender, for its own account, a fronting fee for each calendar quarter (or portion thereof) in respect of all Participated Letters of Credit issued by such Fronting Lender and outstanding during such quarter, at the per annum rate separately agreed by the Borrowers and such Fronting Lender on the daily average aggregate Stated Amount of such Participated Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date, and (ii) on the Final Maturity Date;

                 (e)             Subject to Section 2.22(a)(iii), to the Administrative Agent, for the account of each Tranche 2 Lender, a commitment fee for each calendar quarter (or portion thereof) at a per

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annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Lender's average daily Unutilized Tranche 2 Commitment, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date, and (ii) on the Tranche 2 Termination Date;

                 (f)              Subject to Section 2.22(a)(iii), to the Administrative Agent, for the account of each applicable Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of each Secured Letter of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Lender's ratable share (based on the proportion that its Tranche 1 Commitment or Tranche 2 Commitment, as applicable, bears to the aggregate Tranche 1 Commitments or Tranche 2 Commitments, as applicable) of the daily average Stated Amount of such Secured Letter of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date, and (ii) on the Final Maturity Date;

                 (g)             To the L/C Agent and each Fronting Lender, for its own account, such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the L/C Agent or such Fronting Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the L/C Agent or such Fronting Lender.

                 (h)             To the Administrative Agent, for its own account, the annual administrative fee described in the Wells Fargo Fee Letter, on the terms, in the amount and at the times set forth therein.

                 2.10         Interest Periods.  Concurrently with the giving of a Notice of Borrowing in the case of a Borrowing of LIBOR Loans or a Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, each Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period; provided, however, that:

                                                      (i)       all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                                                      (ii)      the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                                                      (iii)     LIBOR Loans may not be outstanding under more than 10 separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

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                                                      (iv)     if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

                                                      (v)      no Borrower may select any Interest Period that expires after the Tranche 1 Maturity Date;

                                                      (vi)     if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

                                                      (vii)    no Borrower may select any Interest Period (and consequently, no LIBOR Loans shall be made) if a Default or Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.

                 2.11         Conversions and Continuations.

                 (a)            Each Borrower shall have the right, on any Business Day, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period; provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans of the same Borrowing into, or continuation of LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans of the same Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof; (y) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the respective Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof); and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

                 (b)            A Borrower shall make each such election by giving the Administrative Agent written notice not later than 11:00 a.m. three Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans.  Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or

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continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued.  Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Tranche 1 Lender of the proposed conversion or continuation.  In the event that the respective Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to a LIBOR Loan having an Interest Period of one month; provided that if such Borrower is not otherwise entitled to convert into or continue a LIBOR Loan, then such LIBOR Loan shall automatically be converted to a Base Rate Loan, in each case upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).  In the event a Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

                 2.12            Method of Payments; Computations.

                 (a)            All payments by the Borrowers hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to an Issuing Lender, the L/C Agent or the Lenders) at its office referred to in Section 11.5, prior to 12:00 noon on the date payment is due.  Any payment made as required hereinabove, but after 12:00 noon shall be deemed to have been made on the next succeeding Business Day.  If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of Section 2.10(iv) are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

                 (b)            Subject to Section 2.22(a)(ii), the Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows:  (i) if the payment is received by 12:00 noon in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected).  If the Administrative Agent shall not have made a required distribution to the relevant Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender.  The Administrative Agent will distribute to the

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Issuing Lenders like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lenders in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

                 (c)             Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or Issuing Lender, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                 (d)             With respect to each payment hereunder, except as specifically provided otherwise herein or in any of the other Credit Documents, the applicable Borrower may designate by written notice to the Administrative Agent prior to or concurrently with such payment the specific Loans or other Obligations that are to be paid, repaid or prepaid; provided that unless made together with all amounts required under Section 2.18 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto.  In the absence of any such designation by such Borrower, or if an Event of Default has occurred and is continuing, the Administrative Agent shall make such designation in its sole discretion subject to the foregoing and to the other provisions of this Agreement.

                 (e)             All computations of interest and fees hereunder, excluding the computation of interest with respect to Base Rate Loans based on clause (i) of the definition of "Base Rate," shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed.  Interest on Base Rate Loans based on clause (i) of the definition of "Base Rate" shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days (including the first day, but excluding the last day) elapsed.

                 2.13         Recovery of Payments.

                 (a)             The Borrowers agree that to the extent any Borrower makes a payment or payments to or for the account of the Administrative Agent, any Lender, any Issuing Lender or the L/C Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, common law, equitable cause or otherwise (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

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                 (b)             If any amounts distributed by the Administrative Agent to any Lender or any Issuing Lender are subsequently returned or repaid by the Administrative Agent to the applicable Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by the Lender or such Issuing Lender in question, or pursuant to applicable Requirements of Law, such Lender or such Issuing Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount.  If any such amounts are recovered by the Administrative Agent from such Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders or the Issuing Lenders on the same basis as such amounts were originally distributed.

                 2.14         Use of Proceeds.  The proceeds of the Loans shall be used (i) to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transactions contemplated hereby, and (ii) to provide for the working capital, liquidity needs and general corporate requirements of the Borrowers and their Subsidiaries, including repurchases of the Capital Stock of Everest Group.  The Letters of Credit shall be used primarily to support insurance and reinsurance liabilities of any Borrower.

                 2.15         Pro Rata Treatment.

                 (a)             All fundings, continuations and conversions of Loans shall be made by the Tranche 1 Lenders pro rata on the basis of their respective Tranche 1 Commitments (in the case of the initial funding of Loans pursuant to Section 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to Section 2.11, and additionally in all cases in the event the Tranche 1 Commitments have expired or have been terminated), as the case may be from time to time.

                 (b)             Subject to Section 2.22(a)(ii), all payments from or on behalf of each Borrower on account of any Obligations of such Borrower shall be apportioned ratably among the Lenders based upon their respective share, if any, of the Obligations with respect to which such payment was received.

                 (c)             Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 2.16, 2.17, 2.18, 2.19, 2.21 or 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith (A) notify the Administrative Agent of such fact and (B) purchase (for cash at face value) from the other Lenders such participations in such Obligations (or make such other equitable adjustments) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that (x) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an

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amount equal to such other Lender's ratable share (according to the proportion of (1) the amount of such other Lender's required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (y) the provisions of this Section 2.15(c) shall not be construed to apply to (1) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations to any assignee or Participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.15(c) shall apply).  The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to the provisions of this Section 2.15(c) may, to the fullest extent permitted by law, exercise any and all rights of payment (including setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrowers in the amount of such participation.  If under any applicable Debtor Relief Law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.15(c) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.15(c) to share in the benefits of any recovery on such secured claim.

                 2.16         Increased Costs; Change in Circumstances; Illegality; Etc.

                 (a)             If any Change in Law shall (i) subject any Lender or Issuing Lender to any tax or other charge, or change the basis of taxation of payments to such Lender or such Issuing Lender, in respect of any of its LIBOR Loans, any Letter of Credit, any participation in a Letter of Credit or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (but excluding reserve requirements contemplated by Section 2.16(e)) against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, such Lender or Issuing Lender, or (iii) impose on such Lender or Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Lender of making, converting to, continuing or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or any other amount), then, the Borrowers will, promptly upon demand, pay to such Lender or Issuing Lender, as the case may be, such additional amounts as shall compensate such Lender or Issuing Lender for such increase in costs or reduction in return; provided that the Borrowers shall not be obligated to pay any such amount or amounts (x) unless such Lender or Issuing Lender shall have first notified the Borrowers in writing that it intends to seek compensation pursuant to this Section 2.16(a) and (y) that are attributable to any period of time occurring more than six months prior to the date of receipt by the Borrowers of the notice

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provided for in the preceding clause (x); provided further that if the event or circumstance requiring such compensation is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof; provided, however, that, before making any demand under this Section 2.16(a), each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                 (b)             If any Lender or Issuing Lender shall have reasonably determined that any Change in Law affecting such Lender or Issuing Lender or any Lending Office of such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital of such Lender or Issuing Lender or their respective holding companies to a level below that which such Lender, Issuing Lender or holding company could have achieved but for such Change in Law (taking into account such Lender's, Issuing Lender's or holding company's policies with respect to capital adequacy or liquidity), the Borrowers will, promptly upon demand therefor by such Lender or Issuing Lender therefor, pay to such Lender or Issuing Lender such additional amounts as will compensate such Lender, Issuing Lender or holding company for such reduction in return; provided that the Borrowers shall not be obligated to pay any such amount or amounts (i) unless such Lender or Issuing Lender shall have first notified the Borrowers in writing that it intends to seek compensation pursuant to this Section 2.16(b) and (ii) that are attributable to any period of time occurring more than six months prior to the date of receipt by the Borrowers of the notice provided for in the preceding clause (i); provided further that if the event or circumstance requiring such compensation is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof; provided, however, that, before making any demand under this Section 2.16(b), each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                 (c)             If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Tranche 1 Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrowers and the Tranche 1 Lenders.  Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Tranche 1 Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to

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LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Tranche 1 Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Tranche 1 Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrowers and the Tranche 1 Lenders.

                 (d)             Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Tranche 1 Lender shall have determined in good faith that the introduction of or any Change in Law has or would have the effect of making it unlawful for such Tranche 1 Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrowers.  Upon such notice, (i) each of such Tranche 1 Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Tranche 1 Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Tranche 1 Lender, be deemed to be a request for a Base Rate Loan, in each case until such Tranche 1 Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrowers.

                 (e)             The Borrowers shall pay to each Lender, with respect to any period during which such Lender shall be required under Regulation D or under any similar or successor regulation to maintain reserves (including basic, supplemental, marginal and emergency reserves) with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination, absent demonstrable error, shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the applicable Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 15 days prior to the relevant interest payment date, such additional interest shall be due and payable 15 days from receipt of such notice.

                 (f)              Determinations by the Administrative Agent, any Issuing Lender or any Lender for purposes of this Section 2.16 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent demonstrable error, be conclusive; provided that such determinations are made in good faith.  No failure by the Administrative Agent, any Issuing Lender or any Lender at any time to demand payment of any amounts payable under this Section 2.16 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time.  Nothing in this Section 2.16 shall require or

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be construed to require the Borrowers to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

                 2.17         Taxes.

                 (a)             Subject to Section 2.17(e), any and all payments by or on behalf of the Borrowers hereunder or under any other Credit Document shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding United States withholding taxes imposed under FATCA and taxes imposed on, or measured by, the overall net income (or franchise taxes imposed in lieu thereof) of the Administrative Agent, any Issuing Lender or any Lender by reason of any present or former connection between the Administrative Agent, such Issuing Lender or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof, other than such a connection arising solely from the Administrative Agent, such Issuing Lender or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes" and all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Excluded Taxes").  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to the Administrative Agent, any Issuing Lender or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17), the Administrative Agent, such Issuing Lender or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower will make such deductions, (iii) such Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower will deliver to the Administrative Agent, such Issuing Lender or such Lender, as the case may be, evidence of such payment reasonably satisfactory to the Administrative Agent, such Issuing Lender or such Lender, as the case may be, such as the original or a certified copy of a receipt issued by such taxation authority evidencing such payment.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders authorize the Administrative Agent to treat) the Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

                 (b)             Subject to Section 2.17(e), the Borrowers will jointly and severally indemnify the Administrative Agent, each Issuing Lender and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by the Administrative Agent, such Issuing Lender or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date the Administrative Agent, such Issuing Lender or such Lender, as the case may be, makes written demand therefor.  A certificate as to the amount of such payment or liability shall be delivered to the Borrowers by a Lender

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(with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender.

                 (c)             Each of the Administrative Agent, each Issuing Lender and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of any Borrower or (ii) previously deducted by any Borrower (including any Taxes deducted from any additional sums payable under clause (i) of Section 2.17(a)), the Administrative Agent, such Issuing Lender or such Lender, as the case may be, shall reimburse such Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of such Borrower under this Section 2.17 with respect to the Taxes giving rise to such recovery or tax benefit, and net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Issuing Lender or such Lender, as the case may be, and without interest (other than any interest paid by the relevant taxation authority with respect to such refund)); provided, however, that any such Borrower, upon the request of the Administrative Agent, such Issuing Lender or such Lender, agrees to repay to the Administrative Agent, such Issuing Lender or such Lender, as the case may be, the amount paid over to such Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent, such Issuing Lender or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority.  The determination by the Administrative Agent, any Issuing Lender or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of demonstrable error, be conclusive and binding.

                 (d)             If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any political subdivision thereof (a "Foreign Lender") and is entitled to an exemption from or a reduction of United States withholding tax pursuant to the Internal Revenue Code, such Foreign Lender will deliver to each of the Administrative Agent and Everest Group, on or prior to the Restatement Effective Date (or, in the case of a Foreign Lender that becomes a party to this Agreement as a result of an assignment after the Restatement Effective Date, on the effective date of such assignment), (i) in the case of a Foreign Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form W-8BEN-E, or W-8ECI, as applicable (or successor forms), certifying that such Foreign Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8BEN-E (or successor form), and (ii) in the case of a Foreign Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and Everest Group and to the effect that (x) such Foreign Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation
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receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8BEN-E (or successor form).  Each such Foreign Lender further agrees to deliver to each of the Administrative Agent and Everest Group an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Foreign Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Foreign Lender notifies the Administrative Agent and Everest Group that it is not entitled to receive payments without deduction or withholding of United States federal income taxes.  Each such Foreign Lender will promptly notify the Administrative Agent and Everest Group of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

                 (e)             The Borrowers shall not be required to indemnify any Foreign Lender, or to pay any additional amounts to any Foreign Lender, in respect of United States federal withholding tax to the extent that (i) the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Foreign Lender became a party to this Agreement (provided, however, that this clause (i) shall not apply to the extent that (y) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender would have been entitled to receive in the absence of such assignment, participation or transfer, or (z) such assignment, participation or transfer was requested by any Borrower), (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of Section 2.17(d), (iii) any of the representations or certifications made by a Foreign Lender pursuant to Section 2.17(d) are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made or (iv) the Lender designated a successor Lending Office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation.

                 (f)              At the Borrowers' request and at the Borrowers' cost, each Lender shall take reasonable steps (i) (to the extent (x) consistent with such Lender's internal policies and (y) the same would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender) to contest such Lender's liability for Taxes that have not been paid or (ii) to seek a refund of Taxes.  Nothing in this Section 2.17 shall obligate any Lender to disclose any information regarding its tax affairs or computations to any Borrower or any other Person.

                 (g)             Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and

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without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.7(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant taxation authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error.  Each Lender hereby authorizes the Administrative Agent to offset and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(g).

                 (h)             Any Lender claiming any additional amounts payable pursuant to this Section 2.17 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of the Lending Office used in respect of its LIBOR Loans if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                 (i)              Each party's obligations under this Section 2.17 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

                 2.18         Compensation.  The Borrowers will compensate each Tranche 1 Lender upon demand for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by any Tranche 1 Lender to fund or maintain LIBOR Loans) that such Tranche 1 Lender may incur or sustain (i) if for any reason (other than a default by such Tranche 1 Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any acceleration of the maturity of the Loans pursuant to Section 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the respective Borrower or (iv) as a consequence of any other failure by any Borrower to make any payments with respect to any LIBOR Loan when due hereunder.  Calculation of all amounts payable to a Tranche 1 Lender under this Section 2.18 shall be made as though such Tranche 1 Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Tranche 1 Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.18.  Determinations by any Tranche 1 Lender for purposes of this Section 2.18 of any such losses, expenses or liabilities shall, absent demonstrable error, be conclusive; provided that such determinations are made in good faith.

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                 2.19         Replacement of Lenders.  If any Lender requests compensation under Section 2.16 (other than Section 2.16(e)), or any Lender's obligation to make or maintain LIBOR Loans has been suspended under Section 2.16(d), or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.16 or 2.17, or if any Lender becomes a Defaulting Lender, a Non-Consenting Lender, or a Non-NAIC Approved Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.16 or 2.17) and obligations under this Agreement and any Notes held by such Lender to an Eligible Assignee that shall assume such obligations so long as the assigning Lender is paid in full all Obligations owing to it; provided that (i) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter; (ii) the processing fee required under Section 11.7(a) for such assignment shall have been paid; and (iii) such assignment does not conflict with applicable law.  A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

                 2.20         Increase in Commitments.

                 (a)             From time to time on and after the Restatement Effective Date and prior to the Tranche 1 Termination Date so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers may, upon at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Tranche 1 Lenders), propose to increase the aggregate amount of the Tranche 1 Commitments by an amount that (i) is not less than $25,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, with respect to any such request and (ii) when aggregated with all prior and concurrent increases in the Tranche 1 Commitments pursuant to this Section 2.20(a), is not in excess of $100,000,000 plus the aggregate amount of unused Tranche 1 Commitments of Defaulting Lenders terminated in accordance with Section 2.22(d).  The Borrowers may increase the aggregate amount of the Tranche 1 Commitments by (x) having one or more Eligible Assignees (each, an "Additional Tranche 1 Lender") become party to this Agreement, (y) agreeing with any Tranche 1 Lender (with the consent of such Lender in its sole discretion) to increase its Tranche 1 Commitment hereunder or (z) a combination of the procedures described in clauses (x) and (y) of this sentence; provided that the aggregate increase in the Commitments shall not exceed the increase proposed by the Borrowers.

                 (b)             From time to time on and after the Restatement Effective Date and prior to the Tranche 2 Termination Date so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers may, upon at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Tranche 2 Lenders), propose to increase the aggregate amount of the Tranche 2 Commitments by an amount that (i) is not less than $25,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, with respect

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to any such request and (ii) when aggregated with all prior and concurrent increases in the Tranche 2 Commitments pursuant to this Section 2.20(b), is not in excess of $200,000,000 plus the aggregate amount of unused Tranche 2 Commitments of Defaulting Lenders terminated in accordance with Section 2.22(d).  The Borrowers may increase the aggregate amount of the Tranche 2 Commitments by (x) having one or more Eligible Assignees (each, an "Additional Tranche 2 Lender" and collectively with the Additional Tranche 1 Lenders, the "Additional Lenders") become party to this Agreement, (y) agreeing with any Tranche 2 Lender (with the consent of such Lender in its sole discretion) to increase its Tranche 2 Commitment hereunder or (z) a combination of the procedures described in clauses (x) and (y) of this sentence; provided that the aggregate increase in the Commitments shall not exceed the increase proposed by the Borrowers.

                 (c)             No increase in the Commitments pursuant to this Section 2.20 shall be effective unless (i) each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such increase, with the same effect as if made on and as of such date, both immediately before and after giving effect to such increase, except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such date, and (ii) no Default or Event of Default shall have occurred and be continuing on the date of such increase, both immediately before and after giving effect to such increase.

                 (d)             Upon any increase in the amount of the Tranche 1 Commitments or Tranche 2 Commitments, as the case may be, pursuant to this Section 2.20 (each, an "Additional Commitment"):

                                                      (i)        Each Additional Lender or existing Lender agreeing to increase its Commitments pursuant to this Section 2.20 (each, an "Increasing Lender") shall enter into a Joinder Agreement pursuant to which such Additional Lender and/or Increasing Lender shall, as of the effective date, undertake an Additional Commitment (or, in the case of an Increasing Lender, pursuant to which such Increasing Lender's Commitment shall be increased in the agreed amount on such date) and such Additional Lender shall thereupon become (or, if an Increasing Lender, continue to be) a "Lender" for all purposes hereof;

                                                      (ii)      The Borrowers shall in the event of an increase in the Tranche 1 Commitments, in coordination with the Administrative Agent, repay all outstanding Loans and incur additional Loans from other Tranche 1 Lenders in each case so that the Tranche 1 Lenders participate in each Borrowing pro rata on the basis of their respective Tranche 1 Commitments (after giving effect to any increase in the Tranche 1 Commitments pursuant to this Section 2.20) and amounts payable under Section 2.18 as

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a result of the actions required to be taken under this Section 2.20, shall be paid in full by the Borrowers;

                                                      (iii)     If any such Additional Lender is a Foreign Lender, such Additional Lender shall deliver the forms required by Section 2.17(d); and

                                                      (iv)     Any Additional Commitment shall be subject to the prior written approval of each Fronting Lender.

                 2.21         Extension of Tranche 1 Maturity Date and Tranche 2 Maturity Date.

                 (a)             Twice during the term of this Agreement, Everest Group may, by written notice to the Administrative Agent to be given not less than 30 days but not more than 90 days prior to any anniversary of the Restatement Effective Date, request a one-year extension for each request given for each of the Tranche 1 Maturity Date and/or the Tranche 2 Maturity Date; provided that neither the Tranche 1 Maturity Date nor the Tranche 2 Maturity Date may be extended beyond the seventh anniversary of the Restatement Effective Date.  The Administrative Agent shall promptly notify each Lender holding a commitment that would be extended by such request of such request, and each such Lender shall in turn, in its sole discretion, not later than 20 days prior to such anniversary of the Restatement Effective Date, notify the Borrowers and the Administrative Agent in writing as to whether such Lender will consent to such extension.  If any such Lender shall fail to notify the Administrative Agent and the Borrowers in writing of its consent to any such request at least 20 days prior to such anniversary of the Restatement Effective Date, such Lender shall be deemed to be a Non-Extending Lender with respect to such request.  The Administrative Agent shall notify the Borrowers not later than 15 days prior to the relevant anniversary of the Restatement Effective Date of the decision of the Lenders regarding the Borrowers' request for an extension of the Tranche 1 Maturity Date and Tranche 2 Maturity Date.

                 (b)             If all the Lenders holding a commitment that would be extended by such request consent in writing to any such request in accordance with Section 2.21(a), the Tranche 1 Maturity Date and/or Tranche 2 Maturity Date, as the case may be, in effect at such time shall, effective as of the relevant anniversary of the Restatement Effective Date (as applicable, the "Extension Date"), be extended for one year; provided that (i) each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the Extension Date with the same effect as if made on and as of such date, except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Extension Date.  If less than all of the Lenders consent in writing to any such request for an extension, the Tranche 1 Maturity Date and/or Tranche 2 Maturity Date, as applicable, in effect at such time shall, effective as of the Extension Date and subject to Section 2.21(d), be extended

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as to those Lenders that so consented (each an "Extending Lender"), but shall not be extended as to any other Lender (each a "Non-Extending Lender"); provided that the Extending Lenders hold at least 50% of the aggregate Tranche 1 Commitments and/or Tranche 2 Commitments, as applicable, in effect immediately prior to the Extension Date.  To the extent that the Tranche 1 Maturity Date and Tranche 2 Maturity Date is not extended as to any Lender pursuant to this Section 2.21 and the Commitment of such Lender is not assumed in accordance with Section 2.21(c) on or prior to the Extension Date, the Commitment of such Non-Extending Lender shall automatically terminate in whole on such Tranche 1 Maturity Date and Tranche 2 Maturity Date without any further notice or other action by the Borrowers and all Obligations owing to such Non-Extending Lender at such shall time shall be subject to the prior Tranche 1 Maturity Date and Tranche 2 Maturity Date; provided that such Non-Extending Lender's rights under Sections 2.15, 2.16, 2.17, 2.18, and 11.2, and its obligations under Section 11.2(b) shall survive the Tranche 1 Maturity Date and Tranche 2 Maturity Date for such Lender as to matters occurring prior to such date.  It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrowers for any requested extension of the Tranche 1 Maturity Date and Tranche 2 Maturity Date.

                 (c)             If (i) less than all of the Lenders consent to any such request pursuant to Section 2.21(a) and (ii) the Extending Lenders hold at least 50% of the aggregate Tranche 1 Commitments and/or Tranche 2 Commitments, as applicable, in effect immediately prior to the Extension Date, the Administrative Agent shall promptly so notify the Extending Lenders, and each Extending Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 10 days prior to the Extension Date of the amount of the Non-Extending Lenders' Commitments for which it is willing to accept an assignment.  If the Extending Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Extending Lenders, such Commitments shall be allocated among the Extending Lenders willing to accept such assignments in such amounts as are agreed between the Borrowers and the Administrative Agent.  If after giving effect to the assignments of Commitments described above there remain any Commitments of Non-Extending Lenders, the Borrowers shall have the right to arrange for one or more Extending Lenders or other Eligible Assignees as Additional Lenders to assume, effective as of the Extension Date, any Non-Extending Lender's Commitment and all of the obligations of such Non-Extending Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Extending Lender; provided, however, that the amount of the Commitment of any such Additional Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Extending Lender is less than $5,000,000, in which case such Additional Lender shall assume all of such lesser amount; provided further that:

                                                      (i)       any such Extending Lender or Additional Lender shall have paid to such Non-Extending Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Extending Lender plus (B) any accrued but unpaid fees owing to such Non-Extending Lender as of the effective date of such assignment;

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                                                      (ii)      all amounts payable to such Non-Extending Lender under Section 11.2 and all other accrued and unpaid amounts owing to such Non-Extending Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Extending Lender; and

                                                      (iii)     with respect to any such Additional Lender, the processing fee required under Section 11.7(a) for such assignment shall have been paid;

                 provided further that such Non-Extending Lender's rights under Sections 2.15, 2.16, 2.17, 2.18, and 11.2, and its obligations under Section 11.2(b), shall survive such substitution as to matters occurring prior to the date of substitution.  At least three Business Days prior to the Extension Date, (A) each such Additional Lender, if any, shall have delivered to the Borrowers and the Administrative Agent an Assignment and Assumption, duly executed by such Additional Lender, such Non-Extending Lender, the Borrowers and the Administrative Agent, (B) any such Extending Lender shall have delivered confirmation in writing satisfactory to the Borrowers and the Administrative Agent as to the increase in the amount of its Commitment and (C) each Non-Extending Lender being replaced pursuant to this Section 2.21 shall have delivered to the Administrative Agent any Note held by such Non-Extending Lender.  Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Extending Lender or Additional Lender, as of the Extension Date, will be substituted for such Non-Extending Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Extending Lender hereunder shall, by the provisions hereof, be released and discharged.

                 (d)             If (after giving effect to any assignments or assumptions pursuant to Section 2.21(c)) (i) any Lender consents in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, (ii) each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the Extension Date with the same effect as if made on and as of such date, except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such date, and (iii) no Default or Event of Default shall have occurred and be continuing on the Extension Date, the Administrative Agent shall so notify the Borrowers, and the Tranche 1 Maturity Date and Tranche 2 Maturity Date shall be extended for the additional one year period as described in Section 2.21(a), and all references in this Agreement, and in the Notes, if any, to the "Tranche 1 Maturity Date" and "Tranche 2 Maturity Date" shall, with respect to each Extending Lender and each Additional Lender refer to the Tranche 1 Maturity Date and Tranche 2 Maturity Date as so extended.  Promptly following the Extension Date, the Administrative Agent shall notify the Lenders (including each Additional Lender) of the extension of the Tranche 1 Maturity Date and

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Tranche 2 Maturity Date and shall thereupon record in the Register the relevant information with respect to each such Extending Lender and each such Additional Lender.

                 2.22         Defaulting Lenders.

                 (a)             Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

                                                      (i)       Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Tranche 1 Lenders and Required Tranche 2 Lenders and in Section 11.6.

                                                      (ii)       Any payment of principal, interest, fees, indemnity payments or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.3 shall be retained in a segregated account until applied at such time or times as may be determined by the Administrative Agent as follows:

                                (A)       first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

                                (B)       second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Fronting Lenders hereunder;

                                (C)       third, to Cash Collateralize the Fronting Lenders' Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(c);

                                (D)       fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

                                (E)       fifth, if so determined by the Administrative Agent and Everest Group, to be held in a non-interest-bearing deposit account and released in order to (i) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (ii) Cash Collateralize, in accordance with Section 2.22(c), the Fronting Lenders' future Fronting Exposure with respect to such Defaulting Lender with respect to future Participated Letters of Credit issued under this Agreement;

                                (F)       sixth, to the payment of any amounts owing to the Lenders or any Fronting Lender (other than Defaulting Lenders) as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Fronting Lender

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against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement;

                                (G)       seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of or settlement approved by a court of competent jurisdiction in favor of any Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and

                                (H)       eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or any Letter of Credit Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and obligations in respect of Letters of Credit owed to, all applicable Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or obligations in respect of Letters of Credit owed to, such Defaulting Lender.

                  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                 (A)       No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.9(b) or 2.9(e) for any period during which such Lender is a Defaulting Lender.

                                (B)       Each Defaulting Lender shall be entitled to receive letter of credit fees in accordance with Sections 2.9(c) and 2.9(f) for any period during which such Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the Stated Amount of Letters of Credit for which it has provided Cash Collateral in accordance with Section 2.22(c).

                                (C)       With respect to any commitment fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to Section 2.22(a)(iii)(A) or 2.22(a)(iii)(B), the Borrowers shall (x)  pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.22(a)(iv), (y) pay to any Fronting Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to its Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

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                                 (iv)               All or any part of such Defaulting Lender's Letter of Credit Exposure in respect of Participated Letters of Credit shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the Non-Defaulting Lenders holding Tranche 2 Commitments in accordance with their proportional respective Tranche 2 Commitments, as applicable (calculated without regard to such Defaulting Lender's Commitment), so that such Defaulting Lender's Letter of Credit Exposure in respect of Participated Letters of Credit is 100% risk-participated among the Non-Defaulting Lenders holding Tranche 2 Commitments, but only to the extent that such reallocation does not cause the Tranche 2 Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Tranche 2 Commitment.  Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

                                (v)                 If the reallocation described in Section 2.22(a)(iv) cannot, or can only partially, be effected (such un-reallocated portion, the "unreallocated portion"), the Borrowers shall, without prejudice to any right or remedy available to them under law, Cash Collateralize the unreallocated portion of each Fronting Lender's Fronting Exposure with respect to each Defaulting Lender in accordance with the procedures set forth in Section 2.22(c) or make other such arrangements as may be acceptable to the Administrative Agent and the applicable Fronting Lender (each in its sole discretion).

                                                  (b)                If the Borrowers, the Administrative Agent, and each Fronting Lender that has Fronting Exposure agree (each in their sole discretion) in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Defaulting Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Participated Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their respective Tranche 1 Commitments or Tranche 2 Commitments, as applicable (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.

                                                 (c)              At any time that there shall exist a Defaulting Lender, within five Business Days upon the request of the Administrative Agent or any Fronting Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

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                                                      (i)                       All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a segregated and blocked, non-interest bearing deposit accounts with the Administrative Agent.  The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.22(c)(ii).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the relevant Defaulting Lender).  Notwithstanding any provision contained in this Agreement, any delivery of Cash Collateral shall not relieve the Defaulting Lender of its obligations under the Credit Agreement nor shall it be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, any Fronting Lender or any Lender may have against such Defaulting Lender.

                                                    (ii)                     Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

                                                    (iii)                 Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)), (ii) the Administrative Agent's good faith determination that there exists excess Cash Collateral or (iii) the termination or expiration of all Letters of Credit and the payment in full of all Obligations; provided, however, that the Person providing Cash Collateral and the applicable Fronting Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

                                                 (d)                In addition to the Borrowers' rights under Sections 2.5(b) and 2.5(c), the Borrowers may terminate the unused amount of the Commitment of any Defaulting Lender upon five Business Days' prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.22(a)(ii) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts);

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provided that (x) no Event of Default shall have occurred and be continuing and (y) such termination shall not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, any Fronting Lender or any Lender may have against such Defaulting Lender.

                                                 (e)                In accordance with Section 2.20, the Borrowers may increase the aggregate Commitments in an amount equal to the unused Commitments of Defaulting Lenders terminated in accordance with Section 2.22(d).

ARTICLE III

LETTERS OF CREDIT

                   3.1            Issuance of Tranche 1 Letters of Credit.  Subject to and upon the terms and conditions herein set forth, each Tranche 1 Lender will (acting through the L/C Agent) at any time and from time to time on and after the Restatement Effective Date and prior to the Tranche 1 Termination Date, and upon request by a Borrower in accordance with the provisions of Section 3.3, issue for the account of such Borrower one or more Letters of Credit as Syndicated Letters of Credit denominated in Dollars and in a form customarily used or otherwise approved by the L/C Agent (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Tranche 1 Letters of Credit").  The Stated Amount of each Tranche 1 Letter of Credit shall not be less than $100,000.  Notwithstanding the foregoing:

                   (a)             No Tranche 1 Letter of Credit shall be issued if the Stated Amount thereof upon issuance, when added to the aggregate Tranche 1 Credit Exposure, would exceed the aggregate Tranche 1 Commitments at such time;

                   (b)             No Tranche 1 Letter of Credit shall be issued at the request of any Borrower as a Secured Letter of Credit in accordance with any notice delivered under Section 3.8(a) if the Stated Amount thereof upon issuance, (y) when added to the aggregate Secured Letter of Credit Exposure, would exceed the aggregate Collateral Value at such time, or (z) when added to the aggregate Secured Letter of Credit Exposure pertaining to such Borrower, would exceed the Collateral Value in such Borrower's Custodial Account at such time;

                   (c)             Notwithstanding that a Tranche 1 Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Subsidiary of a Borrower, such Borrower shall be obligated to reimburse each Issuing Lender hereunder for any and all drawings under such Tranche 1 Letter of Credit (and each Borrower hereby acknowledges that the issuance of Tranche 1 Letters of Credit for the benefit of its Subsidiaries inures to the benefit of each such Borrower and that each Borrower's business derives substantial benefits from the businesses of such Subsidiaries);

                   (d)             No Tranche 1 Letter of Credit shall be issued that by its terms expires later than the earlier of (i) one year after its date of issuance and (ii) the first anniversary of the Tranche 1 Termination Date; provided, however, that a Tranche 1 Letter of Credit may, if requested by the applicable Borrower, provide by its terms, and on terms acceptable to the L/C Agent, for renewal

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for successive periods of one year or less (but not beyond the first  anniversary of the Tranche 1 Termination Date), unless and until the L/C Agent shall have delivered a notice of nonrenewal to the beneficiary of such Tranche 1 Letter of Credit; and

                   (e)             Each Issuing Lender shall be under no obligation to issue any Tranche 1 Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Tranche 1 Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Tranche 1 Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Tranche 1 Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense that was not applicable or in effect as of the Restatement Effective Date and that such Issuing Lender in good faith deems material to it, or (ii) the L/C Agent shall have actual knowledge, or shall have received notice from any Tranche 1 Lender, prior to the issuance of such Tranche 1 Letter of Credit that one or more of the conditions specified in Section 4.1 (if applicable) or Section 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Tranche 1 Letter of Credit would violate the provisions of Section 3.1(a).

                   3.2            Issuance of Tranche 2 Letters of Credit.  Subject to and upon the terms and conditions herein set forth, each Tranche 2 Lender (acting through the L/C Agent with respect to Syndicated Letters of Credit) or Fronting Lender (with respect to Participated Letters of Credit), as applicable, will, at any time and from time to time on and after the Restatement Effective Date and prior to the Tranche 2 Termination Date, and upon request by a Borrower in accordance with the provisions of Section 3.3 or Section 3.4, as applicable, issue for the account of such Borrower one or more Letters of Credit as either Syndicated Letters of Credit or Participated Letters of Credit, denominated in Dollars or, with respect to Participated Letter of Credit, a Foreign Currency, and in a form customarily used or otherwise approved by the L/C Agent or the applicable Fronting Lender, as applicable (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, the "Tranche 2 Letters of Credit").  The Stated Amount of each Tranche 2 Letter of Credit shall not be less than $100,000.  Notwithstanding the foregoing:

                   (a)             No Tranche 2 Letter of Credit shall be issued if the Stated Amount thereof upon issuance, (y) when added to the aggregate Tranche 2 Letter of Credit Exposure, would exceed the aggregate Tranche 2 Commitments, or (z) when added to the aggregate Secured Letter of Credit Exposure, would exceed the aggregate Collateral Value at such time;

                   (b)             No Tranche 2 Letter of Credit shall be issued at the request of any Borrower the Stated Amount upon issuance of which, when added to the aggregate Secured Letter of Credit Exposure pertaining to such Borrower, would exceed the Collateral Value in such Borrower's Custodial Account at such time;

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                   (c)             No Tranche 2 Letter of Credit shall be issued as a Participated Letter of Credit by any Fronting Lender if the Stated Amount thereof upon issuance, when added to the aggregate Stated Amount of all other outstanding Participated Letters of Credit issued by such Fronting Lender would exceed (i) with respect Wells Fargo in its capacity as a Fronting Lender, $500,000,000 (or such other amount as may be agreed to by Wells Fargo and the Borrowers from time to time) and (ii) with respect to any other Fronting Lender, an amount as separately agreed by such Fronting Lender and the Borrowers.

                   (d)             Notwithstanding that a Tranche 2 Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Subsidiary of a Borrower, such Borrower shall be obligated to reimburse the applicable Issuing Lenders hereunder for any and all drawings under such Tranche 2 Letter of Credit (and each Borrower hereby acknowledges that the issuance of Tranche 2 Letters of Credit for the benefit of its Subsidiaries inures to the benefit of each such Borrower and that each Borrower's business derives substantial benefits from the businesses of such Subsidiaries);

                   (e)             No Tranche 2 Letter of Credit shall be issued that by its terms expires later than the earlier of (i) one year after its date of issuance and (ii) the first anniversary of the Tranche 2 Termination Date; provided, however, that a Tranche 2 Letter of Credit may, if requested by the applicable Borrower, provide by its terms, and on terms acceptable to the L/C Agent or Fronting Lender, as applicable, for renewal for successive periods of one year or less (but not beyond the first anniversary of the Tranche 2 Termination Date), unless and until the L/C Agent or Fronting Lender, as applicable, shall have delivered a notice of nonrenewal to the beneficiary of such Tranche 2 Letter of Credit;

                   (f)             No Tranche 2 Letter of Credit denominated in a Foreign Currency shall be issued by a Fronting Lender if the Stated Amount thereof upon issuance, when added to the aggregate Stated Amount of all outstanding Tranche 2 Letters of Credit issued by such Fronting Lender in a Foreign Currency at such time, would exceed, (i) with respect Wells Fargo in its capacity as a Fronting Lender, $25,000,000 and (ii) with respect to any other Fronting Lender, an amount as separately agreed by such Fronting Lender and the Borrowers; and

                   (g)             Each Issuing Lender shall be under no obligation to issue any Tranche 2 Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Tranche 2 Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Tranche 2 Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Tranche 2 Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense that was not applicable or in effect as of the Restatement Effective Date and that such Issuing Lender in good faith deems material to it, or (ii) the L/C Agent or Fronting Lender, as applicable, shall have actual knowledge, or shall have received notice from any Tranche 2 Lender, prior to the issuance of such Tranche 2 Letter of Credit that

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one or more of the conditions specified in Section 4.1 (if applicable) or Section 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Section 3.2(a).

                   3.3            Syndicated Letters of Credit.

                   (a)             Notices.  Whenever a Borrower desires the issuance of a Syndicated Letter of Credit, the respective Borrower will give the L/C Agent written notice with a copy to the Administrative Agent not later than 11:00 a.m. three Business Days (or such shorter period as is acceptable to the L/C Agent in its sole discretion in any given case) prior to the requested date of issuance thereof.  Each such notice (each, a "Syndicated Letter of Credit Notice") shall be irrevocable, shall be given in the form of Exhibit B-3 or such other form reasonably acceptable to the L/C Agent, and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Syndicated Letter of Credit, (iii) the name and address of the requested beneficiary or beneficiaries of the Syndicated Letter of Credit, and (iv) whether such Syndicated Letter of Credit to be issued is a Tranche 1 Letter of Credit (and if so, whether it is to be issued as a Secured Letter of Credit) or Tranche 2 Letter of Credit.  Such Borrower will also complete any application procedures and documents reasonably required by the L/C Agent in connection with the issuance of any Syndicated Letter of Credit.  Upon its issuance of any Syndicated Letter of Credit, the L/C Agent will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each applicable Tranche 1 Lender or Tranche 2 Lender, as the case may be.  The renewal or extension of any outstanding Syndicated Letter of Credit shall, for purposes of this Article III, be treated in all respects as the issuance of a new Syndicated Letter of Credit.  In addition to any Syndicated Letter of Credit Notice (or electronic notice acceptable to the L/C Agent) with respect to a Syndicated Letter of Credit that is to be a Secured Letter of Credit, the Borrowers shall deliver to the Administrative Agent a Collateral Value Report or other evidence satisfactory to the Administrative Agent reflecting sufficient Collateral Value not later than 11:00 a.m. on the Business Day immediately preceding the date on which such Secured Letter of Credit is to be issued.

                   (b)             Obligation of Lenders.  The obligation of any Issuing Lender under any Syndicated Letter of Credit shall be several and not joint and shall be in an amount equal to such Issuing Lender's pro rata share (based on the percentage of the aggregate Tranche 1 Commitments or Tranche 2 Commitments, as applicable, represented by such Lender's Tranche 1 Commitment or Tranche 2 Commitment, as applicable) of the aggregate Stated Amount of such Syndicated Letter of Credit at the time such Syndicated Letter of Credit is issued (subject to any amendments to such Syndicated Letter of Credit expressly permitted hereunder) and each Syndicated Letter of Credit shall expressly so provide.  Absent the prior written consent of each Issuing Lender, no Syndicated Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Issuing Lenders thereunder as provided in this Section 3.3(b).  The failure of any Issuing Lender to make any L/C Disbursement in respect of any Syndicated Letter of Credit on any date shall not relieve any other Issuing Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Issuing Lender shall be responsible for the failure of any other Issuing Lender to make its L/C Disbursement in respect of any Syndicated Letter of Credit.  Concurrently with or promptly following any change in

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Commitments pursuant to Section 2.20 or 2.21, the L/C Agent shall amend or replace each outstanding Syndicated Letter of Credit to reflect the new pro rata shares of the applicable Lenders in accordance with their applicable Commitments.  Until a Syndicated Letter of Credit has been so amended or replaced, the Lenders (both before and after giving effect to the change in Commitments) shall be deemed to have irrevocably and unconditionally sold and purchased participations in such Syndicated Letter of Credit (including each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto) as necessary to give effect to the change in Commitments.

                   (c)             Issuance Administration.  Each Syndicated Letter of Credit shall be executed and delivered by the L/C Agent in the name and on behalf of, and as attorney-in-fact for, each Tranche 1 Lender or Tranche 2 Lender, as applicable, and the L/C Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the L/C Agent shall act, as the agent of each such Issuing Lender to (i) execute and deliver such Syndicated Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (iii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit, (iv) notify such Issuing Lender and the applicable Borrower that a valid drawing has been made and the date that the related L/C Disbursement is to be made and (v) exercise all rights held by the issuer of a letter of credit under the documents for which such Syndicated Letter of Credit shall provide credit enhancement (or designate any Person as its representative for all such purposes under such documents); provided that the L/C Agent shall have no obligation or liability for any L/C Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide.  Each Issuing Lender hereby irrevocably appoints and designates the L/C Agent as its attorney-in-fact, acting through any duly authorized officer, to execute and deliver in the name and on behalf of such Issuing Lender each Syndicated Letter of Credit to be issued by such Issuing Lender hereunder and to take such other actions contemplated by this Section 3.3(c).  Promptly upon the request of the L/C Agent, each Issuing Lender will furnish to the L/C Agent such additional powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the L/C Agent has the power to act as attorney-in-fact for such Issuing Lender to execute and deliver such Syndicated Letter of Credit.

                   (d)             Disbursement Procedures.  The L/C Agent shall, within a reasonable time following its receipt thereof (and, in any event, within any specific time specified in the text of the relevant Syndicated Letter of Credit), examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit.  The L/C Agent shall promptly after such examination and before such L/C Disbursement notify each Tranche 1 Lender or Tranche 2 Lender, as applicable, and the applicable Borrower by telephone (confirmed by facsimile or email) of such demand for payment.  With respect to any demand for payment made under a Syndicated Letter of Credit which the L/C Agent has informed the applicable Issuing Lenders is valid, each such Issuing Lender will promptly make an L/C Disbursement in respect of such Syndicated Letter of Credit, such L/C Disbursement to be made to the account of the L/C Agent most recently designated by it for such purpose by notice to the Issuing Lenders.  The L/C Agent will make such L/C Disbursement available to the beneficiary of such Syndicated Letter of

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Credit by promptly crediting the amounts so received, in the funds so received, to the account identified by such beneficiary in connection with such demand for such L/C Disbursement.  Promptly following any L/C Disbursement by any Issuing Lender in respect of any Syndicated Letter of Credit, the L/C Agent will notify the applicable Borrower of such L/C Disbursement.

                   (e)             Reimbursement.  Each Borrower hereby agrees to reimburse the applicable Issuing Lenders by making payment, in Dollars, to the Administrative Agent, for the account of the Issuing Lenders, in immediately available funds, for any L/C Disbursement under any Syndicated Letter of Credit, and in any event within one Business Day after such Borrower's receipt of notice of such payment by the applicable Issuing Lenders, together with interest on the L/C Disbursement, to the extent not reimbursed prior to 2:00 p.m. Eastern Time on the date of such L/C Disbursement, for the period from the date of the L/C Disbursement to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate plus 2%, such interest also to be payable on demand.  The Issuing Lenders will provide the Administrative Agent and the respective Borrower with prompt notice of any L/C disbursement made or to be made under any Syndicated Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect such Borrower's obligations under this Section 3.3(e) or any other provision of this Agreement.  The Administrative Agent will promptly pay to the Issuing Lenders any such amounts received by it under this Section 3.3(e).

                   3.4            Participated Letters of Credit.

                   (a)             Notices.  Whenever a Borrower desires the issuance of a Participated Letter of Credit, the respective Borrower will give the applicable Fronting Lender written notice with a copy to the Administrative Agent not later than 11:00 a.m. three Business Days (or such shorter period as is acceptable to the Fronting Lender in its sole discretion in any given case) prior to the requested date of issuance thereof.  Each such notice (each, a "Participated Letter of Credit Notice") shall be irrevocable, shall be given in the form of Exhibit B-4 or such other form reasonably acceptable to the applicable Fronting Lender, and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount, currency and expiry date of the Participated Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Participated Letter of Credit.  Such Borrower will also complete any application procedures and documents reasonably required by the Fronting Lender in connection with the issuance of any Participated Letter of Credit.  Upon its issuance of any Participated Letter of Credit, the Fronting Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Tranche 2 Lender.  The renewal or extension of any outstanding Participated Letter of Credit shall, for purposes of this Article III, be treated in all respects as the issuance of a new Participated Letter of Credit.  In addition to any Participated Letter of Credit Notice (or electronic notice acceptable to the Fronting Lender) with respect to a Secured Letter of Credit, the Borrowers shall deliver to the Administrative Agent a Collateral Value Report not later than 11:00 a.m. on the Business Day immediately preceding the date on which such Secured Letter of Credit is to be issued.

                   (b)             Participations.  Immediately upon the issuance of any Participated Letter of Credit, the Fronting Lender shall be deemed to have sold and transferred to each Tranche 2 Lender, and each Tranche 2 Lender shall be deemed irrevocably and unconditionally to have

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purchased and received from the Fronting Lender, without recourse or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Fronting Lender), an undivided interest and participation, pro rata (based on the percentage of the aggregate Tranche 2 Commitments represented by such Lender's Tranche 2 Commitment) in such Participated Letter of Credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fees described in Sections 2.9(d) and 2.9(g) shall be payable directly to the Fronting Lender as provided therein, and the other Lenders shall have no right to receive any portion thereof.  Each Tranche 2 Lender acknowledges and agrees that its obligation to acquire participations hereunder in respect of Participated Letters of Credit is absolute and unconditional.  In consideration and in furtherance of the foregoing, each Tranche 2 Lender hereby absolutely and unconditionally agrees to pay, in Dollars, to the Administrative Agent, for the account of the Fronting Lender, such Tranche 2 Lender's pro rata share (determined as provided above) of each Participated Letter of Credit Reimbursement Obligation not reimbursed by the applicable Borrower on the date due as provided in Section 3.4(c) or of any reimbursement payment required to be refunded to the Borrowers for any reason.  Upon any change in the Tranche 2 Commitments of any of the Tranche 2 Lenders pursuant to Sections 2.20, 2.21 or 11.7(a), with respect to all outstanding Participated Letters of Credit and Reimbursement Obligations under the Tranche 2 Commitments to be so changed, there shall be an automatic adjustment to the participations pursuant to this Section 3.4(b) to reflect the new pro rata shares of the Tranche 2 Lenders.  Each Tranche 2 Lender's obligation to make payment to the Fronting Lender pursuant to this Section 3.4(b) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the termination of the Tranche 2 Commitments or the existence of any Default or Event of Default, and each such payment shall be made without any offset, abatement, reduction or withholding whatsoever.

                   (c)             Disbursement Procedures.  The Fronting Lender shall, within a reasonable time following its receipt thereof (and, in any event, within any specific time specified in the text of the relevant Participated Letter of Credit), examine all documents purporting to represent a demand for payment under any Participated Letter of Credit.  The Fronting Lender shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile or email) of such demand for payment.  If such Borrower shall fail to reimburse the Fronting Lender for such L/C Disbursement on the date and time specified in Section 3.4(d), the Administrative Agent shall notify each applicable Tranche 2 Lender of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof and the Dollar amount of such Tranche 2 Lender's pro rata share thereof (as determined above).  Each applicable Tranche 2 Lender shall upon such notice make funds available to the Administrative Agent in Dollars for the account of the Fronting Lender in an amount equal to its pro rata share (as determined above) of the unpaid L/C Disbursement not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent.  No such making of a payment by a Lender shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the Fronting Lender for the amount of any payment made by such Fronting Lender under such Participated Letter of Credit, together with interest as provided herein.

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                   (d)             Reimbursement.  Each Borrower hereby agrees to reimburse the Fronting Lender by making payment, in Dollars, to the Administrative Agent, for the account of the Fronting Lender, in immediately available funds, for any L/C Disbursement by the Fronting Lender under any Participated Letter of Credit issued by it forthwith upon, and in any event within one Business Day after, such Borrower's receipt of notice of such payment by the Fronting Lender, together with interest on the amount so paid by the Fronting Lender, to the extent not reimbursed prior to 2:00 p.m. on the date of such L/C Disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate plus 2%, such interest also to be payable on demand.  The Fronting Lender will provide the Administrative Agent and the respective Borrower with prompt notice of any L/C Disbursement made or to be made under any Participated Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect such Borrower's obligations under this Section 3.4(d) or any other provision of this Agreement.  The Administrative Agent will promptly pay to the Fronting Lender any such amounts received by it under this Section 3.4(d).  The Borrowers will compensate each Tranche 2 Lender and the Fronting Lender upon demand for all losses, expenses and liabilities (including as a result of fluctuation in foreign currency exchange rates) that such Tranche 2 Lender or the Fronting Lender, as applicable, may incur or sustain as a result of any failure by the Borrowers to make payment on any Reimbursement Obligation arising in connection with a Participated Letter of Credit denominated in a Foreign Currency on its scheduled due date.

                   3.5            Reports to Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Fronting Lender and the L/C Agent shall report in writing to the Administrative Agent (who shall promptly provide notice to the Lenders of the contents thereof) (i) on or prior to each Business Day on which such Fronting Lender or L/C Agent issues, amends, renews or extends any Letters of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Fronting Lender or L/C Agent shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Fronting Lender or L/C Agent makes any payment on a Letter of Credit, the date and amount of such disbursement, (iii) on any Business Day on which any Borrower fails to reimburse any payment required to be reimbursed to such Fronting Lender or L/C Agent on such day, the date of such failure and the amount of such disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Fronting Lender or L/C Agent.

                   3.6            Obligations Absolute.  The Reimbursement Obligations of each Borrower with respect to Letters of Credit issued to it (i) shall be irrevocable, (ii) shall remain in effect until the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit and (iii) shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense (other than the defense of payment) or any other qualification or exception whatsoever and shall be made in accordance with the

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terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

                   (a)             Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

                   (b)             Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrowers have notice or knowledge thereof;

                   (c)             The existence of any claim, setoff, defense or other right that any Borrower may have at any time against a beneficiary or transferee of a Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Administrative Agent, the L/C Agent, any Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit Document, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between such Borrower and the beneficiary named in any such Letter of Credit);

                   (d)             Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile or otherwise, or any errors in translation or in interpretation of technical terms;

                   (e)             Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit, any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

                   (f)             Any exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

                   (g)             The occurrence of any Default or Event of Default; or

                   (h)             Any other circumstance or event whatsoever, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any guarantor.

                   Any payment by the Borrowers on account of a Reimbursement Obligation shall be made without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire as a result of the payment by any Lender on any draft or the reimbursement by the Borrowers thereof.

                   3.7            No Liability of the Fronting Lender or L/C Agent.  Any action taken or omitted to be taken by any Fronting Lender or the L/C Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (with any

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existence of gross negligence or willful misconduct to be determined by a court of competent jurisdiction by final and nonappealable judgment), shall be binding upon each Borrower and each applicable Lender and shall not create or result in any liability of such Fronting Lender or L/C Agent to any Borrower or any Lender; provided that the such Fronting Lender or L/C Agent in its examination of documents presented under any Letter of Credit observes standard practice of financial institutions that regularly issue letters of credit; provided further that this sentence shall not detract from any claim a Borrower may have against such Fronting Lender or the L/C Agent for wrongful dishonor of a draft or demand presented under a Letter of Credit.  It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from such Fronting Lender's or L/C Agent's gross negligence or willful misconduct, (i) such Fronting Lender's or L/C Agent's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) such Fronting Lender's or L/C Agent's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case be deemed not to constitute gross negligence or willful misconduct of such Fronting Lender or the L/C Agent.

                   3.8            Secured Tranche 1 Letters of Credit.

                   (a)             Upon the initial issuance of any Tranche 1 Letter of Credit, the applicable Borrower may elect, in the applicable Letter of Credit Notice, that such Letter of Credit be secured by Collateral.  Each Tranche 1 Letter of Credit issued on a secured basis shall at all times remain secured by Collateral so long as such Letter of Credit remains outstanding.

                   (b)             After the initial issuance of any Tranche 1 Letter of Credit issued on an unsecured basis, the applicable Borrower may elect, by delivering written notice to the Administrative Agent at least five Business Days in advance of the end of any calendar quarter, that such Letter of Credit be secured by Eligible Collateral.  Such election by a Borrower shall become effective on the first day of the immediately succeeding calendar quarter; provided that such Borrower shall have delivered, not later than 11:00 a.m. on the Business Day immediately preceding such day, (i) to the applicable Custodian, Collateral in an sufficient amount such that the aggregate Collateral Value shall equal or exceed the Secured Letter of Credit Exposure at such time and (ii) to the Administrative Agent, a Collateral Value Report confirming that the Secured Letter of Credit Exposure, after giving effect to such election, does not exceed the Collateral Value at such time.  Any Tranche 1 Letter of Credit secured after initial issuance pursuant to this Section 3.6(b) shall at all times remain secured by Collateral and subject to Collateral Value requirements so long as such Letter of Credit remains outstanding.

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                   (c)             Subject to Section 9.2, from and after the Tranche 1 Termination Date, all Tranche 1 Letters of Credit shall be secured by Eligible Collateral and shall at all times thereafter remain secured by Eligible Collateral so long as such Letter of Credit remains outstanding.  Subject to Section 9.2, on the Tranche 1 Termination Date, each Borrower shall deposit into its Custodial Account additional Eligible Collateral having an aggregate Collateral Value at least equal to the Stated Amount of all Letters of Credit requested by such Borrower outstanding at such time minus the Collateral Value in such Borrower's Custodial Account at such time.

                   3.9            Existing Letters of Credit.  Each letter of credit issued under the Existing Credit Agreement that remains outstanding as of the Restatement Effective Date shall be deemed issued as a Participated Letter of Credit under this Agreement as of the Restatement Effective Date.

                   3.10         Cash Collateral Account.  At any time and from time to time in the event of a payment under Section 2.6(b) or 2.6(c) (to the extent required by such Sections), the Administrative Agent will retain such amount as may then be required to be retained, such amounts to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account").  The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for the aggregate Letter of Credit Exposure, and for application to the Borrowers' Reimbursement Obligations as and when the same shall arise.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrowers (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest.  Interest and profits, if any, on such investments shall accumulate in such account.  In the event of a drawing, and subsequent payment by the Issuing Lenders, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lenders an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lenders therefor.  Any amounts remaining in the Cash Collateral Account (including interest) after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lenders for all of their obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct.  If the Borrowers are required to provide Cash Collateral pursuant to Section 2.6(b) or Section 2.6(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers on demand; provided that after giving effect to such return (i) the Tranche 1 Credit Exposure at such time would not exceed the Tranche 1 Commitments at such time, (ii) the Tranche 2 Letter of Credit Exposure at such time would not the exceed the Tranche 2 Commitments at such time, (iii) the Secured Letter of Credit Exposure at such time would not exceed the aggregate Collateral Value at such time, and (iv) no Default or Event of Default shall have occurred and be continuing at such time.  If the Borrowers are required to provide Cash Collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have

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been waived.  All Cash Collateral shall be returned to the Borrowers upon (x) the termination or expiration of all Letters of Credit and (y) the payment in full of all Obligations.

                   3.11         The Fronting Lenders and L/C Agent.  Each Fronting Lender and the L/C Agent shall act on behalf of the Lenders with respect to any Letters of Credit issued or administered by it and the documents associated therewith, and such Fronting Lender and L/C Agent shall have all of the rights, benefits and immunities (i) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered in connection with Letters of Credit issued or proposed to be issued by it or administered by it and any documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article X included such Fronting Lender or L/C Agent with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Fronting Lenders or the L/C Agent, as applicable.

                   3.12         Effectiveness.  Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrowers under this Article III shall remain in full force and effect until the Issuing Lenders and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

ARTICLE IV

CONDITIONS PRECEDENT

                   4.1            Conditions Precedent to the Restatement Effective Date.  The obligation of each Lender to make Loans hereunder, and the obligation of the Issuing Lenders to issue Letters of Credit hereunder, shall not become effective until the date (the "Restatement Effective Date") on which each of the following conditions is satisfied (or waived in accordance with Section 11.6):

                   (a)             The Administrative Agent shall have received the following, each dated as of the Restatement Effective Date (unless otherwise specified):

                  (i)                     counterparts of this Agreement executed by each Borrower;

                  (ii)                    to the extent requested by any Tranche 1 Lender in accordance with Section 2.4(d), a Note for such Tranche 1 Lender, in each case duly completed in accordance with the provisions of Section 2.4(d) and executed by each of the Borrowers;

                  (iii)               for each Custodial Account, an acknowledgment, in form and substance satisfactory to the Administrative Agent, from the applicable Custodian and the Borrowers that the Account Control Agreement governing such Custodial Account remains in full force and effect and enforceable against the parties thereto;

                  (iv)               a certificate, signed by the chief executive officer, chief financial officer, treasurer or comptroller of each Borrower, in form and substance satisfactory to the Administrative Agent, certifying that (A) each of the representations and warranties of such Borrower contained in this Agreement and the other Credit Documents is true and correct in all material respects (except to the extent any such representation and warranty

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is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of the Restatement Effective Date, except representations and warranties which relate solely to a specific date, each of which shall have been true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such specific date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (B) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the initial Loans hereunder and the application of the proceeds thereof, (C) there are no insurance regulatory proceedings pending or, to such individual's knowledge, threatened against any Insurance Subsidiary in any jurisdiction that would reasonably be expected to have a Material Adverse Effect, and (D) both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, no event having a Material Adverse Effect has occurred since December 31, 2015 and there exists no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect;

                  (v)                    a certificate of the secretary or an assistant secretary of each Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Borrower, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws or similar governing document of such Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, and (C) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above; and

                  (vi)                  a favorable opinion of (i) Mayer Brown LLP, special New York counsel to the Borrowers, (ii) Sanjoy Mukherjee, General Counsel of Everest Group, and (iii) Conyers Dill & Pearman Limited, Bermuda counsel to the Borrowers, all in form and substance reasonably satisfactory to the Administrative Agent;

                   (b)             The Administrative Agent shall have received a certificate as of a recent date of the good standing of each Borrower under the laws of their respective jurisdictions of organization from the Secretary of State or Insurance Regulatory Authorities (or comparable Governmental Authority) of such jurisdiction;

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                   (c)             All approvals, permits and consents of any Governmental Authorities (including all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Administrative Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that would reasonably be expected to have a Material Adverse Effect;

                   (d)             Since December 31, 2015, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any event having a Material Adverse Effect or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect;

                   (e)             The Borrowers shall have paid (i) to the Arrangers, the fees required under the Fee Letters to be paid to them on the Restatement Effective Date, in the amounts due and payable on the Restatement Effective Date as required by the terms thereof, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Wells Fargo Fee Letter, and (iii) all other fees and reasonable expenses of the Arrangers, the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Restatement Effective Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby;

                   (f)              The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of each Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder;

                   (g)             The Administrative Agent shall have received from each Borrower all documentation and other information requested by the Administrative Agent that is required to satisfy applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act;

                   (h)             All accrued but unpaid interest and fees under the Existing Credit Agreement shall have been paid in full on the Restatement Effective Date; and

                   (i)              The Administrative Agent shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

For purposes of determining compliance with the conditions specified in Section 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with

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each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Restatement Effective Date specifying its objection thereto.

                   4.2            Conditions Precedent to All Loans and Letters of Credit.  The obligation of each Lender to make any Loan hereunder and the obligation of the Issuing Lenders to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

                   (a)             The Restatement Effective Date shall have occurred;

                   (b)             The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b) or (together with the L/C Agent or the applicable Fronting Lender) a Syndicated Letter of Credit Notice or a Participated Letter of Credit Notice, as applicable, in accordance with Article III;

                   (c)             Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the Restatement Effective Date (in the case of any Loan made or Letter of Credit issued or deemed issued hereunder on the Restatement Effective Date) and as of any such later Borrowing Date in the case of all subsequent Loans or date of issuance of a Letter of Credit (except those found at Section 5.10, clause (i) of Section 5.5, and clause (ii) of Section 5.13(c)), with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date, except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such date; and

                   (d)             No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to, the Loans to be made or Letter of Credit to be issued on such date.

                   Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation and warranty by the Borrowers that the statements contained in subsections 4.2(c) and 4.2(d) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

                   In addition to the other conditions precedent herein set forth, if as of the relevant Borrowing Date or date of issuance any Lender is a Defaulting Lender, no Fronting Lender shall be required to issue any Participated Letter of Credit or to amend any outstanding Participated Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend

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the expiry date thereof, unless such Fronting Lender is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

                   To induce the Administrative Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby and the Issuing Lenders to issue Letters of Credit, each of the Borrowers represents and warrants to the Administrative Agent, the Issuing Lenders and the Lenders as follows:

                   5.1            Corporate Organization and Power.  Each of the Borrowers and their respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                   5.2            Authorization; Enforceability.  Each of the Borrowers has taken all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Restatement Effective Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party.  This Agreement constitutes, and each of the other Credit Documents upon execution and delivery by each Borrower party thereto will constitute, the legal, valid and binding obligation of each Borrower that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by application of Debtor Relief Laws or by general equitable principles.

                   5.3            No Violation.  The execution, delivery and performance by each Borrower of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, except where such conflict or breach or default would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, or (iii) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets.  No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to any Borrower or any other Subsidiary, to make loans or advances to any Borrower or any other Subsidiary, or to transfer any of its assets or properties to any Borrower or

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any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

                   5.4            Governmental and Third-Party Authorization; Permits.

                   (a)             No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Borrower of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, approvals, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents.

                   (b)             Each of the Borrowers and their respective Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                   (c)             Each Insurance Subsidiary holds licenses (including licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations in all jurisdictions necessary to transact its insurance and reinsurance business (collectively, the "Licenses"), except where the failure to hold such License would not reasonably be expected to have a Material Adverse Effect.  (i) No such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, and (ii) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority, that, in each instance under (i) and (ii) above, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   5.5            Litigation.  Except as disclosed in Everest Group's 2015 Form 10-K and as supplemented in written disclosure to the Administrative Agent delivered prior to execution of this Agreement, there are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, against or affecting any Borrower, any of their respective Subsidiaries or any of their respective properties (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

                   5.6            Taxes.  Each of the Borrowers and their respecti
ve Subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP.  Such returns are true, correct and complete in all material respects.  There is no ongoing audit or examination or other investigation by any Governmental Authority of the tax liability of any Borrower or any of their respective Subsidiaries, and there is no unresolved claim by any

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Governmental Authority concerning the tax liability of any Borrower or any of their respective Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP.  No Borrower or any of their respective Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

                   5.7            Subsidiaries.  Schedule 5.7 sets forth a list, as of the Restatement Effective Date, of all of the Subsidiaries of Everest Group and, as to each such Subsidiary, the percentage ownership (direct and indirect) in each class of its Capital Stock and each direct owner thereof.  As of the Restatement Effective Date, all of the issued and outstanding shares of Capital Stock of Everest Bermuda and Everest International are directly or indirectly owned by Everest Group.

                   5.8            Full Disclosure.  All factual information (other than financial projections and forecasts and other information of a general economic or general industry nature) heretofore or contemporaneously furnished to the Administrative Agent, any Arranger or any Lender in writing by or on behalf of the Borrowers or any of their respective Subsidiaries for purposes of or in connection with this Agreement, the other Credit Documents and the transactions contemplated hereby is, and all other such factual information (other than financial projections and forecasts and other information of a general economic or general industry nature) hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrowers or any of their respective Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

                   5.9            Margin Regulations.  No Borrower or any of their respective Subsidiaries is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.  No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

                   5.10         No Material Adverse Effect.  There has been no Material Adverse Effect since December 31, 2015, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

                   5.11         Financial Matters.

                   (a)             Everest Group has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of Everest Group and its Subsidiaries as of December 31, 2015, 2014 and 2013 and the related statements of income, stockholders' equity and cash flows for the fiscal years then ended, together with the opinion of PricewaterhouseCoopers thereon, and (ii) the unaudited consolidated balance sheet of Everest Group and its Subsidiaries as of March 31, 2016, and the related statements of income, stockholders' equity and cash flows for the three month period then ended.  Such financial

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statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year end adjustments) and present fairly in all material respects the financial condition of Everest Group and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of Everest Group and its Subsidiaries for the respective periods then ended.

                   (b)             Everest Group has heretofore furnished to the Administrative Agent copies of (i) the Annual Statements of each Insurance Subsidiary as of December 31, 2015, 2014 and 2013 and for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority, and (ii) the Quarterly Statements of each Insurance Subsidiary as of March 31, 2016, and for the three month period then ended, as required to be filed with the relevant Insurance Regulatory Authority (collectively, the "Historical Statutory Statements").  The Historical Statutory Statements (including the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared, in all material respects, in accordance with SAP (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year end adjustments), were in all material respects, in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flows of the respective Insurance Subsidiaries covered thereby for the respective periods then ended.

                   5.12         ERISA.  Each of the Borrowers and the ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including the applicable provisions of ERISA and the Internal Revenue Code.  No ERISA Event (i) has occurred within the five-year period prior to the Restatement Effective Date and is continuing, or (ii) to the knowledge of any Borrower, is reasonably expected to occur with respect to any Plan, in either case that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  No Plan is in "at-risk status" under Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA.

                   5.13         Environmental Matters.

                   (a)             Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, no Hazardous Substances in amounts or concentrations or under circumstances that constitute a violation of, or would result in liability under any Environmental Law, are or have been generated, used, located, released, treated, disposed of or stored by any Borrower or any of their respective Subsidiaries or, to the knowledge of each of the Borrowers, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of any Borrower or any of their respective Subsidiaries, and no portion of any such real property or, to the knowledge of each of the Borrowers, any other real property at any time leased, owned or operated by any Borrower or any of their respective Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of any Borrower or any of their respective

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Subsidiaries has been or, to the knowledge of each of the Borrowers, is presently the subject of an environmental audit, assessment or remedial action.

                   (b)             To the knowledge of each of the Borrowers, (i) no portion of any real property, leased or owned, of any Borrower or any of their respective Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, (ii) no portion of such real property or any other real property at any time leased, owned or operated by any Borrower or any of their respective Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) there are not and have never been any underground storage tanks situated on any real property, leased or owned, of any Borrower or any of their respective Subsidiaries.

                   (c)             Except as disclosed in Everest Group's 2015 Form 10-K, (i) all activities and operations of each of the Borrowers and their respective Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, (ii) no Borrower or any of their respective Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect and (iii) to the knowledge of each of the Borrowers, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

                   5.14         Compliance With Laws.  Each of the Borrowers and their respective Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                   5.15         Regulated Industries.  No Borrower or any of their respective Subsidiaries is an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940.

                   5.16         Insurance.  The assets, properties and business of each of the Borrowers and their respective Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.  No notice of any pending or threatened cancellation or material premium increase has been received by any Borrower or any of their respective Subsidiaries with respect to any such policies, and each of the Borrowers and their respective Subsidiaries are in substantial compliance with all conditions contained therein.

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                   5.17         OFAC; PATRIOT Act.  None of (a) any Borrower or any of its Subsidiaries or any of its or their directors, officers, employees or affiliates, or (b) to the knowledge of any Borrower, any agent or representative of any Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws.

                   5.18         Security Documents.  The Security Documents create a valid and enforceable security interest in and Lien upon all right, title and interest of each Borrower that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, superior to and prior to the rights of all third persons and subject to no other Liens except as specifically permitted therein.  No filings or recordings are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents, except for filings or recordings which shall have been previously made.

ARTICLE VI

AFFIRMATIVE COVENANTS

                   Each of the Borrowers covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit  and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

                   6.1            GAAP Financial Statements.  Everest Group will deliver to each Lender:

                   (a)             As soon as available and in any event within 55 days (or, if earlier and if applicable to Everest Group, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 2016, unaudited consolidated and, to the extent otherwise prepared for external distribution, consolidating balance sheets of Everest Group and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and, to the extent otherwise prepared for external distribution, consolidating statements of income, stockholders' equity and cash flows for Everest Group and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated or consolidating figures as of the end of and for the corresponding period in the preceding fiscal year, all prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

                   (b)             As soon as available and in any event within 105 days (or, if earlier and if applicable to Everest Group, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with the fiscal year ending December 31, 2016, (i) an audited consolidated balance sheet of Everest Group and its Subsidiaries as of the

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end of such fiscal year and audited consolidated statements of income, stockholders' equity and cash flows for Everest Group and its Subsidiaries for the fiscal year then ended, including the applicable notes, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, certified by the independent certified public accounting firm regularly retained by Everest Group or another independent certified public accounting firm of recognized national standing, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of Everest Group and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of Everest Group and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit (provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination) and (ii) to the extent otherwise prepared, an unaudited consolidating balance sheet of Everest Group and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income, stockholders' equity and cash flows for Everest Group and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

                   6.2            Statutory Financial Statements.  Everest Group will deliver to each Lender:

                   (a)             As soon as available and in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 2016, a Quarterly Statement of each of its Material Insurance Subsidiaries as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant U.S. Insurance Regulatory Authority, prepared in accordance with SAP, or in the case of Everest Bermuda and Everest International, financial statements prepared for their Board of Directors in accordance with GAAP, in each case applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter;

                   (b)             As soon as available and in any event within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2016, an Annual Statement of each of its Material Insurance Subsidiaries as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant U.S. Insurance Regulatory Authority, prepared in accordance with SAP, or in the case of Everest Bermuda and Everest International, financial statements prepared for their Board of Directors in accordance with GAAP, in each case applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year;

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                   (c)             As soon as available and in any event within 165 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2016, audited financial statements including a certification by the independent certified public accounting firm referred to in Section 6.1(b) as to the Annual Statement of each Material Insurance Subsidiary that is domiciled outside of the United States and combined or consolidated financial statements for all Material Insurance Subsidiaries domiciled within the United States, as of the end of such fiscal year and for the fiscal year then ended, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of such Insurance Subsidiary as of the date and for the period indicated in accordance with SAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year.

                   6.3            Other Business and Financial Information.  Everest Group will deliver to each Lender:

                   (a)             Concurrently with each delivery of the financial statements described in Section 6.1, a Compliance Certificate in the form of Exhibit C with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer, treasurer, assistant treasurer or comptroller of Everest Group, together with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in such Covenant Compliance Worksheet as of the last day of the period covered by such financial statements;

                   (b)             Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within 120 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2016, a copy of each Material Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Material Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith (but only if and to the extent required by the applicable Insurance Regulatory Authority with regard to such Material Insurance Subsidiary), each in the format prescribed by the applicable insurance laws of such Material Insurance Subsidiary's jurisdiction of domicile;

                   (c)             Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that Everest Group or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all reports (other than earnings press releases) on Form 10-Q, Form 10-K or Form 8-K (or their successor forms) or registration statements and prospectuses (other than on Form S-8 or its successor form) that Everest Group or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all reports on Form A (or any successor form) that any Insurance Subsidiary shall file with any Insurance Regulatory Authority, (iv) all material reports on examination or similar material reports, financial examination reports or market conduct examination reports by the NAIC or any

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Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, and (v) all material filings made under applicable state insurance holding company acts by Everest Group or any of its Subsidiaries, including filings seeking approval of transactions with Affiliates;

                   (d)             Promptly upon (and in any event within five Business Days after) any Responsible Officer of any Borrower obtaining actual knowledge thereof, written notice of any of the following:

                  (i)        the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of such Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that such Borrower has taken and proposes to take with respect thereto;

                                                      (ii)       the institution or threatened institution of any action, suit, investigation or proceeding against or affecting Everest Group or any of its Subsidiaries, including any such investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this subsection (d);

                                                      (iii)      the receipt by Everest Group or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (i) any notice asserting any failure by Everest Group or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against Everest Group or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would have, or be reasonably likely to have, a Material Adverse Effect, or (ii) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of Everest Group or any of its Subsidiaries, where such action would have, or be reasonably likely to have, a Material Adverse Effect;

                                                      (iv)      the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of Everest Group specifying the details of such ERISA Event and the action that Everest Group has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to Everest Group or such ERISA Affiliate with respect to such ERISA Event;

                                                      (v)       the occurrence of any decrease in (y) the rating given by either Standard & Poor's or Moody's with respect to any Insurance Subsidiary's claims paying ability or financial strength rating or (z) the rating given to any Insurance Subsidiary by A.M. Best Company;

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                                                      (vi)      the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Material Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect; and

                                                       (vii)      any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of Everest Group setting forth the nature and period of existence thereof and the action that Everest Group has taken and proposes to take with respect thereto;

                   (e)                Promptly, notice of (i) the occurrence of any material amendment or modification (other than expiration) to any Reinsurance Agreement (whether entered into before or after the Restatement Effective Date), including any such agreements that are in a runoff mode on the date hereof, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or (ii) the receipt by Everest Group or any of its Subsidiaries of any written notice of any denial of coverage or claim, litigation or arbitration with respect to any Reinsurance Agreement to which it is a ceding party which would be reasonably likely to have a Material Adverse Effect;

                   (f)              As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of Everest Group or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

                   6.4            Corporate Existence; Franchises; Maintenance of Properties.  The Borrowers will, and will cause each of their Material Subsidiaries to, (i) except as expressly permitted otherwise by Section 8.1, maintain and preserve in full force and effect its legal existence, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, (iii) continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding fiscal years and (iv) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

                   6.5            Compliance with Laws.  The Borrowers will, and will cause each of their respective Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not have, or be reasonably likely to have, a Material Adverse Effect.

                   6.6            Payment of Obligations.  The Borrowers will, and will cause each of their respective Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have, a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all

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lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrowers or any of their respective Subsidiaries; provided, however, that no Borrower or any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

                   6.7            Insurance.  The Borrowers will, and will cause each of their respective Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated; provided that the Borrowers and their respective Subsidiaries may self insure against risks consistent with customary industry practices for companies in the same or similar businesses, of similar size and with similar risk parameters.

                   6.8            Maintenance of Books and Records; Inspection.  The Borrowers will, and will cause each of their respective Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries in all material respects shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP or SAP, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to Everest Group, the independent public accountants of Everest Group and its Subsidiaries  (and by this provision the Borrowers authorize such accountants to discuss the finances and affairs of Everest Group and its Subsidiaries), all at such times that will not materially interrupt or interfere with the operation of the Borrowers' business and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

                   6.9            Public/Private Information.  The Borrowers will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrowers to the Administrative Agent and Lenders pursuant to this Article VI and designate the same (i) that are either available to the public or not material with respect to Everest Group or any of its Subsidiaries for purposes of federal and state securities laws as "Public Information" and (ii) that are not Public Information as "Private Information".

                   6.10         Compliance with Anti-Corruption Laws and Sanctions.

                   (a)             The Borrowers shall, and shall cause each of their respective Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of any Anti-Corruption Laws and applicable Sanctions, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with any Anti-Corruption Laws.

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                   (b)             The Borrowers shall not use, and shall ensure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of the Loans and the Letters of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

                   (c)             The Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

                   6.11         Collateral.

                   (a)             Pursuant to the Security Documents and as collateral security for the payment and performance of the Secured Obligations, each Borrower shall grant and convey, or cause to be granted and conveyed, to the Administrative Agent for its benefit and the benefit of the Secured Lenders, a Lien and security interest in, to and upon the Collateral pledged by it under the Security Documents, prior and superior to all other Liens except for permitted Liens in favor of Custodians.  Each Borrower shall cause the Collateral to be charged or pledged and be made subject to the Security Documents (in form and substance acceptable to the Administrative Agent) necessary for the perfection of the Lien and security interest in, to and upon the Collateral and for the exercise by the Administrative Agent and the Secured Lenders of their rights and remedies hereunder and thereunder.

                   (b)             Each Borrower shall deliver or cause to be delivered to the Administrative Agent a certificate executed by Everest Group, in the form of Exhibit F or otherwise in a form reasonably satisfactory to the Administrative Agent (which form may vary depending on the frequency of the delivery of such certificate and subject to the review and verification by the Administrative Agent), setting forth the aggregate Secured Letter of Credit Exposure of the Borrowers and of such Borrower, the Collateral Value of the Eligible Collateral by category and in the aggregate, and such other information as the Administrative Agent may reasonably request (such certificate, a "Collateral Value Report"), (A) on the Business Day immediately preceding the proposed date of issuance or renewal of a Secured Letter of Credit under Section 3.1 or 3.2, (B) within 10 Business Days after the end of each calendar month, (C) at and as of such other times as the Administrative Agent may reasonably request in its sole discretion and (D) at such other times as the Borrowers may desire.

                   6.12         Further Assurances.  Each of the Borrowers will, and will cause each of their respective Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

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ARTICLE VII

FINANCIAL COVENANTS

                   Each of the Borrowers covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

                   7.1            Maximum Consolidated Indebtedness to Total Capitalization.  The ratio of Consolidated Indebtedness to Total Capitalization as of the last day of any fiscal quarter beginning with the fiscal quarter ending June 30, 2016 shall not be greater than 0.35 to 1.0.

                   7.2            Consolidated Net Worth.  Consolidated Net Worth shall be at all times an amount not less than the Minimum Amount.  For this purpose, the "Minimum Amount" is an amount equal to the sum of (i) $5,370,978,939 plus (ii) 25% of Consolidated Net Income for each fiscal quarter of Everest Group for which financial statements are available ending after March 31, 2016, for which such Consolidated Net Income is positive, plus (iii) 25% of any increase in Consolidated Net Worth during such period attributable to the issuance of ordinary and preferred shares.

                   7.3            Financial Strength Ratings.  Everest Bermuda shall at all times maintain a financial strength rating by A.M. Best Company and shall not permit such rating to be lower than "B++."

ARTICLE VIII

NEGATIVE COVENANTS

                   Each of the Borrowers covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

                   8.1            Fundamental Changes.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger, amalgamation or other combination, or agree to do any of the foregoing; provided, however, that any Borrower or any Subsidiary may merge or amalgamate into or consolidate with any other Person so long as (y) the surviving corporation is a Borrower or a Wholly Owned Subsidiary of a Borrower (and in any event, if a Borrower is a party to such merger, amalgamation or consolidation, the surviving corporation shall be such Borrower, it being understood and agreed that in the case of a merger, amalgamation or consolidation between a Subsidiary Borrower with Everest Group, the survivor corporation of such merger, amalgamation or consolidation shall be Everest Group), and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

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                   8.2            Indebtedness.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

                  (i)                     Indebtedness created hereunder;

                  (ii)                   Indebtedness incurred by the Borrowers; provided that any such Indebtedness shall either rank pari passu in right of payment to the Obligations or be subordinated in right of payment to the Obligations;

                  (iii)               indorsements of negotiable instruments in the ordinary course of business;

                  (iv)               accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money; provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                  (v)                 loans and advances by any Borrower or any Subsidiary to any other Subsidiary or by any Subsidiary to any Borrower;

                  (vi)               Indebtedness in connection with Permitted Liens;

                  (vii)           Indebtedness incurred by Everest Group or any Subsidiary of Everest Group under Hedge Agreements entered into by such Person in the ordinary course of its business; and

                  (viii)         Indebtedness incurred by a Subsidiary of a Borrower; provided that (i) such Indebtedness is non-recourse to any Borrower and (ii) such Subsidiary does not directly or indirectly own any equity interest in any Subsidiary Borrower.

                   8.3            Liens.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any agreement (other than the Credit Documents) or restriction that prohibits or conditions the creation, incurrence or assumption of, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

                  (i)        Liens in favor of the Administrative Agent and the Secured Lenders created by or otherwise existing under or in connection with this Agreement and the other Credit Documents;

                  (ii)       Liens in existence on the Restatement Effective Date and set forth on Schedule 8.3 and extensions, renewals and replacements thereof so long as the outstanding principal amount of the Indebtedness secured by any such Lien is not increased;

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                  (iii)      Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (iv)      Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(i)) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                  (v)       Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which, unless the amount is not material with respect to it or its financial condition, adequate reserves have been established in accordance with GAAP;

                  (vi)      Liens in connection with pledges and deposits made pursuant to statutory and regulatory requirements of Insurance Regulatory Authorities by an Insurance Subsidiary in the ordinary course of its business, for the purpose of securing regulatory capital or satisfying other financial responsibility requirements;

                  (vii)     Liens upon cash and United States government and agency securities and other investment assets of Everest Group and its Subsidiaries securing (A) obligations incurred in connection with reverse repurchase transactions and other similar investment management transactions, (B) obligations in respect of trust or other security arrangements formed to secure reinsurance transactions of such types and in such amounts as are customary for companies similar to Everest Group in size and lines of business and that are entered into by Everest Group and its Subsidiaries in the ordinary course of business and (C) obligations arising under Hedge Agreements entered into by any Borrower in the ordinary course of its business;

                  (viii)    Purchase money Liens upon real or personal property used by Everest Group or any of its Subsidiaries in the ordinary course of its business, securing Indebtedness incurred solely to pay all or a portion of the purchase price thereof (including in connection with capital leases, and including mortgages or deeds of trust upon real property and improvements thereon); provided that any such Lien (A) shall attach to such property concurrently with or within 90 days after the acquisition thereof by Everest Group or such Subsidiary, (B) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to Everest Group or such Subsidiary and (C) shall not encumber any other property of Everest Group or any of its Subsidiaries;

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                  (ix)     Any attachment or judgment Lien not constituting an Event of Default under Section 9.1(h) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (x)      With respect to any real property occupied by Everest Group or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

                  (xi)      Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

                  (xii)     Liens incurred in the ordinary course of business in favor of securities intermediaries and clearing agents pending clearance of payments for investments or in the nature of set-off, banker's lien or similar rights as to deposit accounts or other funds and Liens of Custodians on the Custodial Accounts permitted by the Account Control Agreements;

                  (xiii) Liens on marketable securities and cash or cash equivalents securing letter of credit facilities in an aggregate amount not to exceed $1,000,000,000 at any time, provided that such letter of credit facilities are entered into in the ordinary course of business to support the payment of obligations arising under insurance and reinsurance contracts;

                  (xiv)    Liens in favor of the trustee or agent under any agreement or indenture relating to Indebtedness of Everest Group and its Subsidiaries permitted under this Agreement, covering sums required to be deposited with such trustee or agent thereunder;

                  (xv)     Liens on property of a Person existing at the time such Person is merged into or consolidated with Everest Group or any of its Subsidiaries or becomes a Subsidiary of Everest Group; provided that such Liens were not created in contemplation of such merger, amalgamation, consolidation or acquisition and do not extend to any assets other than those of the Person so merged or amalgamated into or consolidated with Everest Group or such Subsidiary or acquired by Everest Group or such Subsidiary, and extensions, renewals and replacements thereof so long as the outstanding principal amount of the Indebtedness secured by any such Lien is not increased;

                  (xvi) Liens existing on any property acquired by Everest Group or any of its Subsidiaries at the time of its acquisition (other than any such Liens created in contemplation of such acquisition) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any properties of any character other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced; and

                  (xvii)   Liens not otherwise permitted by this Section 8.3 securing Indebtedness in an aggregate principal amount not at any time exceeding 5% of Consolidated Net Worth.

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                   8.4            Disposition of Assets.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any assets consisting of equity interests in any Subsidiary (other than Everest International or Everest Bermuda to the extent not prohibited by Section 9.1(l)), or grant any option or other right to purchase, lease or otherwise acquire any such assets.

                   8.5            Transactions with Affiliates.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, enter into any transaction (including any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of such Borrower or such Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person other than an Affiliate of such Borrower or such Subsidiary; provided, however, that nothing contained in this Section 8.5 shall prohibit:

                  (i)        transactions between and among Everest Group and its Wholly Owned Subsidiaries or between and among Wholly Owned Subsidiaries of Everest Group; provided, however, that such transactions are made in the ordinary course of its business and upon fair and reasonable terms or as otherwise required by law;

                  (ii)       transactions under incentive compensation plans, stock option plans and other employee benefit plans, and loans and advances from Everest Group or any of its Subsidiaries to its officers, in each case that have been approved by the board of directors, or a committee thereof, of Everest Group or any of its Subsidiaries; and

                  (iii)      the payment by Everest Group of reasonable and customary fees to members of its board of directors.

                   8.6            Restricted Payments.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that (i) any Subsidiary may declare and pay dividends on or make distributions to a Borrower or to a Wholly Owned Subsidiary, (ii) any Subsidiary that is not a Wholly Owned Subsidiary may declare and pay dividends on or make distributions to a Person that is not a Borrower or a Wholly Owned Subsidiary so long as no Default or Event of Default has occurred and is continuing before or after giving effect to the declaration or payment of such dividends or distributions, (iii) Everest Group may declare and pay dividends on, make distributions in respect of or repurchase, redeem, retire or otherwise acquire its Capital Stock so long as no Default or Event of Default has occurred and is continuing before or after giving effect to the declaration or payment of such dividends, distributions, repurchases or other acquisitions and (iv) Everest Group and its Subsidiaries may declare and pay dividends in respect of any Hybrid Securities or preferred stock if, at the time of and after giving effect to any such payment, no Default or Event of

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Default under Section 9.1(a), clause (i) of Section 9.1(e), Section 9.1(f) or Section 9.1(g) shall have occurred and be continuing.

                   8.7            Lines of Business.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, engage to any material extent in any business other than the insurance and reinsurance business (including the life reinsurance business) and other businesses engaged in by the Borrowers and their respective Subsidiaries on the date hereof or a business reasonably related thereto.

                   8.8            Fiscal Year.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (i) Everest Group shall have given the Administrative Agent written notice of its intention to change such ending date at least 60 days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Administrative Agent, to reflect the new fiscal year ending date.

                   8.9            Accounting Changes.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP or SAP, as applicable.

                   8.10         Limitations on Certain Restrictions.  The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of any Subsidiary of such Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to such Borrower or any other Subsidiary, to make loans or advances to such Borrower or any other Subsidiary, or to transfer any of its assets or properties to such Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (a) the Credit Documents, (b) applicable Requirements of Law, (c) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Everest Group or any of its Subsidiaries, (d) customary provisions restricting assignment of any licensing agreement (in which Everest Group or any of its Subsidiaries is the licensee) or other contract (including leases) entered into by Everest Group or any of its Subsidiaries in the ordinary course of business, (e) restrictions on the transfer of any asset permitted by Section 8.4 pending the close of the sale of such asset, (f) restrictions on the transfer of any asset subject to a Lien permitted by Section 8.3, (g) agreements entered into by an Insurance Subsidiary with an Insurance Regulatory Authority, (h) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (i) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and not otherwise prohibited by this Agreement and (j) pursuant to any agreement or instrument relating to any Indebtedness of a Subsidiary permitted under Section 8.2, (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive than the encumbrances and restrictions contained in this Agreement and (1) such
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encumbrance or restriction will not have a material adverse effect on the ability of the Borrowers to make payments of the Obligations as and when due and (2) do not restrict the granting of any Lien or the depositing of Collateral or Cash Collateral contemplated or required hereunder or under any other Credit Document.

                   8.11         Collateral.  Each of the Borrowers will not permit at any time (i) the aggregate Tranche 2 Letter of Credit Exposure to exceed the aggregate Tranche 2 Commitments at such time, (ii) the aggregate Secured Letter of Credit Exposure to exceed the aggregate Collateral Value at such time, (iii) the Secured Letter of Credit Exposure pertaining to it to exceed the Collateral Value in its Custodial Account at such time, (iv) the rating of any security included within the calculation of Collateral Value to be less than the minimum rating assigned to such security on Schedule 1.1(b), (v) other than U.S. Government Securities, securities of any single issue or issuer included within the calculation of Collateral Value to comprise greater than 10% of the Collateral Value at any time, (vi) commercial paper included within the calculation of Collateral Value to comprise greater than 15% of the Collateral Value at any time, regardless of issuer or (vii) securities having a rating of BBB+/Baa1 or lower included within the calculation of Collateral Value to comprise greater than 25% of the Collateral Value, regardless of issuer; provided that, but subject to Section 9.2(c), if (A) the aggregate Tranche 2 Letter of Credit Exposure at any time shall exceed the aggregate Tranche 2 Commitments at such time, (B) the aggregate Secured Letter of Credit Exposure at any time shall exceed the aggregate Collateral Value at such time or (C) the Secured Letter of Credit Exposure pertaining to any Borrower at any time shall exceed the Collateral Value in such Borrower's Custodial Account at such time, the Borrowers shall have five Business Days to deposit additional Collateral (or Cash Collateral as set forth in Section 3.10 in the event the Tranche 2 Letter of Credit Exposure exceeds the Tranche 2 Commitments) having an aggregate Collateral Value at least equal to such excess into its Custodial Account.  The Borrowers may from time to time add Eligible Collateral to or sell, deliver, transfer or otherwise withdraw Eligible Collateral from its Custodial Account (including by trading of securities), but only so long as (x) immediately after giving effect thereto no Default or Event of Default would exist and (y) with respect to the addition or termination (or removal as Collateral) of Custodial Accounts, the Borrowers comply with any applicable restrictions and conditions set forth in the Security Documents.  At any time when (i) a Collateral Value Report reveals that the Collateral Value of the Collateral in a Borrower's Custodial Account exceeds the Secured Letter of Credit Exposure pertaining to such Borrower and (ii) no Default or Event of Default has occurred and is continuing, such Borrower may request by written notice to the Administrative Agent to release Collateral having a Collateral Value equal to such excess, and the Administrative Agent shall release and direct the Custodian to release such excess Collateral to such Borrower or upon its order.

                   8.12         Private Act.  No Borrower will become subject to a Private Act which, in the reasonable determination of the Administrative Agent, would be adverse in any material respect to the rights or interests of the Lenders.

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ARTICLE IX

EVENTS OF DEFAULT

                   9.1            Events of Default.  The occurrence of any one or more of the following events shall constitute an "Event of Default":

                   (a)             Any Borrower shall fail to pay (i) any principal of any Loan or any Reimbursement Obligation when due or (ii) any interest on any Loan, any fee or any other Obligation under this Agreement or under the other Credit Documents within three Business Days after such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; or

                   (b)             Any Borrower shall fail to, or fail to cause its Subsidiaries to, observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 6.3(d)(i) or 6.4(i), Article VII, Sections 8.1 through 8.4, inclusive, and Sections 8.6, 8.7, 8.9, 8.10, 8.11 or 8.12; or

                   (c)             Any Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of 30 days after the earlier of (y) the date on which a Responsible Officer of any Borrower acquires actual knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrowers; or

                   (d)             Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries in this Agreement, or in any of the other Credit Documents, shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished; or

                   (e)             Everest Group or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $50,000,000 or its equivalent in any other currency or (z) any termination or other payment under any Hedge Agreement having a net termination obligation of at least $50,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

                   (f)              Everest Group or any of its Material Subsidiaries, shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any

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other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 9.1(g), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing; or

                   (g)             Any involuntary petition or case shall be filed or commenced against Everest Group or any of its Material Subsidiaries, seeking liquidation, winding up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of 60 days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or

                   (h)             Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $50,000,000 (or its equivalent in any other currency) shall be entered or filed against Everest Group or any of its Subsidiaries or any of their respective properties, and (i) the same shall not be dismissed, stayed or discharged within 60 days or is not otherwise being appropriately contested in good faith and in a manner reasonably satisfactory to all of the Lenders, or (ii) the same shall not be dismissed, stayed or discharged within five days prior to any proposed sale of assets of Everest Group or any such Subsidiary pursuant thereto, or (iii) any action shall be legally taken by a judgment creditor to levy upon assets of Everest Group or any of its Subsidiaries to enforce the same; or

                   (i)              Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, there shall exist a reasonable likelihood of liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $5,000,000 with respect to Everest Group or any ERISA Affiliate; or

                   (j)              Any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Material Insurance Subsidiary; or

                   (k)             Any Borrower or any Material Insurance Subsidiary domiciled in Bermuda shall cease to be registered as an insurer under the Bermuda Insurance Act of 1978; or

                   (l)              At any time, Everest Group shall cease to own and control, of record and beneficially, directly or indirectly, 95% or more of each class of the outstanding Capital Stock of either Everest Bermuda or Everest International ; or

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                   (m)            Any Security Document to which any Borrower is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Liens of any Custodian permitted under Section 8.3, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender, or any Borrower or any Person acting on its behalf shall assert any of the foregoing; or the obligations of Everest Group under Article XII shall for any reason cease to be in full force and effect, or Everest Group or any Person acting on its behalf shall deny or disaffirm its obligations set forth thereunder; or

                   (n)             Any of the following shall occur:  (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d−3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Capital Stock of Everest Group (or other securities convertible into such Capital Stock) representing 30% or more of the combined voting power of all Capital Stock of Everest Group; or (ii) during any period of up to 24 consecutive months, commencing after the Restatement Effective Date, individuals who at the beginning of such 24−month period were directors of Everest Group shall cease for any reason to constitute a majority (without counting vacant seats) of the board of directors of Everest Group (except to the extent that individuals who at the beginning of such 24−month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of Everest Group or (y) nominated for election by a majority of the remaining members of the board of directors of Everest Group and thereafter elected as directors by the shareholders of Everest Group); or

                   (o)             Other than as a result of the appointment of a successor Custodian, any Custodial Agreement with respect to any Custodial Account that holds any Collateral is amended or modified in any manner that is inconsistent with the terms of the Security Documents or that otherwise could reasonably be expected to have a Material Adverse Effect, or is terminated, or ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect, or any party thereto denies that it has any further liability or obligation thereunder.

                   9.2            Remedies; Termination of Commitments, Acceleration, Etc.  Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

                   (a)             Declare the Commitments and the Issuing Lenders' obligation to issue Letters of Credit to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(f), Section 9.1(g) or Section 9.1(j), the Commitments and the Issuing Lenders' obligation to issue Letters of Credit shall automatically be terminated);

                   (b)             Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under

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this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(f), Section 9.1(g) or Section 9.1(j), all of the outstanding principal amount of the Loans and all other amounts described in this Section 9.2(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers);

                   (c)             Direct the Borrowers to deposit (and the Borrowers hereby agree, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such amount of Cash Collateral as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.10; and

                   (d)             Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

                   9.3            Remedies; Set Off.  In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time (i) after the occurrence and during the continuance of any Event of Default under Section 9.1(a), 9.1(f) or 9.1(g) or (ii) (A) after the occurrence and during the continuance of any other Event of Default and (B) the making of the request or the granting of the consent specified by Section 9.2(b) to authorize the Administrative Agent to declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, in each case each Lender, each Issuing Lender and each of their respective Affiliates may, and each is hereby authorized at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrowers, to set off and to apply any and all deposits (general or special, time or demand, provisional or final), and any other indebtedness at any time owing, by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower against any or all of the Obligations of the Borrowers now or hereafter existing under this Agreement or any other Credit Documents to such Lender or Issuing Lender or their respective Affiliates, whether or not such Lender, such Issuing Lender or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender and Issuing Lender agrees promptly to notify the

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Borrowers and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

ARTICLE X

THE ADMINISTRATIVE AGENT

                   10.1         Appointment.  Subject to Section 10.8, each Lender (for purposes of this Article, references to the Lenders shall also mean each Issuing Lender) hereby irrevocably appoints and authorizes Wells Fargo to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.  The provisions of this Article (other than Section 10.8) are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Lender, and the Borrowers shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties

                   10.2         Nature of Duties.  The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents.  The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, any fiduciary or other implied duties in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.  The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.  The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action or exercise any discretionary powers permitted to be taken or exercised by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).  The Administrative Agent shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is

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communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

                   10.3         Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents in the absence of such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of Everest Group, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default or the satisfaction of any condition set forth in Article IV or elsewhere herein (except to confirm receipt of items expressly required to be delivered to the Administrative Agent), or to inspect the properties, books or records of Everest Group or any of its Subsidiaries.

                   10.4         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, request, statement, consent, instrument or other communication (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and correct and to have been signed, sent, made or otherwise authenticated by the proper Person or Persons.  The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement.  The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission may, in the opinion of the Administrative Agent or its counsel, expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 11.6), and such instructions and any action

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taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

                   10.5         Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of Everest Group and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Everest Group and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of Everest Group and its Subsidiaries.  Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of Everest Group, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                   10.6         Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from any Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."  In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.  The Administrative Agent shall (subject to Sections 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

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                   10.7         The Administrative Agent in its Individual Capacity.  With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                   10.8         Successor Agent.  The Administrative Agent may resign at any time by giving 30 days' prior written notice to the Borrowers and the Lenders.  Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrowers (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrowers' consent shall not be required in the event an Event of Default shall have occurred and be continuing).  If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such 30-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrowers, appoint a successor Administrative Agent from among the Lenders.  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents.  After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article and Section 11.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.  If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the 30th day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

                   10.9         Collateral and Guaranty Matters.

                   (a)             The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be deemed by the Administrative Agent in its discretion to be necessary or advisable to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

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                   (b)             The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments, termination, expiration or Cash Collateralization of all outstanding Secured Letters of Credit and payment in full of all of the Secured Obligations then due and payable, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented in writing or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, pursuant to this Section 10.9(b).

                   10.10      Fronting Lender and L/C Agent.  The provisions of this Article X (other than Section 10.8 solely with respect to each Fronting Lender) shall apply to each Fronting Lender and the L/C Agent mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

                   10.11      No Other Duties, Etc.  Notwithstanding any other provision of this Agreement or any of the other Credit Documents, any Lenders identified (or an Affiliate of which is identified) on the cover page of this Agreement or elsewhere herein as a "Syndication Agent," "Arranger" or in any similar capacity are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

ARTICLE XI

MISCELLANEOUS

                   11.1         Fees and Expenses.  The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Agent or any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the L/C Agent, any Lender or Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the L/C Agent, any Lender or Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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                   11.2         Indemnification.

                   (a)             Each Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless the Administrative Agent, the Arrangers, the L/C Agent each Issuing Lender and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including reasonable and documented attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution and delivery of this Agreement or any of the other Credit Documents or the performance of any obligations hereunder or thereunder, any use of the proceeds of any Loans or Letters Credit, including any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit (including in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by Everest Group or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), any refusal by the L/C Agent or any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated and whether based on contract, tort or other theory, related to any of the foregoing, and in any case whether or not brought by a third party or by any Borrower or any Subsidiary thereof, and regardless of whether any Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent (i) determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person, or (ii) such Indemnified Costs result from a claim brought by any Borrower against any Indemnified Person for material breach of such Indemnified Person's obligations under any of the Credit Documents as determined by a final and nonappealable judgment of a court of competent jurisdiction.  All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrowers, as and when incurred and upon demand.

                   (b)             To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 11.1 or 11.2(a) to be paid thereby to the Administrative Agent (or any sub-agent thereof), the L/C Agent or an Issuing Lender, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Agent or such Issuing Lender, as the case may be, such Lender's proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Agent, or an Issuing Lender in their respective capacities as such.

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                   (c)             To the fullest extent permitted by applicable law, the Borrowers shall not assert, and each hereby waives, any claim against any Indemnified Person on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof.  No Indemnified Person referred to in Section 11.2(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the Platform, Intralinks, SyndTrak or similar systems) in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, unless such damages are the result of such Indemnified Person's gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

                   11.3         Governing Law; Consent to Jurisdiction.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL (EXCEPT AS MAY BE EXPRESSLY OTHERWISE PROVIDED IN ANY CREDIT DOCUMENT) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR APPLICATION THEREFOR OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "ISP"), AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW YORK .  NOTWITHSTANDING THE FOREGOING CHOICE OF LAW, EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN THE BOROUGH OF MANHATTAN, NEW YORK OR ANY FEDERAL COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE L/C AGENT, ANY ISSUING LENDER OR ANY LENDER OR ANY BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE L/C AGENT, ANY ISSUING LENDER OR ANY LENDER OR ANY BORROWER.  EACH BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING.  EACH BORROWER HEREBY IRREVOCABLY APPOINTS EVEREST GLOBAL SERVICES, INC., WITH AN ADDRESS OF WESTGATE CORPORATE CENTER, 477 MARTINSVILLE ROAD,

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LIBERTY CORNER, NJ 07938-0830, ATTN: LEGAL DEPARTMENT, AS ITS AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH BORROWER AGREES TO PROMPTLY DESIGNATE A NEW AGENT SATISFACTORY TO THE ADMINISTRATIVE AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  IN ADDITION, EACH BORROWER CONSENTS THAT SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE L/C AGENT, ANY ISSUING LENDER OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                   11.4         Waiver of Trial by Jury.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                   11.5         Notices.

                   (a)             All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the party to be notified at the following addresses:

                  (i)        if to the Borrowers, the Administrative Agent, the L/C Agent or a Fronting Lender, to it at the address (or facsimile number) specified for such person on Schedule 1.1(a); or

                  (ii)       if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire;

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or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto.  All such notices and communications shall be deemed to have been given (i) if delivered by hand or overnight courier service or mailed by certified or registered mail, when received or (ii) if sent by facsimile, when sent (except that if not given during normal business hours for the recipient, at the opening of business on the next business day for the recipient); provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                   (b)             Notices and other communications to the Lenders, the L/C Agent and the Issuing Lenders hereunder may be delivered or furnished by electronic communication including e-mail or by posting such notices or communications on internet or intranet websites such as SyndTrak or a substantially similar electronic transmission system (the "Platform") pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Lender or the L/C Agent pursuant to Article II or III if such Lender or Issuing Lender or L/C Agent, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

                   (c)             THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE."  The Administrative Agent does not warrant the adequacy of the platform and expressly disclaims liability for errors or omissions in the communications effected thereby.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with any such communications or the Platform.  In no event shall the Administrative Agent or any of its Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors or representatives have any liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Borrower's or the Administrative Agent's transmission of any notices or communications through the Platform, other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final and nonappealable judgment of a court of competent jurisdiction.

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                   11.6         Amendments, Waivers, Etc.  No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrowers from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

                   (a)             unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent, the Arrangers or any Fronting Lender for their own account); (ii) except as contemplated by Section 2.21, extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Loan (including any scheduled date for the mandatory reduction or termination of any Commitments), extend the time of payment of any Reimbursement Obligation or any interest thereon, extend the expiry date of any Letter of Credit beyond the first anniversary of the Tranche 1 Termination Date or Tranche 2 Termination Date, as the case may be, or extend the time of payment of any fees hereunder (other than fees payable to the Administrative Agent, the Arrangers or any Fronting Lender for its own account); or (iii) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section 4.2 or of any Default or Event of Default, if agreed to by the Required Lenders, Required Tranche 1 Lenders or Required Tranche 2 Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase);

                   (b)             unless agreed to by all of the Lenders, (i) release Everest Group from its obligations under Article XII (other than as may be otherwise specifically provided in this Agreement or in any other Credit Document), (ii) reduce the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of "Required Lenders"), (iii) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Lenders for such amendment, modification, waiver, discharge, termination or consent, or (iv) change any provision of Section 2.15 or this Section 11.6;

                   (c)             unless agreed to by all of the Tranche 1 Lenders, change the percentage set forth in the definition of "Required Tranche 1 Lenders" (it being understood that no consent of any other Lender or the Administrative Agent is required);

                   (d)             unless agreed to by all of the Tranche 2 Lenders, change the percentage set forth in the definition of "Required Tranche 2 Lenders" (it being understood that no consent of any other Lender or the Administrative Agent is required);

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                   (e)             unless agreed to by the Required Tranche 1 Lenders, (i) except for any such changes to which Section 11.6(a) applies, change any provision of Article III that relates to Tranche 1 Letters of Credit, or (ii) amend, modify or waive any condition precedent to any Borrowing of Loans or issuance of a Tranche 1 Letter of Credit set forth in Section 4.2 (including in connection with any waiver of an existing Default or Event of Default);

                   (f)              unless agreed to by the Required Tranche 2 Lenders, (i) except for any such changes to which Section 11.6(a) applies, change any provision of Article III that relates to Tranche 2 Letters of Credit, or (ii) amend, modify or waive any condition precedent to any issuance of a Tranche 2 Letter of Credit set forth in Section 4.2 (including in connection with any waiver of an existing Default or Event of Default);

                   (g)             unless agreed to by the Required Tranche 1 Lenders and the Required Tranche 2 Lenders, amend or modify the definition of "Collateral Value", "Eligible Collateral" or Schedule 1.1(b);

                   (h)             unless agreed to by all of the Tranche 2 Lenders and, if any Tranche 1 Letters of Credit are outstanding as Secured Letters of Credit at such time, all of the Tranche 1 Lenders (except, in any case, as may be otherwise specifically provided in this Agreement or in any other Credit Document), release all or substantially all of the Collateral (except as may be otherwise specifically provided in this Agreement or in any other Credit Document); and

                   (i)             unless agreed to by the L/C Agent, each Fronting Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the L/C Agent, such Fronting Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents (including any amendment or modification to the definition of "Collateral Value", "Eligible Collateral" or Schedule 1.1(b)); and

                                    provided further  that any Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

                                    Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) if the Administrative Agent and the Borrowers shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the applicable Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within five Business Days following the posting of such amendment to the Lenders.

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                   11.7         Assignments, Participations.

                   (a)             Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and participations in Letters of Credit); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent, each Fronting Lender and the Borrowers (to be evidenced by their counterexecution of the relevant Assignment and Assumption), which consent shall not be unreasonably withheld (provided that the Borrowers' consent shall not be required in the event an Event of Default shall have occurred and be continuing or the assignment is to a Lender or an Affiliate of a Lender), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) unless otherwise waived by the Borrowers and the Administrative Agent, except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Assumption with respect to such assignment) less than $10,000,000; provided, however, the limitation on assignment in this clause (iii) shall be no less than the aggregate principal amount of $5,000,000 (determined as of the date of the Assignment and Assumption with respect to such assignment) if an Event of Default shall have occurred and be continuing, (iv) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,500 to the Administrative Agent for its own account and (v) unless otherwise agreed between the assigning Lender and the Assignee, no such assignment may be made unless each outstanding Syndicated Letter of Credit is either amended or replaced to give effect to such assignment.  Upon such execution, delivery, acceptance and recording of the Assignment and Assumption, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have (in addition to any rights and obligations theretofore held by it) the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Assumption) and be released from its obligations under this Agreement, except for any obligations under outstanding Syndicated Letters of Credit that have not been amended or replaced to remove such assigning Lender (and, in the case of an Assignment and Assumption covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).  Unless otherwise waived by the Borrowers, each Assignee which was not previously a Lender hereunder and which is a Foreign Lender shall, within three Business Days of becoming a party hereto, deliver the forms required by Section 2.17(d).

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                   (b)             In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Commitment.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.7(b), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

                   (c)             The Administrative Agent will, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain at its address for notices referred to herein a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register").  The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and each Lender at any reasonable time and from time to time upon reasonable prior notice.

                   (d)             Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrowers, together with the Note or Notes subject to such assignment and the processing fee referred to in Section 11.7(a), the Administrative Agent will (i) accept such Assignment and Assumption, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrowers and the Lenders.  If requested by or on behalf of the Assignee, the Borrowers, at their own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibit A.  The Administrative Agent will return canceled Notes to Everest Group.

                   (e)             Each Lender may, without the consent of the Borrowers, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this

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Agreement (including a portion of its Commitment, the outstanding Loans made by it, and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan or any Reimbursement Obligation, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the maturity date or any other date fixed for the payment of any principal of or interest on any Loan or any Reimbursement Obligation, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iii) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not granted such participation.  Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18, and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made; provided that (i) no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made and (ii) each such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other Obligations under the Credit Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

                   (f)              Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to secure obligations of such Lender, including to any Federal Reserve Bank; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

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                   (g)             The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

                   (h)             Any Lender may, in connection with any assignment, pledge or participation or proposed assignment, pledge or participation pursuant to this Section 11.7, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrowers and their respective Subsidiaries furnished to it by or on behalf of any other party hereto; provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.13.

                   11.8         No Waiver.  The rights and remedies of the Administrative Agent, the Arrangers and each Lender expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of the Administrative Agent, the Arrangers or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default.  No course of dealing between any of the Borrowers and the Administrative Agent, the Arrangers or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default.  No notice to or demand upon the Borrowers in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent, the Arrangers or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

                   11.9         Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrowers shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement or any other Credit Document without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 11.7.

                   11.10       Survival.  All representations, warranties and agreements made by or on behalf of the Borrowers or any of their respective Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans and the issuance and repayment of the Letters of Credit.  In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this

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Agreement and the other Credit Documents relating to confidentiality, indemnification or payment of fees, costs and expenses, including the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 11.1, 11.2, 11.13 and 11.15 shall survive the payment in full of the Loans, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

                   11.11       Severability.  To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.  Without limiting the foregoing provisions of this Section 11.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Fronting Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

                   11.12      Construction.  The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.  Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

                   11.13      Confidentiality.  Each of the Administrative Agent and each Lender agrees to (a) keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of Everest Group or any of its Subsidiaries in connection with this Agreement or any other Credit Document, and (b) except as otherwise provided for herein, to use such information solely in connection with the Credit Documents and to not directly or indirectly disclose or make it accessible to any third party, without the Borrowers' consent; provided, however, that each of the Administrative Agent and each Lender may disclose such information (i) to its affiliates, directors, employees and agents and to its auditors, counsel and other professional advisors (provided such persons are informed of the confidential nature of such nonpublic information and are instructed by the Lender to keep such nonpublic information confidential to the same extent required hereunder), (ii) at the demand or request of any bank regulatory authority, self-regulatory body, court or other Governmental Authority having or asserting jurisdiction over the Administrative Agent or such Lender or any of their respective Affiliates or, on the advice of counsel, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, provided that, solely with respect to any subpoena or legal process that does not involve any bank regulatory authority, self-regulatory body or other Governmental Authority, if permitted by law to do so, to the extent practicable the Administrative Agent or such Lender will provide prior notice, and if not practicable, prompt notice, to the Borrower so as to afford such Borrower the opportunity to seek a protective order or other remedy aimed at protecting confidentiality, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or in any other litigation or proceeding in connection with

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the Credit Documents, (iv) to the Administrative Agent, the Arrangers or any other Lender or to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement (provided that all parties to such transaction agree to comply with the confidentiality provisions of this Section 11.13), (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 11.7(h).

                   11.14       Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronically shall be effective as delivery of a manually executed counterpart of this Agreement.

                   11.15      Disclosure of Information.  The Borrowers agree and consent to the Administrative Agent's and the Arrangers' disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications.  Such information will consist of deal terms and other information customarily found in such publications; provided that, except as otherwise permitted hereunder, neither the Administrative Agent nor the Arrangers may disclose information not made publicly available by the Borrowers, without Everest Group's prior written consent.

                   11.16      Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.

                   11.17      Entire Agreement.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING THE COMMITMENT LETTER FROM WELLS FARGO AND THE ARRANGERS TO THE BORROWERS DATED APRIL 29, 2016, BUT SPECIFICALLY EXCLUDING THE FEE LETTERS AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                   11.18      PATRIOT Act Notice.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses

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of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the PATRIOT Act.

                   11.19      Addition and Termination of Borrowers.

                   (a)             Everest Group may from time to time after the Restatement Effective Date designate one or more Subsidiaries as an additional Borrower.  The effective date of any designation of an additional Borrower shall be the date upon which each of the conditions set forth in Section 4.2 and the following terms and conditions shall have been satisfied or waived in accordance with the terms of this Agreement (the "Designation Date"):

                  (i)                     On or prior to the applicable Designation Date, each such Person shall enter into an appropriately completed Assumption Agreement;

                  (ii)                   If such Person is organized in a jurisdiction other than Bermuda or the United States, each Lender shall have consented to such designation; and

                  (iii)               On or prior to the applicable Designation Date, the Administrative Agent shall have received from such Person the items required to be delivered under Sections 4.1(a), 4.1(b) and 4.1(g) with respect to such Person in substantially the same form delivered to the Administrative Agent on the Restatement Effective Date.

                   (b)             So long as (i) the principal of and interest on any Loans made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full, (ii) no Letters of Credit shall be outstanding for the account of such Subsidiary Borrower, and (iii) no other Obligations of such Subsidiary Borrower shall remain outstanding, Everest Group may, by not less than two Business Days' prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary's status as a "Subsidiary Borrower" hereunder.

                   11.20      Judgment Currency.  The obligations of any Borrower in respect of any sum due to the Administrative Agent, any Issuing Lender or any Lender hereunder or under any Credit Document shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which such sum originally due to such party is denominated (the "original currency"), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may in accordance with normal banking procedures purchase the original currency with the judgment currency.  If the amount of the original currency so purchased is less than the sum originally due to such party in the original currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to such party to this Agreement, such party agrees to remit to such Borrower the amount of such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

                   11.21      Effectiveness of the Amendment and Restatement; Existing Credit Agreement.  This Agreement shall become effective on the Restatement Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and

8470562v6 24740.00061

assigns.  Until this Agreement becomes effective, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby.  After the Restatement Effective Date, all obligations of each Borrower under the Existing Credit Agreement shall become obligations of such Borrower hereunder, secured by the Liens granted under the Security Documents, and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof.  Except as otherwise expressly stated hereunder, the term of this Agreement is for all purposes deemed to have commenced on the Restatement Effective Date.  As of the Restatement Effective Date, each of the lenders to the Existing Credit Agreement that is not a Lender hereunder will cease being a "Lender" under the Existing Credit Agreement and their respective obligations thereunder to extend credit to the Borrowers shall automatically terminate.

                   11.22      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

                   (a)             the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

                   (b)             the effects of any Bail-in Action on any such liability, including, if applicable:

                  (i)                     a reduction in full or in part or cancellation of any such liability;

                  (ii)                   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

                  (iii)               the variation of the terms of such liability  in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE XII

THE GUARANTY

                   12.1         The Guaranty.

                   (a)             In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Everest Group from the proceeds of the Loans and the issuance of the Letters of Credit, Everest Group hereby unconditionally, absolutely and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of each of the other Borrowers under the Credit Documents

8470562v6 24740.00061

including the principal of and interest on the Loans and Reimbursement Obligations owing by such other Borrowers pursuant to this Agreement.  This Guaranty is a guaranty of payment and not of collection.  Upon failure by any Borrower to pay punctually any such amount, Everest Group agrees to pay forthwith on demand the amount not so paid at the place and in the manner specified in this Agreement.

                   12.2         Guaranty Unconditional.  The obligations of Everest Group under this Article XII shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i)        any extension, renewal, settlement, compromise, waiver or release (including with respect to any Collateral) in respect of any obligation of any other obligor under any of the Credit Documents, by operation of law or otherwise;

                  (ii)       any modification or amendment of or supplement to any of the Credit Documents;

                  (iii)      any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Credit Documents;

                  (iv)      any change in the corporate existence, structure or ownership of any obligor, or any proceeding under any Debtor Relief Law affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents;

                  (v)       the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, the L/C Agent, any Issuing Lender, any Lender or any other corporation or person, whether in connection with any of the Credit Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi)      any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Credit Documents;

                  (vii)     any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation or the Lenders' rights with respect thereto; or

                  (viii)    any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, the L/C Issuer, any Issuing Lender, any Lender or any other corporation or person or any other circumstance whatsoever (other than the defense of payment) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to Everest Group's obligations under this Article XII.

8470562v6 24740.00061

                   12.3         Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances.  Everest Group's obligations under this Article XII shall remain in full force and effect until the commitments of the Lenders hereunder shall have terminated, no Letters of Credit shall be outstanding and all amounts payable by the other Borrowers under the Credit Documents shall have been paid in full.  If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by any Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, Everest Group's obligations under this Article XII with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                   12.4         Waiver by Everest Group.  Everest Group irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person.  Everest Group warrants and agrees that each waiver set forth in this Section 12.4 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

                   12.5         Subrogation.  Everest Group hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower, or any other insider guarantor that arise from the existence, payment, performance or enforcement of Everest Group's obligations under or in respect of this Guaranty or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against any other Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Obligations payable under this Agreement shall have been paid in full in cash, no Letters of Credit shall be outstanding and the commitments of the Lenders hereunder shall have expired or been terminated.  If any amount shall be paid to Everest Group in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all amounts payable under this Guaranty, and (b) the Final Maturity Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of Everest Group and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any  amounts payable under this Guaranty thereafter arising.  If (i) Everest Group shall make payment to any Lender of all or any amounts payable under this Guaranty, (ii) all amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Final Maturity Date shall have occurred, the Lenders will, at Everest Group's request and expense, execute and deliver to Everest Group appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Everest Group of an interest in the obligations resulting from such payment made by Everest Group pursuant to this Guaranty.

8470562v6 24740.00061

                   12.6         Stay of Acceleration.  If acceleration of the time for payment of any amount payable by any Borrower under any of the Credit Documents is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by Everest Group under this Article XII forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

                   12.7         Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all Obligations payable under this Agreement and (ii) the Final Maturity Date, (b) be binding upon Everest Group, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 11.7.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

8470562v6 24740.00061

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

EVEREST RE GROUP, LTD.

By:     /S/ CRAIG HOWIE

Name:  Craig Howie

Title:      Executive Vice President, CFO and Treasurer

EVEREST REINSURANCE (BERMUDA), LTD.

By:    /S/ SANJOY MUKHERJEE

Name:  Sanjoy Mukherjee

Title:      CEO and Managing Director

EVEREST INTERNATIONAL REINSURANCE, LTD.

By:     /S/ SANJOY MUKHERJEE

Name:  Sanjoy Mukherjee

Title:      CEO and Managing Director

Signature Page to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
Fronting Lender, L/C Agent and as a Lender

By:     /S/ WILLIAM R. GOLEY
Name:   Will Goley
Title:       Director

Signature Page to Third Amended and Restated Credit Agreement

CITIBANK, N.A.

By:         /S/ MAUREEN MARONEY

Name:  Maureen Maroney

Title:      Vice President

Signature Page to Third Amended and Restated Credit Agreement

BARCLAYS BANK PLC

By:          /S/ KAYODE SULOLA

Name:  Kayode Sulola

Title:      AVP

Signature Page to Third Amended and Restated Credit Agreement

HSBC BANK USA, N.A.

By:          /S/ JODY FELDMAN

Name:  Jody Feldman

Title:      Director, FIG Insurance

Signature Page to Third Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH

By:          /S/ VIRGINIA COSENZA

Name:  Virginia Cosenza

Title:      Vice President

By:          /S/ MICHAEL SHANNON

Name:  Michael Shannon

Title:      Vice President

Signature Page to Third Amended and Restated Credit Agreement

LLOYDS BANK PLC

By:         /S/ DENNIS McCLELLAN

Name:  Dennis McClellan

Title:      Assistant Vice President
               M040

By:         /S/ DAVEN POPAL

Name:  Daven Popal

Title:      Senior Vice President
               Transaction Execution
               Category A
               P003

Signature Page to Third Amended and Restated Credit Agreement

COMMERZBANK AG, NEW YORK BRANCH

By:          /S/ BARRY S. FEIGENBAUM

Name:  Barry S. Feigenbaum

Title:      Managing Director

By:          /S/ CHRISTOPH ZIMMERMANN

Name:   Christoph Zimmermann

Title:      Vice President

Signature Page to Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:          /S/ KEIKO KIYOHARA

Name:   Keiko Kiyohara

Title:       Vice President

Signature Page to Third Amended and Restated Credit Agreement

ROYAL BANK OF CANADA

By:          /S/ TOM PATON

Name:   Tom Paton

Title:      Director, National Client Group

Signature Page to Third Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON

By:          /S/ RICHARD G. SHAW

Name:   Richard G. Shaw

Title:       Vice President

Signature Page to Third Amended and Restated Credit Agreement

EXHIBIT A
Borrower's Taxpayer Identification No. ___________
FORM OF
 NOTE
$___________                                                                                                                                                                                                                                                                                                                                           __, 2016
Charlotte, North Carolina
FOR VALUE RECEIVED, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda,] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda,] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the "Borrower"), hereby promises to pay to the order of
______________________________ (the "Lender"), at the offices of Wells Fargo Bank, National Association (the "Administrative Agent") located at One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Third Amended and Restated Credit Agreement, dated as of May 26, 2016 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the other Borrowers named therein, the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of
__________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Loans made by the Lender to the Borrower, under the terms and conditions of this promissory note (this "Note") and the Credit Agreement.  The defined terms in the Credit Agreement are used herein with the same meaning.  The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement and is issued to evidence the Loans made by the Lender pursuant to the Credit Agreement.  All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents.  Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.
In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.
This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.  The Borrower hereby submits to the exclusive jurisdiction and venue of the federal and state courts located in Borough of Manhattan, New York, although the Lender shall not be limited to bringing an action in such courts.
IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.
[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA),
LTD.]
[EVEREST INTERNATIONAL
REINSURANCE, LTD.]
By:
Name:
Title:

EXHIBIT B-1
FORM OF
 NOTICE OF BORROWING
[Date]
Wells Fargo Bank, National Association, as Administrative Agent
1525 West W.T. Harris Blvd.
Mail Code:  D1109-019
Charlotte, North Carolina  28262
Attention:  Syndication Agency Services
Ladies and Gentlemen:
The undersigned, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the "Borrower"), refers to the Third Amended and Restated Credit Agreement, dated as of May 26, 2016, among the Borrower, the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Administrative Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(b) of the Credit Agreement:
(i)                                The aggregate principal amount of the Proposed Borrowing is $_______________.1
(ii)                               The Loans constituting the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].2
(iii)                              [The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months].]3
(iv)                              The Proposed Borrowing is requested to be made on __________________ (the "Borrowing Date").4

1Amount of Proposed Borrowing must comply with Section 2.2(b) of the Credit Agreement.
2Select the applicable Type of Loans.
3Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

A.            Each of the representations and warranties contained in Article V of the Credit Agreement [(except for the representations and warranties contained in Section 5.10, clause (i) of Section 5.5, and clause (ii) of Section 5.13(c) of the Credit Agreement)]5 and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct in all material respects as of such date);

B.            No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

C.            After giving effect to the Proposed Borrowing, the aggregate Tranche 1 Credit Exposure will not exceed the aggregate Tranche 1 Commitments.

Very truly yours,

[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA),
LTD.]
[EVEREST INTERNATIONAL
REINSURANCE, LTD.]
By:
Name:
Title:

4Written notice must be received on a Business Day (i) not later than 11:00 a.m., Charlotte time, three Business Days prior to the Borrowing Date (in the case of LIBOR Loans) and (ii) not later than 10:00 a.m., Charlotte time, on the Borrowing Date (in the case of Base Rate Loans).
5The Borrower is required to make the representations and warranties contained in these sections only if borrowing on the Restatement Effective Date.
2

EXHIBIT B-2
FORM OF
 NOTICE OF CONVERSION/CONTINUATION
[Date]
Wells Fargo Bank, National Association, as Administrative Agent
1525 West W.T. Harris Blvd.
Mail Code:  D1109-019
Charlotte, North Carolina  28262
Attention:  Syndication Agency Services
Ladies and Gentlemen:
The undersigned, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the "Borrower"), refers to the Third Amended and Restated Credit Agreement, dated as of May 26, 2016, among the Borrower, the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Administrative Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.11(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]1 of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 2.11(b) of the Credit Agreement:

(i)             The Proposed [Conversion] [Continuation] is requested to be made on _______________.2
(ii)            The Proposed [Conversion] [Continuation] involves $____________3 in aggregate principal amount of Loans made pursuant to a Borrowing on ________________,4 which Loans are presently maintained as
_____________________________
1Insert "conversion" or "continuation" throughout the notice, as applicable.
2Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans).
3Amount of Proposed Conversion or Continuation must comply with Section 2.11(a) of the Credit Agreement.
4Insert the applicable Borrowing Date for the Loans being converted or continued.

[Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].5

(iii)          [The initial Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].]6

                                                [The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].]7

Very truly yours,

[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA),
LTD.]
[EVEREST INTERNATIONAL
REINSURANCE, LTD.]
By:
Name:
Title:

5Complete with the applicable bracketed language.
6Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.
7Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans.
2

EXHIBIT B-3
FORM OF
 SYNDICATED LETTER OF CREDIT NOTICE
[Date]
Wells Fargo Bank, National Association, as L/C Agent
401 Linden Street
Mailcode NC-6034
Winston-Salem, North Carolina 27101
Attention:  Standby Letter of Credit Department
Facsimile:  (336) 735-0952
Wells Fargo Bank, National Association
301 South College Street
11th Floor
Mail Code: D1053-115
Charlotte, NC 28288-0760
Attn: Will Goley
Ladies and Gentlemen:
The undersigned, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the "Borrower"), refers to the Third Amended and Restated Credit Agreement, dated as of May 26, 2016, among the Borrower, the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Administrative Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 3.3(a) of the Credit Agreement, hereby gives you, as L/C Agent, irrevocable notice that the Borrower requests the issuance of a Syndicated Letter of Credit for its account under the Credit Agreement, and to that end sets forth below the information relating to such Syndicated Letter of Credit (the "Requested Letter of Credit") as required by Section 3.3 of the Credit Agreement:
(i)       The Business Day on which the Requested Letter of Credit is requested to be issued is _______________.1
(ii)      The Requested Letter of Credit is a [Tranche 1 Letter of Credit] [Tranche 2 Letter of Credit].2

1Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) after the date hereof.

(iii)     [The Requested Letter of Credit is to be issued as a Secured Letter of Credit pursuant to Section 3.8(a) of the Credit Agreement.]3
(iv)     The Stated Amount of the Requested Letter of Credit is $____________.
(v)      The expiry date of the Requested Letter of Credit is ______________.
(vi)     The name and address of the beneficiary of the Requested Letter of Credit is ___________________________________
The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.
The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

A.            Each of the representations and warranties contained in Article V of the Credit Agreement [(except for the representations and warranties contained in Section 5.10, clause (i) of Section 5.5, and clause (ii) of Section 5.13(c) of the Credit Agreement)]4 and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the issuance of the Requested Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct in all material respects as of such date);

B.            No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit; and

C.            [After giving effect to the issuance of the Requested Letter of Credit, the sum of (i) the aggregate principal amount of Loans outstanding and (ii) the aggregate Tranche 1 Letter of Credit Exposure of all Tranche 1 Lenders will not exceed the aggregate Tranche 1 Commitments.]5 [After giving effect to the issuance of the Requested Letter of Credit, the aggregate Tranche 2 Letter of Credit Exposure of all Tranche 2 Lenders will not exceed the aggregate Tranche 2 Commitments.]6

2Specify whether the Letter of Credit to be issued is a Tranche 1 Letter of Credit or Tranche 2 Letter of Credit.
3For Tranche 1 Letters of Credit only.
4The Borrower is required to make the representations and warranties contained in these sections only on the Restatement Effective Date.
5For Tranche 1 Letters of Credit only.
6For Tranche 2 Letters of Credit only.
2

D.            [After giving effect to the issuance of the Requested Letter of Credit, the Secured Letter of Credit Exposure will not exceed the aggregate Collateral Value.]7

E.            [After giving effect to the issuance of the Requested Letter of Credit, the aggregate Secured Letter of Credit Exposure pertaining to the Borrower will not exceed the Collateral Value in the Borrower's Custodial Account.]8

Very truly yours,

[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA),
LTD.]
[EVEREST INTERNATIONAL
REINSURANCE, LTD.]
By:
Name:
Title:

7For Secured Letters of Credit only.
8For Secured Letters of Credit only.
3

EXHIBIT B-4
FORM OF
 PARTICIPATED LETTER OF CREDIT NOTICE
[Date]
Wells Fargo Bank, National Association, as Fronting Lender
401 Linden Street
Mailcode NC-6034
Winston-Salem, North Carolina 27101
Attention:  Standby Letter of Credit Department
Facsimile:  (336) 735-0952
Wells Fargo Bank, National Association
301 South College Street
11th Floor
Mail Code: D1053-115
Charlotte, NC 28288-0760
Attn: Will Goley
Ladies and Gentlemen:
The undersigned, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the "Borrower"), refers to the Third Amended and Restated Credit Agreement, dated as of May 26, 2016, among the Borrower, the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Administrative Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 3.4 of the Credit Agreement, hereby gives you, as Fronting Lender, irrevocable notice that the Borrower requests the issuance of a Participated Letter of Credit for its account under the Credit Agreement, and to that end sets forth below the information relating to such Letter of Credit (the "Requested Letter of Credit") as required by Section 3.4 of the Credit Agreement:
(i)        The Business Day on which the Requested Letter of Credit is requested to be issued is _______________.1

(ii)       The Stated Amount and currency of the Requested Letter of Credit is [$]____________.

1Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) after the date hereof.

(iii)      The expiry date of the Requested Letter of Credit is ______________.

(iv)     The name and address of the beneficiary of the Requested Letter of Credit is __________________________________________________________.

The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.
The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:
F.            Each of the representations and warranties contained in Article V of the Credit Agreement [(except for the representations and warranties contained in Section 5.10, clause (i) of Section 5.5, and clause (ii) of Section 5.13(c) of the Credit Agreement)]2 and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the issuance of the Requested Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct in all material respects as of such date);

G.            No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit; and

H.            After giving effect to the issuance of the Requested Letter of Credit, the aggregate Tranche 2 Letter of Credit Exposure of all Tranche 2 Lenders will not exceed the aggregate Tranche 2 Commitments.

I.            [After giving effect to the issuance of the Requested Letter of Credit, (a) the aggregate Stated Amount thereof, when added to the aggregate Stated Amount of all other outstanding Participated Letters of Credit issued by Wells Fargo, in its capacity as Fronting Lender, at such time will not exceed $500,000,000 (or such other amount as has been agreed to by Wells Fargo and the Borrowers), and (b) if the Requested Letter of Credit is to be issued in a Foreign Currency, the aggregate Stated Amount thereof, when added to the aggregate Stated Amount of all other outstanding Letters of Credit issued by Wells Fargo in a Foreign Currency at such time will not exceed $25,000,000.]3

Very truly yours,

[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA),
LTD.]
[EVEREST INTERNATIONAL
REINSURANCE, LTD.]

.

2 The Borrower is required to make the representations and warranties contained in these sections only on the Restatement Effective Date.
3 Insert if Wells Fargo is the Fronting Lender.

2

By:
Name:
Title:

3

EXHIBIT C
FORM OF
COMPLIANCE CERTIFICATE
THIS CERTIFICATE is given pursuant to Section 6.3(a) of the Third Amended and Restated Credit Agreement, dated as of May 26, 2016 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda ("Everest Group"), the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.
The undersigned hereby certifies that:

1.            He is the [Chief Financial Officer] [Treasurer] [Assistant Treasurer] [Comptroller] of Everest Group.

2.            Enclosed with this Certificate are copies of the financial statements of Everest Group and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [6.1(a)] [6.1(b)] of the Credit Agreement.  Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]1 and present fairly, in all material respects, the financial condition of Everest Group and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of Everest Group and its Subsidiaries on a consolidated basis for the period covered thereby.

3.            The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of Everest Group and its Subsidiaries during the accounting period covered by such financial statements.

4.            The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that Everest has taken or proposes to take with respect thereto].

5.            Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Article VII of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

1Insert in the case of quarterly financial statements.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

EVEREST RE GROUP, LTD.
By:
Name:
Title:

2

ATTACHMENT A

GAAP COVENANT COMPLIANCE WORKSHEET

A.  Consolidated Indebtedness to Total Capitalization
 (Section 7.1 of the Credit Agreement)

(1) Consolidated Indebtedness as of the date of determination (excluding, to the extent otherwise included, amounts due to Hybrid Securities)		$
(2) Total Capitalization of the Borrower as of such date
(a) Consolidated Indebtedness as of such date (from Line 1 above)	$
(b) Consolidated Net Worth as of such date (excluding Disqualified Capital Stock)	$
(c) Aggregate principal amount of all Hybrid Securities as of such date	$
(d) Sum of Line 2(a), Line 2(b) and Line 2(c)	$
(3) Hybrid Securities exclusion: Multiply Line 2(d) by 15%	$
(4) Adjustment for Hybrid Securities: Subtract line (3) from Line 2(c) (if not a positive number, enter 0)		$
(5) Consolidated Indebtedness plus Hybrid Securities adjustment: Add Line 1 and Line 4		$
(6) Consolidated Indebtedness (as adjusted) to Total Capitalization as of the date of determination: Divide Line 5 by Line 2(d)		$
(7) Maximum Consolidated Indebtedness to Total Capitalization Ratio as of the date of determination		0.35 : 1.0

B.  Minimum Consolidated Net Worth
(Section 7.2 of the Credit Agreement)

(1) Consolidated Net Worth as of the date of determination:	$
(2) Minimum Amount as of the date of determination:
(a) Initial Minimum Amount:		$5,370,978,939
(b) Consolidated Net Income (if positive) per fiscal quarter (ending on or after the Restatement Effective Date)	$
(c) Net Income Adjustment Multiply Line 2(b) by 0.25			$
(d) Increase in Consolidated Net Worth attributable to the issuance of ordinary and preferred shares	$
(e) Net Worth Adjustment Multiply Line 2(d) by 0.25			$
(f) Minimum Consolidated Net Worth as of the Date of Determination Add Lines 2(a), Line 2(c) and Line 2(e)				$

C.  Minimum Financial Strength Rating
(Section 7.3 of the Credit Agreement)

(1)	Has Everest Bermuda maintained a financial strength rating by A.M. Best Company at all times from the date of the most recently delivered Compliance Certificate to and including the date hereof?	___ Yes	___ No
(2)	Has the financial strength rating by A.M. Best Company for Everest Bermuda been equal to or better than "B++" at all times during the period described in line (1) above?	___ Yes	___ No

EXHIBIT D
FORM OF
 ASSIGNMENT AND ASSUMPTION
THIS ASSIGNMENT AND ASSUMPTION (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the "Assignor") and the Assignee identified in item 2 below (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit [(including any outstanding Syndicated Letters of Credit that have not been amended or replaced to give effect to this Assignment and Assumption)]1 and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:
[Assignor [is] [is not] a Defaulting Lender.]
2.	Assignee:

1 If there are any Syndicated Letters of Credit outstanding as of the Effective Date that have not been amended to replace the Assignor with the Assignee, then the Assignor and Assignee may enter into arrangements between themselves to address the Assignor's potential liability under such Syndicated Letters of Credit.

[indicate [Affiliate] of [identify Lender]]
3.	Borrowers:	Everest Re Group, Ltd. Everest Reinsurance (Bermuda), Ltd. Everest International Reinsurance, Ltd.
4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement.
5.	Credit Agreement:	Third Amended and Restated Credit Agreement, dated as of May 26, 2016 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrowers, certain lenders from time to time parties thereto (the "Lenders"), Wells Fargo Bank, National Association, as Administrative Agent.
6.	Assigned Interest:
Assignor	Assignee	Tranche Assigned[2]	Aggregate Amount of Commitment/Loans/Letter of Credit Exposure for all Lenders[3]	Amount of Commitment/Loans/Letter of Credit Exposure Assigned	Percentage Assigned of Commitment/Loans/Letter of Credit Exposure[4]	CUSIP Number

[7.	Trade Date:	][5]
8.	Effective Date:	[TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., "Tranche 1 Commitment," "Tranche 2 Commitment")
3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
2

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR:
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE:
[NAME OF ASSIGNEE]
By:
Name:
Title:
[Consented to and]6 Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Fronting Lender
By:
Name:
Title:

6To be added only if the consent of the Administrative Agent and/or Fronting Lender is required by the terms of the Credit Agreement.
3

[Consented to:]1
EVEREST RE GROUP, LTD.
By:
Name:
Title:
EVEREST REINSURANCE (BERMUDA), LTD.
By:
Name:
Title:
EVEREST INTERNATIONAL REINSURANCE, LTD.
By:
Name:
Title:

1 To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

ANNEX 1 to Assignment and Assumption
Third Amended and Restated Credit Agreement, dated as of May 26, 2016 (the "Credit Agreement"), among Everest Re Group, Ltd., a company organized under the laws of Bermuda ("Everest Group"), Everest Reinsurance (Bermuda), Ltd., a company organized under the laws of Bermuda ("Everest Bermuda"), Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda ("Everest International", and collectively with Everest Group and Everest Bermuda, the "Borrowers"), certain Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.                 Representations and Warranties.
1.1             Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.
1.2.            Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to the receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it or the Person exercising discretion in making its decision to acquire the Assigned Interest is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest , (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the

Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.
2.                 Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3.                 General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

2

EXHIBIT E
[Reserved]

EXHIBIT F
FORM OF
 COLLATERAL VALUE REPORT
____________, 20__
Wells Fargo Bank, National Association, as Administrative Agent
301 South College Street
11th Floor
Mail Code: D1053-115
Charlotte, NC 28288-0760
Attn: Will Goley
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Credit Agreement, dated as of May 26, 2016, among Everest Re Group, Ltd., a company organized under the laws of Bermuda ("Everest Group"), Everest Reinsurance (Bermuda), Ltd., a company organized under the laws of Bermuda ("Everest Bermuda"), Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda ("Everest International" and, collectively with Everest Group and Everest Bermuda, the "Borrowers"), the Lenders defined therein and Wells Fargo Bank, National Association ("Wells Fargo"), as administrative agent for the Lenders (as amended or otherwise modified from time to time, the "Credit Agreement").  Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
This Collateral Value Report is delivered pursuant to Section 6.11(b) of the Credit Agreement.  The date of this Collateral Value Report is _____________, 20__ (the "Report Date").  Set forth on Attachment A is the computation of the Collateral Value of both the Borrower submitting this report and the aggregate Collateral Value of the Borrowers and certain other information required by Section 6.11(b) of the Credit Agreement as of ______________, 20__ (the "Valuation Date"), calculated in accordance with the definition of "Collateral Value" contained in the Credit Agreement and the other provisions of the Credit Agreement (including Section 8.11 thereof and Schedule 1.1(b) thereto).
The undersigned hereby certifies that (i) the information on Attachment A correctly sets forth the Collateral Value (in the aggregate and for each category of Collateral) of the Borrower submitting this report and for all Borrowers and the Secured Letter of Credit Exposure (in the aggregate and with respect to Secured Letters of Credit issued for the account of the Borrower) as of the Valuation Date; (ii) the aggregate Secured Letter of Credit Exposure does not exceed the aggregate Collateral Value as of the Valuation Date; (iii) the Secured Letter of Credit Exposure with respect to Secured Letters of Credit issued for the account of the Borrower does not exceed the Collateral Value of the Borrower; and (iv) nothing has come to the attention of the undersigned to cause the undersigned to believe that the Administrative Agent, for the ratable benefit of the Secured Lenders, does not have a first priority perfected Lien (subject to permitted Liens in favor of Custodians) on and security interest in the Collateral set forth on Attachment A as of the Report Date.
[NAME OF BORROWER]
By:
Name:
Title:

ATTACHMENT A
Collateral Value for all Borrowers
Category of Investment/Security	Eligible Percentage
Cash (denominated in U.S. Dollars)	100%
Certificates of deposit and savings, money market and demand deposit accounts issued by federally insured U.S. banks rated Aa3/AA- or better	95%
U.S. Treasury bills, bonds & notes (excluding savings bonds) Maturity 2 years or less Maturity over 2 years	95% of Market 90% of Market
Investment-grade corporate/municipal bonds (Rating AA-/Aa3 or better, denominated in U.S. Dollars) Maturity 5 years or less Maturity over 5 years	90% of Market 85% of Market
Investment-grade corporate/municipal bonds (Rating A1/A+ through BBB/Baa2, non-convertible, NYSE-traded, denominated in U.S. Dollars) Maturity 5 years or less Maturity over 5 years	85% of Market 80% of Market
Agency RMBS (GNMA, FNMA, FHLMC; Rating Aa3/AA- or better)[1]
Weighted average life ≤ 2 years
Weighted average life > 2 years and ≤ 5 years
Weighted average life > 5 years and ≤ 10 years
Weighted average life > 10 years
95% of Market 90% of Market 85% of Market 80% of Market
Commercial paper (Rating A1, P1, non-floating rate)	90% of Market
Aggregate Secured Letter of Credit Exposure
Beneficiary	Issue Date	Undrawn Amount	Unreimbursed Drawings
		$	$

Total Secured Letter of Credit Exposure		$	$
Ratio of aggregate Collateral Value to aggregate Secured Letter of Credit Exposure:

1 Agency RMBS shall not contain any resecuritizations to be considered Eligible Collateral.

Collateral Value for Borrower
Category of Investment/Security	Eligible Percentage
Cash (denominated in U.S. Dollars)	100%
Certificates of deposit and savings, money market and demand deposit accounts issued by federally insured U.S. banks rated Aa3/AA- or better	95%
U.S. Treasury bills, bonds & notes (excluding savings bonds) Maturity 2 years or less Maturity over 2 years	95% of Market 90% of Market
Investment-grade corporate/municipal bonds (Rating AA-/Aa3 or better, denominated in U.S. Dollars) Maturity 5 years or less Maturity over 5 years	90% of Market 85% of Market
Investment-grade corporate/municipal bonds (Rating A1/A+ through BBB/Baa2, non-convertible, NYSE-traded, denominated in U.S. Dollars) Maturity 5 years or less Maturity over 5 years	85% of Market 80% of Market
Agency RMBS (GNMA, FNMA, FHLMC; Rating Aa3/AA- or better)[2]
Weighted average life ≤ 2 years
Weighted average life > 2 years and ≤ 5 years
Weighted average life > 5 years and ≤ 10 years
Weighted average life > 10 years
95% of Market 90% of Market 85% of Market 80% of Market
Commercial paper (Rating A1, P1, non-floating rate)	90% of Market
Secured Letter of Credit Exposure of Borrower
Beneficiary	Issue Date	Undrawn Amount	Unreimbursed Drawings
		$	$

Total Secured Letter of Credit Exposure		$	$
Ratio of Collateral Value to Secured Letter of Credit Exposure for Borrower:

2 Agency RMBS shall not contain any resecuritizations to be considered Eligible Collateral.
2

EXHIBIT G
FORM OF
 JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this "Joinder Agreement") is made this ____ day of ___________, 20__, by __________________, a _________________ (the "New Lender").  Reference is made to the Third Amended and Restated Credit Agreement, dated as of May 26, 2016, among Everest Re Group, Ltd., a company organized under the laws of Bermuda ("Everest Group"), Everest Reinsurance (Bermuda), Ltd., a company organized under the laws of Bermuda ("Everest Bermuda"), Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda ("Everest International"), and the other Subsidiary Borrowers named therein (collectively with Everest Group, Everest Bermuda and Everest International, the "Borrowers"), the Lenders defined therein and Wells Fargo Bank, National Association ("Wells Fargo"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (as amended or otherwise modified from time to time, the "Credit Agreement").  Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
The New Lender hereby agrees as follows:
1.                 Joinder Agreement.  Subject to the terms and conditions hereof and of the Credit Agreement, the New Lender hereby agrees to become a Lender under the Credit Agreement with an Additional Commitment of _______________ Dollars ($__________).  After giving effect to this Joinder Agreement and the adjustments required under clause (ii) of Section 2.20(d) of the Credit Agreement, the New Lender's Commitment and the aggregate outstanding principal amounts of the Loans owing to the New Lender and Letter of Credit Exposure assigned to the New Lender will be as set forth in Item 4 of Annex I attached hereto.
2.                 New Lender Representations.  The New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements of Everest Group delivered to the Administrative Agent pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement, (ii) represents and warrants that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Joinder Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf under the Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to or required of the Administrative Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are
3

required to be performed by it as a Lender, (vi) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (vii) specifies as its address for payments and notices the office set forth beneath its name on its signature page hereto, and (viii) has delivered, if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly complete and executed by the New Lender.
3.                 Effective Date.  Following the execution of this Joinder Agreement by the New Lender, an executed original hereof, together with all attachments hereto, shall be delivered to the Administrative Agent.  The effective date of this Joinder Agreement (the "Effective Date") shall be the date of execution hereof by the Borrowers, the Administrative Agent and the New Lender.  As of the Effective Date, the Lender shall be a party to the Credit Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.
4.                 Governing Law.  This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
5.                 Entire Agreement.  This Joinder Agreement, together with the Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.
6.                 Successors and Assigns.  This Joinder Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.
7.                 Counterparts.  This Joinder Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.
[signatures on following page]

4

IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed by their duly authorized officers as of the date first above written.
[NAME OF NEW LENDER]
By:
Name:
Title:
Accepted this ___ day of
_____________, _____:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:
EVEREST RE GROUP, LTD.
By:
Name:
Title:

EVEREST REINSURANCE (BERMUDA), LTD.
By:
Name:
Title:
EVEREST INTERNATIONAL REINSURANCE, LTD.
By:
Name:
Title:

5

ANNEX I
1.                  Borrowers:                          Everest Re Group, Ltd.
      Everest Reinsurance (Bermuda), Ltd.
      Everest International Reinsurance, Ltd.
2.                  Name and Date of Credit Agreement:
Third Amended and Restated Credit Agreement, dated as of May 26, 2016, among the Borrowers, certain Lenders from time to time parties thereto and Wells Fargo Bank, National Association, as Administrative Agent.
3.                  Date of Joinder Agreement:  ___________, _____
4.	Amounts (as of date of adjustment pursuant to clause (ii) of Section 2.20(d) of the Credit Agreement):
Tranche[1]	Aggregate Amount of Commitment/Loans/ Letter of Credit Exposure for all Lenders under Facility		Amount of Commitment/Loans/ Letter of Credit Exposure Assigned	Percentage Assigned of Commitment/Loans/ Letter of Credit Exposure[2]
	$	$		%
	$	$		%
	$	$		%
5.            Addresses for Payments and Notices:
New Lender:                                For Funding/Notices:
__________________________
__________________________
__________________________
__________________________
__________________________
Facsimile: (___) ________
Reference

For Payments:
__________________________
__________________________
__________________________
__________________________
__________________________
Facsimile: (___) ________

1   Fill in the appropriate terminology for the types of facilities under the Credit Agreement under which the New Lender is making its commitment (e.g. "Tranche 1 Commitment" and/or "Tranche 2 Commitment").
2   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans/Letter of Credit Exposure of all Lenders thereunder.

Reference:
6.	Effective Date:	_______________, ______ (in accordance with Section 3 of the Joinder Agreement).

EXHIBIT H
FORM OF
 ASSUMPTION AGREEMENT
THIS ASSUMPTION AGREEMENT, dated as of the _____ day of _____________, 20__ (this "Agreement"), is executed and delivered by ________________________, a ______________ corporation (the "Company"), Everest Re Group, Ltd., a company organized under the laws of Bermuda ("Everest Group"), and Wells Fargo Bank, National Association, in its capacity as administrative agent under the Credit Agreement referred to hereinbelow (in such capacity, the "Administrative Agent"), pursuant to Section 11.19 of the Credit Agreement.  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.
Reference is made to the Third Amended and Restated Credit Agreement, dated as of May 26, 2016, among Everest Re Group, Everest Reinsurance (Bermuda), Ltd., a company organized under the laws of Bermuda ("Everest Bermuda"), Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda ("Everest International"), and the other Subsidiary Borrowers named therein (collectively with Everest Group, Everest Bermuda and Everest International, the "Borrowers"), the Lenders defined therein and the Administrative Agent (as amended or otherwise modified from time to time, the "Credit Agreement").  Pursuant to Section 11.19 of the Credit Agreement, Everest Group may from time to time after the Restatement Effective Date designate one or more Persons as additional Borrowers, subject to, among other things, the execution and delivery by such designated Borrower of an Assumption Agreement.  The Company is a Subsidiary of Everest Group and will obtain benefits as a result of the extension of credit under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Agreement.  Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:
1.                 The Company hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement as a Borrower thereunder.  In furtherance (and without limitation) of the foregoing, the Company hereby agrees to pay and perform all of the Obligations of the Company as a Borrower under the Credit Agreement and the other Credit Documents to which it is or hereafter becomes a party, all on the terms and subject to the conditions set forth in the Credit Agreement.  The Company further agrees to execute and deliver all other documents and instruments and take all other actions required under or pursuant to the provisions of Section 11.19 of the Credit Agreement in connection with its joinder as a Borrower under the Credit Agreement.
2.                 Each of Everest Group and the Company hereby represents and warrants that each representation and warranty contained in Article V of the Credit Agreement (except those found at Section 5.10, clause (i) of Section 5.5, and clause (ii) of Section 5.13(c)) and in the other Credit Documents is true and correct in all material respects on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), as if such representations and warranties were set forth at length herein.
3.                 This Agreement shall be a Credit Document (within the meaning of such term under the Credit Agreement), shall be binding upon and enforceable against the Company and its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and each Lender and their respective successors and assigns.  This Agreement and any attachments hereto are hereby incorporated into the Credit Agreement and made a part thereof.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.
[NAME OF COMPANY]
By:
Name:
Title:
EVEREST RE GROUP, LTD.
By:
Name:
Title:
Accepted and agreed to:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:

Schedule 1.1(a)
Commitments and
Notice Addresses

Commitments
Lender	Tranche 1 Commitment	Tranche 2 Commitment
Wells Fargo Bank, National Association	$25,000,000.00	$75,000,000.00
Citibank, N.A.	$25,000,000.00	$75,000,000.00
Barclays Bank PLC	$25,000,000.00	$75,000,000.00
HSBC Bank USA, N.A.	$25,000,000.00	$75,000,000.00
Deutsche Bank AG New York Branch	$20,000,000.00	$60,000,000.00
Lloyds Bank plc	$20,000,000.00	$60,000,000.00
Commerzbank AG, New York Branch	$15,000,000.00	$45,000,000.00
JPMorgan Chase Bank, N.A.	$15,000,000.00	$45,000,000.00
Royal Bank of Canada	$15,000,000.00	$45,000,000.00
The Bank of New York Mellon	$15,000,000.00	$45,000,000.00
Total	$200,000,000.00	$600,000,000.00

Notice Addresses
Party	Address
Borrower
Everest Re Group, Ltd.
Seon Place
141 Front Street, 4th floor
Hamilton HM 19
Bermuda
Attention:  Sanjoy Mukherjee
Facsimile:  (441) 295-4828

with a copy to:

Everest Global Services, Inc.
Westgate Corporate Center
477 Martinsville Road
P.O. Box 830
Liberty Corner, NJ 07938-0830
Attention:  Kevin Burns
Facsimile:  (908) 604-3412

Wells Fargo Bank, National Association
Wells Fargo Bank, N.A.
Charlotte, NC
ABA:  121000248
Acct:  01104331628807
Acct Name:  Agency Services Clearing A/C
Ref:  Everest Re Group, Ltd.
Attn:  Financial Cash Controls

Address for notices as Administrative Agent:
Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Mail Code:  D1109-019
Charlotte, North Carolina  28262
Attention:  Syndication Agency Services
Telephone:  (704) 590 2770
Facsimile:  (704) 590 2790
E-mail:  agencyservices.requests@wellsfargo.com

Address for notices as L/C Agent or Fronting Lender:

Wells Fargo Bank, National Association
401 Linden Street
Mailcode NC-6034
Winston Salem, North Carolina 27101
Attention:  Standby Letter of Credit Department
Facsimile:  (336) 735-0952

with a copy to:

Wells Fargo Bank, National Association
301 South College Street
11th Floor
Mail Code: D1053-115
Charlotte, NC 28288-0760
Attn: Will Goley
Facsimile:  (704) 715-1486

Schedule 1.1(b)
Collateral Values1
Category of Investment/Security	Eligible Percentage
Cash (denominated in U.S. Dollars)	100%
Certificates of deposit and savings, money market and demand deposit accounts issued by federally insured U.S. banks rated Aa3/AA- or better	95%
U.S. Treasury bills, bonds & notes (excluding savings bonds) Maturity 2 years or less Maturity over 2 years	95% of Market 90% of Market
Investment-grade corporate/municipal bonds (Rating AA-/Aa3 or better, denominated in U.S. Dollars) Maturity 5 years or less Maturity over 5 years	90% of Market 85% of Market
Investment-grade corporate/municipal bonds (Rating A1/A+ through BBB/Baa2, non-convertible, NYSE-traded, denominated in U.S. Dollars) Maturity 5 years or less Maturity over 5 years	85% of Market 80% of Market
Agency RMBS (GNMA, FNMA, FHLMC; Rating Aa3/AA- or better)[2]
Weighted average life ≤ 2 years
Weighted average life > 2 years and ≤ 5 years
Weighted average life > 5 years and ≤ 10 years
Weighted average life > 10 years
95% of Market 90% of Market 85% of Market 80% of Market
Commercial paper (Rating A1, P1, non-floating rate)	90% of Market

1Other than U.S. Treasury bills, bonds & notes, no single issue or issuer shall comprise greater than 10% of the Collateral Base at any time.  Commercial paper shall not comprise greater than 15% of the Collateral Base at any time, regardless of issuer.   Collateral having a rating of BBB+/Baa1 or lower shall not comprise greater than 25% of the Collateral Base at any time, regardless of issuer.  No Collateral (including, without limitation, cash) shall be included in the calculation of the Collateral Base unless the Administrative Agent has a first priority perfected lien on and security interest in such Collateral and the collateral account in which such Collateral is held.  No Collateral which is subject to a securities lending arrangement shall be included in a Collateral Base.  All Collateral must be capable of being marked to market on a daily basis and cleared and settled within the United States.
2 Agency RMBS shall not contain any resecuritizations to be considered Eligible Collateral.

Schedule 5.7
Subsidiaries

Holding Company System of Everest Re Group, Ltd

Everest Re Group, Ltd. (Bermuda) ID# 98-0365432
Mt. Logan Re, Ltd. (Bermuda) 100% ID# 98-1100073
Everest Global Services, Inc. (Delaware) 100% ID# 22-3717212
Everest Re Advisors, Ltd. (Bermuda 100%
Everest Reinsurance (Bermuda), Ltd. 100% ID# 98-0369174 NAIC# AA-3194101
Everest International Holdings (Bermuda), Ltd 100%
Everest Preferred International Holdings, Ltd (Bermuda) 100%
Everest International Reinsurance, Ltd (Bermuda) 100% ID#98-0384407 NAIC# AA-3190816
Everest Underwriting Group (Ireland) Limited (Ireland) 100%
Mt. Logan Insurance Managers, Ltd. (Bermuda) 100%
Mt. Logan Management, Ltd. (Bermuda) 100%
Everest Advisors (UK), Ltd. (United Kingdom) 100%
Everest Corporate Member Limited (United Kingdom) 100%
Everest Service Company (UK), Ltd. (United Kingdom) 100%
Everest Reinsurance Holdings, Inc. (Delaware) 100% ID# 22-3263609
Everest Reinsurance Company (Ireland), Ltd. (Ireland) 100%
Everest Insurance Company of Canada (Canada) 100% NAIC# AA-1560052
Specialty Insurance Group, Inc. (Indiana) 100% ID# 30-0756379
Everest International Assurance, Ltd. (Bermuda) 100% ID# 98-1260858
Everest Specialty Underwriters, LLC (Delaware) 100% ID# 26-4622243
Everest Reinsurance Company (Delaware) ID# 22-2005057 NAIC# 26921
Mt. McKinley Managers, L.L.C. (New Jersey) 100% ID# 22-3550289
Heartland Crop Insurance, Inc. (Kansas) 100% ID# 48-1227624
Premiere Insurance Underwriting Services (Canada) 100% ID# 86957 2677 RC0001
SIG Sports, Leisure and Entertainment Risk Purchasing Group LLC. (Indiana) 100% ID# 46-3561541
Everest Reinsurance Company – Escritório de Representação No Brasil Ltda. (Brazil) 99 % Everest Reinsurance Company 1% Everest Reinsurance Holdings, Inc.
Mt. Whitney Securities, L.L.C. (Delaware) 100%
Everest National Insurance Company, (Delaware) 100% ID# 22-2660372 NAIC# 10120
Everest Indemnity Insurance Company (Delaware) 100% ID# 22-3520347 NAIC# 10851
Everest Security Insurance Company (Georgia) 100% ID# 58-1761796 NAIC# 22110

Schedule 8.3
Liens

None.